                                                Filed pursuant to Rule 424(b)(5)
                                                Registration No. 333-68951

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED JULY 22, 1999)

                GE CAPITAL MORTGAGE SERVICES, INC. 1999-15 TRUST
                                     ISSUER

                       GE CAPITAL MORTGAGE SERVICES, INC.
                             DEPOSITOR AND SERVICER

                                  $990,640,144
                                 (APPROXIMATE)

            REMIC MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-15 PRINCIPAL AND INTEREST PAYABLE MONTHLY, BEGINNING AUGUST 25, 1999

                      THE TRUST WILL ISSUE:

                           - 37 classes of senior certificates; and
                           - 6 classes of junior certificates.

For a description of the classes of certificates offered by this prospectus supplement, see "Securities Offered" on page S-4.

The assets of the trust will include two pools of conventional, fixed-rate, first-lien, fully-amortizing, one-to four-family residential mortgage loans. The stated maturities of the mortgage loans will range from 20 to 30 years.
                         ------------------------------

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-11 OF THIS PROSPECTUS SUPPLEMENT.
                         ------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                         ------------------------------

Bear, Stearns & Co. Inc. will purchase the senior certificates and Merrill Lynch, Pierce, Fenner & Smith Incorporated will purchase the junior certificates offered by this prospectus supplement. These underwriters will sell the certificates to investors at varying prices determined at the time of sale. The proceeds to the depositor from the sale of the offered certificates will be approximately 96.584941% of the total principal balance of those certificates plus accrued interest, before deducting expenses. Each underwriter's commission will be the difference between the price it pays for the certificates and the amount it receives from their sale to the public. The certificates will be available for delivery to investors on or about July 29, 1999.

                         ------------------------------

BEAR, STEARNS & CO. INC.                                     MERRILL LYNCH & CO.

            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JULY 28, 1999.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the certificates offered by this prospectus supplement and the underlying trust in two separate documents: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates or trust, and (2) this prospectus supplement, which describes the specific terms of your certificates and the assets in your trust. You should read both of these documents together.

     This prospectus supplement will supplement and enhance the disclosure in the prospectus for purposes of your certificates.

SUMMARY OF TERMS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. This summary contains an overview of certain concepts and other information to aid your understanding. All of the information contained in this summary is qualified by the more detailed explanation described in other parts of this prospectus supplement and the accompanying prospectus.

THE ISSUER

     The issuer of the certificates will be GE Capital Mortgage Services, Inc. 1999-15 Trust. The trust was created for the sole purpose of issuing the certificates.

     We will sell the mortgage loans underlying the certificates to the trust.

SECURITIES OFFERED

     The trust will issue two groups of Class A senior certificates. Distributions on each certificate group will be determined primarily by reference to collections received on one of two separate pools of mortgage loans in the trust. Except under the limited circumstances described under "Description of the Certificates -- Cross-Support" in this prospectus supplement, distributions on the Pool 1 senior certificates will come only from amounts received on the Pool 1 mortgage loans, and distributions on the Pool 2 senior certificates will come only from amounts received on the Pool 2 mortgage loans. When the junior certificates are no longer outstanding, and prior to that time in certain cases, losses on the mortgage loans occurring in either mortgage pool will be borne pro rata by all senior certificates, without regard to their certificate group.

     The trust will also issue one group of junior certificates representing interests in both mortgage pools. The rights of holders of the junior certificates to distributions will be based on collections from both mortgage pools and will be subordinate to the rights of the holders of both the Pool 1 and the Pool 2 senior certificates.

     For convenience, in this prospectus supplement we sometimes refer to a senior certificate group as being "backed" by a particular mortgage pool even though this certificate group may receive distributions from the other mortgage pool through the cross-support feature described herein or may bear some losses incurred in the other mortgage pool.

     The total original principal balance of the Pool 1 senior certificates, excluding the Class 1-PO Certificates, will be approximately $888,216,533, the total original principal balance of the Pool 2 senior certificates will be approximately $69,274,612, and the total original principal balance of the junior certificate will be approximately $42,693,844, in each case subject to a variance of plus or minus 5%. The total original principal balance of the Class 1-PO Certificates will be approximately $4,376,027, subject to the same variance. The following table shows the approximate initial principal balance, annual certificate interest rate and minimum denomination of each class of certificates offered by this prospectus supplement:

                              CLASS CERTIFICATE      CERTIFICATE      MINIMUM
                             PRINCIPAL BALANCE(1)   INTEREST RATE   DENOMINATION
                             --------------------   -------------   ------------
POOL 1 SENIOR CERTIFICATES
A1.........................      $ 81,010,950           6.75%         $ 25,000
A2.........................        43,000,000           6.75            25,000
A3.........................        50,000,000           6.75            25,000
A4.........................        25,578,787           7.00             1,000
A5.........................         5,000,000           6.75            25,000
A6.........................         1,200,000           7.00             1,000
A7.........................           300,000           7.00             1,000
A8.........................           300,000           7.00             1,000
A9.........................           300,000           7.00             1,000
A10........................           900,000           7.00             1,000
A11........................         3,750,000           7.00             1,000
A12........................        37,265,800           7.00             1,000
A13........................       100,000,000           6.75            25,000
A14........................         8,297,969            (2)            25,000
A15........................         1,461,646           7.25            25,000
A16........................       127,348,000           6.75            25,000
A17........................        64,991,384           7.00             1,000
A18........................         5,000,000           7.25             1,000
A19........................        10,000,000           7.25             1,000
A20........................         5,000,000           7.25             1,000
A21........................        23,267,941           7.25             1,000
A22........................        22,081,150           6.75            25,000
A23........................        30,725,150           6.75             1,000
A24........................        40,414,700           6.75(3)         25,000
A25........................        92,616,155           6.75            25,000
A26........................           605,000           6.75            25,000
A27........................        55,411,500           6.75            25,000
A28........................        52,390,300           6.75            25,000
R..........................               100           6.75               (4)
POOL 2 SENIOR CERTIFICATES
2-A1.......................      $ 42,000,000           6.75%         $ 25,000
2-A2.......................         9,018,000           7.50             1,000
2-A3.......................         2,003,967            (2)            25,000
2-A4.......................         9,017,699           7.50             1,000
2-A5.......................         7,234,946           6.75            25,000
JUNIOR CERTIFICATES
M..........................      $ 21,095,000           6.75%         $100,000
B1.........................         7,534,000           6.75           100,000
B2.........................         4,520,000           6.75           100,000

---------------

(1) Approximate, subject to adjustment as described in this prospectus supplement.

(2) This class of certificates pays only principal and will not accrue interest.

(3) The amount of interest accruing on these certificates will not be payable to holders of these certificates until the time described in this prospectus supplement but will instead be added to the certificate principal balance of this class.

(4) This class of certificates will be issued as a single certificate in definitive physical form, and will be included in Pool 1 as a Pool 1 senior certificate.

     The Class A1 through Class A28, Class R, Class 1-PO and Class 1-S Certificates are the Pool 1 senior certificates. The Class 2-A1 through Class 2-A5 and Class 2-S Certificates are the Pool 2 senior certificates. The Class R Certificates are the residual certificates. The Class M and the Class B1 through Class B5 Certificates are the junior certificates.

     The Class 1-PO, Class 1-S, Class 2-S, Class B3, Class B4 and Class B5 Certificates are not offered by this prospectus supplement. We will initially retain the Class 1-PO, Class 1-S and Class 2-S Certificates but may transfer them later.

     Depending on the final composition of each pool of mortgage loans sold to the trust, the principal balance of each class of certificates may increase or decrease from the amount listed above. The total original principal balance of the certificates will not be less than $950,000,000 or greater than $1,050,000,000, and the total original principal balance of the Pool 1 senior certificates, excluding the Class 1-PO Certificates, is expected to be approximately $888,216,533 and the total original principal balance of the Pool 2 senior certificates is expected to be approximately $69,274,612. The total original principal balance of the junior certificates will not be less than $40,559,193 or greater than $44,828,581.

     Certificates with principal balances in excess of the minimum denominations shown above will be issued in multiples of $1,000 above the minimum denomination. The Class R Certificates will be issued as a single certificate.

THE MORTGAGE LOANS

     We originated or acquired all of the mortgage loans in both pools. The mortgage loans expected to be sold to the trust have the following characteristics as of July 1, 1999:

Pool 1 Mortgage Loans

- Total outstanding principal balance(1):         $932,211,550
- Original terms to maturity:                     20 to 30 years
- Weighted average maturity:                      between 356 and 358 months
- Weighted average annual interest rate:          between 7.23% and 7.27%
- Largest geographic concentration:               No more than 48% of the mortgage
                                                  loans are secured by properties
                                                  located in California

-------------------------

(1) Approximate, after deducting payments of principal due or received on or before July 1, 1999, and subject to the variance described in this prospectus supplement.

Pool 2 Mortgage Loans

- Total outstanding principal balance(1):         $72,349,463
- Original terms to maturity:                     20 to 30 years
- Weighted average maturity:                      between 356 and 358 months
- Weighted average annual interest rate:          between 7.35% and 7.39%
- Largest geographic concentration:               no more than 40% of the mortgage
                                                  loans are secured by properties
                                                  located in California

-------------------------

(1) Approximate, after deducting payments of principal due or received on or before July 1, 1999, and subject to the variance described in this prospectus supplement.

THE SERVICER

     We will directly service approximately 81% of the Pool 1 mortgage loans and approximately 73% of the Pool 2 mortgage loans. We will supervise the servicing of the remainder of the mortgage loans by third party servicers.

     As servicer, we must make reasonable efforts to collect payments due on the mortgage loans. In addition, we must advance delinquent payments on mortgage loans to the extent described in this prospectus supplement and will reduce our servicing compensation, to the extent described in this prospectus supplement, to reimburse certificateholders for shortfalls of interest payments.

     You should refer to "GE Capital Mortgage Services, Inc." and "The Pooling and Servicing Agreement -- Servicing Arrangement with Respect to the Mortgage Loans" and "-- Servicing Compensation, Compensating Interest and Payment of Expenses" in this prospectus supplement.

DISTRIBUTIONS ON THE CERTIFICATES

     The trustee will make distributions on the certificates on the 25th day of each month. If the 25th is not a business day, the trustee will make distributions on the next business day. The first distribution date will be August 25, 1999.

     On each distribution date, the trustee will first pay to each group of senior certificates the amounts of interest and principal distributable to them from available funds collected on the related mortgage pool, or in certain limited circumstances from funds collected on the other mortgage pool. The trustee will then pay interest and principal to the junior certificates from the aggregate remaining available funds collected from both mortgage pools.

Interest Payments

     - The actual amount of interest you receive on your certificates on each distribution date, if your certificates are entitled to interest, will depend on:

       -- the amount of interest accrued on your certificates;

       -- the total amount of funds available for distribution from the mortgage pool relating to your certificates, or in certain limited circumstances available for distribution from collections on the other mortgage pool; and

       -- the amount of any accrued interest not paid on your certificates on earlier distribution dates.

     - If you are a holder of the Class A24 Certificates, the interest accrued on your certificates will initially not be distributed to you. This accrued interest will instead be added to the principal amount of your certificates until the time described in "Distributions on the Pool 1 Senior Certificates" in Annex 1 of this prospectus supplement.

     - If you are a holder of a senior certificate entitled to interest payments, the amount of interest payable to you will be in proportion to the interest payable on all of the senior certificates together that are backed by the same mortgage pool backing your certificates. All of the senior certificates entitled to interest payments will receive these payments at the same time.

     - The Class A14 and Class 2-A3 Certificates are principal-only certificates and will receive no payments of interest. As a result, the yield on these certificates will be particularly sensitive to the rate of prepayments on the mortgage loans. See the risk factor relating to these certificates on page S-13.

     - If you are a holder of a junior certificate, you will receive interest payments only after the trustee has paid interest and principal to:

       -- all of the senior certificates; and

       -- each class of junior certificates that ranks higher than your certificates.

     - The trustee will calculate interest on the basis of a 360-day year consisting of twelve 30-day months.

Principal Payments

     - After interest payments have been made on all senior certificates entitled to interest backed by a particular mortgage pool, each class of senior certificates entitled to principal distributions -- and backed by the same pool -- will also receive a payment of principal. If you are a holder of junior certificates, your certificates will receive principal payments after (1) interest and principal have been paid on all the senior certificates and higher-ranking junior certificates and (2) interest has been paid on your certificates. You should refer to "Distributions on the Pool 1 Senior Certificates" in Annex 1, "Distributions on the Pool 2 Senior Certificates" in Annex 2 or "Distributions on the Junior Certificates" in Annex 3 for a description of the amount of principal payable to you and the priority in which it will be paid.

     - The amount and timing of principal you receive on your certificates will depend on:

       -- the various priorities and formulas described in this prospectus supplement that determine the allocation of principal payments to your certificates; and

       -- the amounts actually available for distribution as principal from the mortgage pool relating to your certificates or, in certain limited circumstances, available for distributions from the other mortgage pool.

     - Because of the principal allocation formulas described in this prospectus supplement, the senior certificates entitled to principal distributions -- other than the Class 1-PO Certificates -- will receive principal payments at a faster rate than the junior certificates for at least the first nine years after the issuance of the certificates. The Class A25, Class A26 and Class 2-A5 Certificates will not benefit to the same extent from this accelerated repayment. You should refer to "Distributions on the Pool 1 Senior Certificates" in Annex 1, "Distributions on the Pool 2 Senior Certificates" in Annex 2 or "Distributions on the Junior Certificates" in Annex 3.

     - If you are the holder of a Class A19 Certificate, you will have the option to request redemption of all or any part of your certificate, in any amount that is a multiple of $1,000, out of funds available to pay principal on this class. In addition, you may receive principal payments by random lottery. Accordingly, the timing of the principal payments you receive will be determined by whether your redemption request is honored and whether your certificate is selected for payment. You should refer to "Principal Distributions on the Class A19 Certificates" in Annex 1 for a description of how principal payments will be made on these certificates. You should also see the risk factor relating to these certificates on page S-14.

OPTIONAL TERMINATION

     We will have the option to repurchase all the mortgage loans in the trust and thereby effect the early retirement of all of the certificates when the aggregate principal balance of the mortgage loans in both pools is less than 10% of the aggregate principal balance of the mortgage loans in both pools as of July 1, 1999. See "The Pooling and Servicing Agreement -- Termination" in this prospectus supplement.

CREDIT ENHANCEMENT

     If you are a holder of Pool 1 or Pool 2 senior certificates, your certificates will benefit from the credit enhancement provided by the subordination of the junior certificates.

     This subordination will benefit the senior certificates in two ways:

     - The senior certificates backed by a particular mortgage pool will have a preferential right over the junior certificates to receive funds available for interest and principal distributions that are collected in respect of such mortgage pool or in certain limited circumstances, the other mortgage pool.

     - The junior certificates will absorb all losses on the mortgage loans in both pools up to the levels described in this prospectus supplement.

     Furthermore, as described in greater detail in this prospectus supplement, in certain cases, amounts from one mortgage pool will be applied to the payment of senior certificates in the other pool.

     If you are a holder of a senior certificate, you should keep in mind, however, that the subordination of the junior certificates offers only limited protection against the loss of your investment. THE JUNIOR CERTIFICATES ALSO REPRESENT INTERESTS IN BOTH MORTGAGE POOLS, RESULTING IN THE POSSIBILITY THAT DISPROPORTIONATE LOSSES IN ONE MORTGAGE POOL MAY REDUCE, AND POTENTIALLY ELIMINATE, THE CREDIT SUPPORT AVAILABLE FOR THE SENIOR CERTIFICATES IN THE OTHER MORTGAGE POOL. In addition, if you are a holder of the Class A26 Certificates, you will bear certain losses that would otherwise have been allocated to the Class A24 Certificates. See the risk factor concerning subordination on page S-12.

FEDERAL INCOME TAX CONSEQUENCES

     The trust will be treated as a single REMIC for federal income tax purposes. As a result, the certificates other than the Class R Certificates will be treated as regular interests in the REMIC, and the Class R Certificates will be treated as the residual interest in the REMIC. All of the regular interest certificates will be treated as debt for tax purposes. In addition, unless you are the holder of the Class R Certificates, you will be required to report income on your certificates under the accrual method of accounting. Under the accrual method of accounting, you may be required to report income for federal income tax purposes in advance of receiving a corresponding cash distribution.

     The particular federal income tax consequences of your investment will depend upon the class of certificates you buy. You should consider carefully the tax consequences of an investment in the following classes of certificates:

     - the Class A14, Class A24 and Class 2-A3 Certificates, which will be, and certain other classes of certificates, which may be, issued with original issue discount;

     - the Class R Certificates, which will be subject to special rules that could significantly reduce their after-tax yield; and

     - the junior certificates, whose reported income may exceed the amount of cash actually received.

     You should refer to "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences -- REMIC Certificates" in the accompanying prospectus to determine the tax consequences to you of an investment in the certificates.

LEGAL INVESTMENT

     The senior certificates offered hereby and the Class M Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 for so long as they satisfy the criteria described in "Legal Investment Matters" in this prospectus supplement. No other certificates will be mortgage related securities. You should consult your own legal advisors to determine whether, and to what extent, you can invest in the certificates offered hereby. See "Legal Investment Matters" in this prospectus supplement and in the accompanying prospectus for important information concerning possible restrictions on the ownership of the certificates by regulated institutions.

ERISA CONSIDERATIONS

     If you are investing the assets of an employee benefit plan that is subject to ERISA or to Section 4975 of the federal income tax code, you may not acquire the Class A26, Class M, Class B1 or Class B2 Certificates or the residual certificates. In addition, you should consider carefully the information presented in "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

CERTIFICATE RATINGS

     The certificates must receive the ratings indicated under "Certificate Ratings" from Fitch IBCA, Inc. and/or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., at the time of their initial issuance. You should refer to "Certificate Ratings" in this prospectus supplement to learn more about the significance and limitation of ratings.

RISK FACTORS

AN INVESTMENT IN THE
  CERTIFICATES MAY
  NOT BE SUITABLE FOR YOU           The certificates are not suitable
                                    investments for all investors. In
                                    particular, you should not purchase any
                                    class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

                                    The certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

                                    You should carefully consider, among other things, the factors described below before purchasing the certificates.

LOSSES AND DELINQUENT PAYMENTS
  ON THE MORTGAGE LOANS MAY REDUCE
  THE YIELD ON YOUR CERTIFICATES    Payments on the mortgage loans will not be
                                    insured by the government or any other
                                    person. Moreover, we, as servicer, have a limited obligation to make advances for delinquent installments of principal or interest, as described in "The Pooling and Servicing Agreement -- Advances."
                                    Consequently, the certificates will absorb the losses resulting from delinquent payments, and the yield on your certificates could be lower than you expect.

                                    If you are buying the Class A26
                                    Certificates, the yield on your certificates could be lower than expected because your certificates will bear certain losses that would otherwise have been allocated to the Class A24 Certificates. See "Allocation of Realized Losses on the Pool 1 Senior Certificates" in Annex 1.

                                    In addition, if you are buying a class of certificates that ranks junior to another class of certificates, you may be more likely than the holder of a certificate senior to yours to experience losses as a result of payment defaults or liquidation losses on the underlying mortgage loans. This is because payment defaults and liquidation losses on each mortgage pool are first allocated to the junior certificates, as described in "Allocation of Realized Losses on the Pool 1 Senior Certificates" and "Distributions on the Pool 1 Senior Certificates --

                                    Allocation of Pool 1 Available Funds" in
                                    Annex 1 and "Allocation of Realized Losses on the Pool 2 Senior Certificates" and "Distributions on the Pool 2 Senior Certificates -- Allocation of Pool 2 Available Funds" in Annex 2 of this prospectus supplement.

THE SUBORDINATION PROVIDED BY THE
  JUNIOR CERTIFICATES MAY NOT BE
  ADEQUATE TO PROTECT THE SENIOR
  CERTIFICATES FROM ALL LOSSES      As described in the annex of this prospectus
                                    supplement applicable to your certificates, losses in each mortgage pool will first be allocated to the junior certificates, in inverse order of priority.

                                    Losses may be severe enough, however, to reduce the aggregate principal balance of the junior certificates to zero. If that occurs, all of the senior certificates will bear their share of losses in either pool thereafter. Because the junior certificates will be allocated losses that occur in either pool, a disproportionately high level of losses on the mortgage pool that does not back your senior certificates may result in the elimination of the credit enhancement provided to your certificates by the junior certificates. Consequently, even if the losses on the mortgage loans backing your certificates are relatively low, you might bear losses sooner, and to a greater extent, than otherwise might have been the case had disproportionately high losses not occurred on the other mortgage pool.

                                    In addition, certain types of
                                    losses -- referred to in this prospectus supplement as "Excess Losses" -- occurring in either mortgage pool will be borne pro rata by all senior certificates and the junior certificates after a specified amount of these losses, whether such losses occur in Pool 1 or Pool 2, are borne solely by the junior certificates. Furthermore, if you are a holder of the Class A26 Certificates, you will bear certain specified losses otherwise allocable to the Class A24 Certificates.

                                    For a more detailed discussion of the
                                    effects and limitations of the credit
                                    enhancement provided by subordination, see
                                    "Subordination of the Junior Certificates" in Annex 3 of this prospectus supplement.

THE PERFORMANCE OF THE MORTGAGE
  POOL THAT DOES NOT DIRECTLY
  RELATE TO YOUR CERTIFICATES
  COULD NONETHELESS AFFECT THE
  RATING ASSIGNED TO YOUR
  CERTIFICATES                      As described above, losses on either pool of
                                    mortgage loans will reduce the credit
                                    support provided by the junior certificates for both groups of senior certificates, and Excess Losses in respect of either pool of mortgage loans will be borne pro rata by both groups of senior certificates and the junior certificates. As a result, the ratings assigned to both groups of senior certificates by Fitch and Standard & Poor's are linked to each other, and a downgrade of the ratings assigned to one group of senior certificates could result in a downgrade of the other group. In other words, downgrades of the ratings on both groups of senior certificates could result if delinquencies, losses or other factors relating solely to one mortgage pool are sufficiently high. A downgrade of the rating on your certificates could adversely affect their value and marketability. See "Certificate Ratings" in this prospectus supplement for more information about ratings.

WE CANNOT GUARANTEE YOU REGULAR
  PAYMENTS ON YOUR CERTIFICATES     The amounts you receive on your certificates
                                    will depend on the amount of the payments borrowers make on the mortgage loans.
                                    Because we cannot predict the rate at which borrowers will repay their loans, you may receive distributions on your certificates in amounts that are larger or smaller than you expect. In addition, the life of your certificates may be longer or shorter than anticipated. Because of this, we cannot guarantee that you will receive distributions at any specific future date or in any specific amount. Holders of the Class
                                    A19 Certificates should be aware of the
                                    special payment rules for these certificates that may make these payments especially unpredictable.

PREPAYMENT RATES THAT ARE FASTER
  OR SLOWER THAN YOU EXPECT ON
  THE MORTGAGE POOL BACKING YOUR
  CERTIFICATES MAY REDUCE THE
  YIELD ON YOUR CERTIFICATES        The yield to maturity on your certificates
                                    will depend primarily on the purchase price of your certificates and the rate of principal payments on the mortgage loans in the mortgage pool relating to your certificates (or, in the case of the junior certificates, both mortgage pools).
                                    Unexpected changes in prepayment rates could have the following negative effects:

                                         - If you bought your certificates for
                                           more than their face amount, the
                                           yield on your certificates will drop
                                           if principal payments occur at a rate
                                           faster than you expect.

                                         - If you bought your certificates for
                                           less than their face amount, the
                                           yield on your
                                          certificates will drop if principal
                                          payments occur at a rate slower than
                                          you expect.

                                         - If you are the holder of a Class A14
                                           or Class 2-A3 Certificate, you will
                                           receive only distributions of
                                           principal. If prepayments occur at a
                                           rate slower than expected, the
                                           payments on your certificates will
                                           likewise occur at a rate slower than
                                           expected. Consequently, the yield on
                                           your certificates could drop
                                           significantly.

                                    For a more detailed discussion of the
                                    sensitivity of certain classes to prepayment rates and a description of the factors that may influence prepayments, see "Yield and Weighted Average Life Considerations" in the annex applicable to your certificates in this prospectus supplement and "Yield, Maturity and Weighted Average Life Considerations" in the prospectus.

PRINCIPAL PAYMENTS ON THE CLASS
  A1 9 CERTIFICATES MAY BE LESS
  PREDICTABLE THAN ON OTHER
  CLASSES BECAUSE OF SPECIAL RULES
  FOR DISTRIBUTING PRINCIPAL        As described in this prospectus supplement,
                                    special rules apply to determining which holders receive principal distributions on this class and when these distributions are made. Amounts available for principal on this class will first be paid to holders who have submitted requests for principal payments in the order submitted and with certain priorities given to holders who have died. Any amounts not paid to these requesting holders will be paid by random lot to other holders of this class.

                                    If you submitted a request for principal payments, you may not receive the amount requested, either because other requests had priority over yours or because the amount available for principal payments on this class was insufficient to honor your request. If the amount available for principal distributions on this class exceeds the amount requested by all holders, you may receive distributions in excess of the amount you requested or, even if you did not make a request, you may receive distributions.

                                    As a result, holders may not receive
                                    principal payments when they are expecting them, and may receive principal payments when they are not expecting them. In addition to making distributions on this class somewhat unpredictable, your yield may be affected by the timing of these payments, as described in some of the other risk factors in this prospectus supplement.

                                    Investors in these certificates should pay particular attention to the risk that they may be less likely to receive principal payments when prevailing interest rates available for reinvestment are high, and may be more likely to receive principal payments when prevailing interest rates available for reinvestment are low. See "Principal Distributions on the Class A19 Certificates" in Annex 1 of this prospectus supplement.

YOU MAY BE UNABLE TO REINVEST
  DISTRIBUTIONS FROM THE
  CERTIFICATES IN COMPARABLE
  INVESTMENTS                       Rapid prepayment rates on the mortgage loans
                                    are likely to coincide with periods of low prevailing interest rates. During these periods, the yield at which you may be able to reinvest amounts received as payments on your certificates may be lower than the yield on your certificates. Conversely, slow prepayment rates on the mortgage loans are likely to coincide with periods of high interest rates. During these periods, the amount of payments available to you for reinvestment at high rates may be relatively low.

                                    See "Yield and Weighted Average Life
                                    Considerations" in the applicable annex of this prospectus supplement and "Yield, Maturity and Weighted Average Life Considerations" in the prospectus for more discussion of the effect of prepayments.

PREPAYMENTS MAY CAUSE REDUCTIONS
  IN INTEREST DISTRIBUTIONS ON
  YOUR CERTIFICATES                 The actual interest rate on your
                                    certificates, if entitled to distributions of interest, may be less than the interest rate stated in this prospectus supplement.
                                    Unless you are the holder of the Class A14 or Class 2-A3 Certificates, which pay only principal, your certificates will be allocated any interest shortfalls that we do not compensate for as described in this prospectus supplement. The circumstances under which these interest shortfalls will occur are described in "Distributions on the Pool 1 Senior Certificates" in Annex 1,
                                    "Distributions on the Pool 2 Senior
                                    Certificates" in Annex 2 and "Distributions on the Junior Certificates" in Annex 3.

THE CONCENTRATION OF MORTGAGE
  LOANS IN SPECIFIC GEOGRAPHIC
  AREAS MAY INCREASE THE RISK
  OF LOSS ON THOSE MORTGAGE
  LOANS AND REDUCE THE YIELD ON
  YOUR CERTIFICATES                 If your certificates are backed by the Pool
                                    1 mortgage loans, you should be aware that approximately 48% of the Pool 1 mortgage loans are secured by properties located in California. If your certificates are backed by the Pool 2 mortgage loans, you should be aware that approximately 40% of the Pool 2 mortgage loans are secured by properties located in California.

                                    Any deterioration in the real estate market or economy in California could result in higher rates of loss and delinquency than expected on the mortgage loans. In addition, California may experience natural disasters, such as earthquakes, fires, floods and hurricanes, which may not be fully insured against and which may result in property damage and losses on the mortgage loans. These events may adversely affect the funds available to make payments on your certificates which may in turn reduce the yield on your certificates.

                                    See "The Pool 1 Mortgage Loans and the Pool
                                    1 Senior Certificates" in Annex 1 or "The
                                    Pool 2 Mortgage Loans and the Pool 2 Senior
                                    Certificates" in Annex 2 of this prospectus supplement for more information on the location of the properties securing the mortgage loans backing your certificates.

LOSSES ON THE MORTGAGE LOANS MAY
  BE HIGHER THAN EXPECTED, WHICH
  MAY LOWER THE YIELD ON YOUR
  CERTIFICATES                      A decline in real estate values or in
                                    economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the mortgage loans to a level that is significantly higher than those experienced currently. This in turn will reduce the yield on your certificates, if the credit enhancement described in this prospectus supplement is not enough to protect your certificates from these losses.

IF WE EXERCISE OUR OPTION TO
  TERMINATE THE TRUST, THE YIELD
  ON YOUR CERTIFICATES COULD BE
  LOWER THAN EXPECTED               We may, at our option, terminate the trust
                                    under the circumstances described in "The
                                    Pooling and Servicing Agreement -- Optional
                                    Termination" in this prospectus supplement.
                                    Because our option to terminate depends on the outstanding aggregate principal balance of all of the mortgage loans in the trust, your certificates may be retired even if the aggregate principal balance of the mortgage loans in the pool backing your certificates is above the threshold for termination, if the pools had been considered separately. If the proceeds realized upon termination are less than the outstanding principal balance on the certificates and accrued interest thereon, your certificates may bear their share of the resulting shortfall. As a result, you may not fully recover your investment and could potentially suffer losses. In addition, termination of the trust will result in the early retirement of your certificates, which will shorten the average life of the certificates and potentially lower their yield.

                                    You should refer to "The Pooling and
                                    Servicing Agreement -- Optional Termination" for a discussion of additional consequences of the trust's early termination.

YOU MAY NOT BE ABLE TO RESELL
YOUR CERTIFICATES                   The certificates will not be listed on any
                                    securities exchange, and a resale market for the certificates may not develop. Although the underwriters of this offering intend to create a resale market for the certificates they are offering, they have no obligation to do so. If a market for the certificates does develop, it may not continue. Moreover, this market may not be liquid enough to allow you to resell your certificates or to resell them at the price you desire.

YOU WILL NOT RECEIVE PHYSICAL
  CERTIFICATES, WHICH CAN CAUSE
  DELAYS IN DISTRIBUTIONS AND
  HAMPER YOUR ABILITY TO PLEDGE
  OR RESELL YOUR CERTIFICATES       Unless you are a purchaser of the residual
                                    certificates, your ownership of the
                                    certificates will be registered
                                    electronically with DTC. The lack of
                                    physical certificates could:

                                         - result in payment delays on the
                                           certificates because the trustee will
                                           be sending distributions on the
                                           certificates to DTC instead of
                                           directly to you;

                                         - make it difficult for you to pledge
                                           your certificates if physical
                                           certificates are required by the
                                           party demanding the pledge; and

                                         - hinder your ability to resell the
                                           certificates because some investors
                                           may be unwilling to buy certificates
                                           that are not in physical form.

OUR FAILURE OR THE FAILURE OF
  THIRD PARTIES TO BE YEAR 2000
  COMPUTER READY COULD DISRUPT
  THE DISTRIBUTIONS ON YOUR
  CERTIFICATES                      Many computer systems and microprocessors
                                    with data functions, including those in
                                    non-information technology equipment and systems, use only two digits to identify a year in the date field with the assumption that the first two digits of the year are always "19." Consequently, on January 1, 2000, computers that are not year
                                    2000 compliant may read the year as 1900 and malfunction.

                                    We have completed implementation of a plan, which is described in "Year 2000 Computer Readiness" in the prospectus, to become year 2000 compliant. We cannot guarantee, however, that our efforts to achieve year 2000 readiness will be fully effective. Moreover, we cannot guarantee that any of our third-party service providers, such as trustees, borrowers' banks, loan servicers and DTC, or companies that insure the mortgage loans or mortgaged properties, will be year 2000 ready. We also cannot assure you that any future developments in connection with our year 2000 readiness or the readiness of third parties will be those that we have anticipated.

                                    Our failure, or the failure of our
                                    third-party servicers or insurers, to become fully year 2000 ready could disrupt, at least temporarily, our ability to carry out the servicing duties described in this prospectus supplement, including the calculation of amounts distributable to you and the timely transfer of funds to the trustee for your benefit. Your investment in the certificates could consequently suffer.

INDEX OF DEFINITIONS

     You can find a list of capitalized terms used in this prospectus supplement, including the annexes hereto, and the pages on which they are defined, under the caption "Index of Certain Prospectus Supplement Definitions" beginning on page S-40 of this prospectus supplement. Any capitalized terms that are not defined in the prospectus supplement are defined in the accompanying prospectus. See "Index of Certain Prospectus Definitions" on page 92 of the accompanying prospectus.

DESCRIPTION OF THE MORTGAGE POOLS AND THE MORTGAGED PROPERTIES

GENERAL

     The certificates described in this prospectus supplement will represent the entire beneficial ownership interest in the trust that is issuing these certificates. The assets of the trust will consist primarily of two pools of conventional, fixed-rate, fully-amortizing mortgage loans. The mortgage loans are secured by mortgages, deeds of trust or other security instruments creating first liens on one- to four-family residential properties or first liens on rights to own and occupy apartments in cooperative buildings. GE Capital Mortgage Services, Inc. ("GECMSI") is depositing the mortgage loans in the trust.

     Certain data with respect to the mortgage loans expected to be included in each of Pool 1 and Pool 2 are set forth in Annex 1 and Annex 2, respectively, attached to this prospectus supplement. A description of the final mortgage pools on a Current Report on Form 8-K will be available to purchasers of the certificates at or before, and will be filed by GECMSI with the SEC within fifteen days after, the initial delivery of the certificates. This definitive description will specify the precise aggregate Scheduled Principal Balance (as defined in this prospectus supplement) of the mortgage loans in each pool as of the first day of the month of creation of the trust (the "Cut-off Date") and will also include statistical data relating to the final mortgage loans in each pool comparable in scope to that set forth with respect to the expected mortgage pools on pages A1-3 through A1-8 of Annex 1 and pages A2-3 through A2-7 of Annex
2. It will also specify the original principal balance of each class of certificates (or in the case of the Class 1-S and Class 2-S Certificates, the notional principal balance) on the date of issuance of the certificates, the initial Pool 1 Senior Percentage, the initial Pool 2 Senior Percentage, the initial Pool 1 Group II Senior Percentage, the initial Class 2-A5 Percentage, the initial Aggregate Junior Percentage, the initial Pool 1 Apportioned Junior Percentage, the initial Pool 2 Apportioned Junior Percentage, the Bankruptcy Loss Amount, the Fraud Loss Amount, and the Special Hazard Loss Amount, each as defined herein. The Pooling and Servicing Agreement under which the certificates are issued and its exhibits will be filed as an exhibit to the definitive description of the final mortgage pools.

     The "Scheduled Principal Balance" of a mortgage loan as of the Cut-off Date is the then outstanding principal balance thereof, after deducting payments of principal due on or received before such date. The "Scheduled Principal Balance" of a mortgage loan as of any Distribution Date is the unpaid principal balance of such mortgage loan as specified in the amortization schedule at the time relating thereto, before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period, as of the first day of the month preceding the month of such Distribution Date, after giving effect to any previously applied partial principal prepayments, the payment of principal due on such first day of the month and Deficient

Valuations occurring after the Bankruptcy Coverage Termination Date, as such term is defined herein, irrespective of any delinquency in payment by the related borrower.

     The "Pool 1 Scheduled Principal Balance" and the "Pool 2 Scheduled Principal Balance" as of any Distribution Date are equal to the aggregate Scheduled Principal Balances of all of the mortgage loans in Pool 1 and Pool 2, respectively, that were Outstanding Mortgage Loans on the first day of the month preceding the month of such Distribution Date, or such other date as is specified.

     An "Outstanding Mortgage Loan" is any mortgage loan which has not been prepaid in full, has not become a Liquidated Mortgage Loan and has not been repurchased.

     Each mortgage loan other than a Cooperative Loan, as defined in Annex 1, is required to be covered by a standard hazard insurance policy. Each mortgage loan which had a loan-to-value ratio at origination in excess of 80% also will be covered by a private mortgage insurance policy. See "Servicing of the Mortgage Loans -- Hazard Insurance" and "-- Private Mortgage Insurance" in the prospectus.

     All payments due on each mortgage loan on which at least one payment of principal and interest was due prior to the Cut-off Date will have been paid through the first day of the month preceding the Cut-off Date. Each mortgage pool will include a substantial number of recently originated loans on which the first monthly payments are not due until the Cut-off Date or on a date subsequent to the initial issuance of the certificates.

     For a description of the underwriting standards generally applicable to the mortgage loans, see "The Trusts -- The Mortgage Loans -- Loan Underwriting Policies" in the prospectus.

DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Agreement") to be dated as of the Cut-off Date between GECMSI, as depositor of the mortgage loans and servicer, and State Street Bank and Trust Company, as trustee (the "Trustee"). See the prospectus for important additional information regarding the terms and conditions of the Agreement and the certificates. The certificates will be issued in the classes offered by this prospectus supplement, together with the Class 1-PO, Class 1-S, Class 2-S, Class B3, Class B4, Class B5 Certificates, none of which are offered hereby. The Pool 1 senior certificates, excluding the Class 1-PO Certificates, will have an aggregate original principal balance of approximately $888,216,533, the Pool 2 senior certificates will have an aggregate original principal balance of approximately $69,274,612 and the junior certificates will have an aggregate original principal balance of approximately $42,693,844, in each case subject to a variance of plus or minus 5%. The total original principal balance of the Class 1-PO Certificates will be approximately $4,376,027, subject to the variance described in the preceding sentence. Any variance will be allocated so as to approximate the material characteristics of the classes of certificates described herein.

     As described below, each class of certificates offered hereby, other than the Class R Certificates, which are referred to as the "residual certificates," will be issued in book-entry form. Beneficial interests in these certificates will be held by investors through the book-entry facilities of The Depository Trust Company, as described below, in the minimum denominations described in the summary of this prospectus supplement. Notwithstanding the integral multiple requirements described in the summary, one certificate of each class other than the residual certificates may evidence an additional amount equal to the remaining Class Certificate Principal Balance thereof.

BOOK-ENTRY CERTIFICATES

     Each class of the certificates offered hereby other than the residual certificates (the "Book-Entry Certificates") will be registered as a single certificate held by a nominee of The Depository Trust Company, which is known as DTC. For purposes of this discussion, the term DTC also refers to any successor depository selected by DTC. GECMSI has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the Book-Entry Certificates. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a definitive physical certificate representing such certificate.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a Book-Entry Certificate. Beneficial ownership of a Book-Entry Certificate may only be transferred by compliance with the procedures of such Financial Intermediaries and participants.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each of its participants in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and its participants as in effect from time to time.

     Distributions of principal of and interest on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     AS A RESULT, UNDER A BOOK-ENTRY FORMAT, BENEFICIAL OWNERS OF THE BOOK-ENTRY CERTIFICATES MAY EXPERIENCE SOME DELAY IN THEIR RECEIPT OF PAYMENTS. BECAUSE DTC CAN ONLY ACT ON BEHALF OF FINANCIAL INTERMEDIARIES, THE ABILITY OF A BENEFICIAL OWNER TO PLEDGE BOOK-ENTRY CERTIFICATES TO PERSONS OR ENTITIES THAT DO NOT PARTICIPATE IN THE DTC SYSTEM, OR OTHERWISE TAKE ACTIONS IN RESPECT OF SUCH BOOK-ENTRY CERTIFICATES, MAY BE LIMITED DUE TO THE LACK OF PHYSICAL CERTIFICATES FOR SUCH BOOK-ENTRY CERTIFICATES. IN ADDITION, ISSUANCE OF THE BOOK-ENTRY CERTIFICATES IN BOOK-ENTRY FORM MAY REDUCE THE LIQUIDITY OF SUCH CERTIFICATES

IN THE SECONDARY MARKET SINCE CERTAIN POTENTIAL INVESTORS MAY BE UNWILLING TO PURCHASE CERTIFICATES FOR WHICH THEY CANNOT OBTAIN PHYSICAL CERTIFICATES.

     DTC has advised GECMSI and the Trustee that, unless and until definitive physical certificates are issued, DTC will take any action permitted to be taken by a holder of a certificate under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited. DTC may take conflicting actions with respect to other Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates.

     Definitive physical certificates will be issued to beneficial owners of the related Book-Entry Certificates, or their nominees, rather than to DTC, only if
(a) DTC or GECMSI advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the certificates and GECMSI or the Trustee is unable to locate a qualified successor, (b) GECMSI, at its sole option, elects to terminate the book-entry system through DTC, or (c) after the occurrence of an Event of Default as described in the accompanying prospectus, beneficial owners of the Book-Entry Certificates aggregating not less than 51% of the aggregate voting rights allocated thereto advise the Trustee and DTC through the Financial Intermediaries in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of the certificates.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of definitive physical certificates. Upon surrender by DTC of the global certificate or certificates representing the certificates and instructions for re-registration, the Trustee will issue definitive physical certificates, and thereafter the Trustee will recognize the holders of such certificates as certificateholders under the Agreement. Following the issuance of definitive physical certificates, distribution of principal and interest on the certificates will be made by the Trustee directly to holders of these certificates in accordance with the procedures set forth in the Agreement.

     The Agreement will provide that, if definitive physical certificates are issued in respect of the Class A26, Class M, Class B1 or Class B2 Certificates, no transfer of such a certificate may be made unless the Trustee has received
(1) a certificate to the effect that the proposed transferee is not an ERISA Plan (as defined herein) or that the transferee is an insurance company investing assets of its general account and the exemption provided by Section III(a) of the Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), applies to such transferee's acquisition and holding of such certificate or (2) an opinion of counsel relating to such transfer in form and substance satisfactory to the Trustee and GECMSI. See "ERISA Considerations" herein.

NON-BOOK-ENTRY CERTIFICATES

     The residual certificates (the "Non-Book-Entry Certificates") will be issued in fully-registered, certificated form. The Non-Book-Entry Certificates will be transferable and exchangeable on a certificate register to be maintained at the corporate trust office in the city in which the Trustee is located or such other office or agency maintained for such purposes by the Trustee in New York City. Under the Agreement, the Trustee will initially be appointed as the certificate registrar. No service charge will be made for any registration of transfer or exchange of the residual certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required by the Trustee. The residual certificates will be subject to certain restrictions on transfer. See "-- Restrictions on Transfer of the Residual Certificates" herein.

     Distributions of principal and interest, if any, on each Distribution Date on the Non-Book-Entry Certificates will be made to the persons in whose names such certificates are registered at the close of business on the last business day of the month immediately preceding the month of such Distribution Date (the "Record Date"). Distributions will be made by check or money order mailed to the person entitled thereto at the address appearing in the certificate register or, upon written request by the certificateholder to the Trustee, by wire transfer to a United States depository institution designated by such certificateholder and acceptable to the Trustee or by such other means of payment as such certificateholder and the Trustee may agree; provided, however, that the final distribution in retirement of the Non-Book-Entry Certificates will be made only upon presentation and surrender of such certificates at the office or agency of the Trustee specified in the notice to the holders thereof of such final distribution.

AVAILABLE FUNDS

     The amount of funds ("Available Funds") that will be available for distribution from a particular mortgage pool on each Distribution Date is described in the accompanying prospectus under "Servicing of the Mortgage Loans -- Loan Payment Record." The Available Funds in respect of Pool 1 are referred to herein as the "Pool 1 Available Funds," and the Available Funds in respect of Pool 2 are referred to herein as the "Pool 2 Available Funds."

     The junior certificates may receive distributions from either Pool 1 Available Funds or Pool 2 Available Funds. Under certain limited circumstances described in "Cross-Support" below, senior certificates relating to a particular mortgage pool may receive distributions from Available Funds in respect of the other pool.

     See "Distributions on the Pool 1 Senior Certificates" in Annex 1, "Distributions on the Pool 2 Senior Certificates" in Annex 2 or "Distributions on the Junior Certificates" in Annex 3 for a description of how the Pool 1 Available Funds or Pool 2 Available Funds, as applicable, will be allocated to your certificates.

CROSS-SUPPORT

     In addition to the subordination provided by the junior certificates, the senior certificates will benefit from the credit enhancement provided by a cross-support feature. Under this cross-support feature, collections received on the mortgage loans in one pool may be distributed to holders of senior certificates backed by the mortgage loans in the other pool under certain limited circumstances. As described in greater detail in this prospectus supplement, this cross-support may occur in the following instances:

     - If the aggregate certificate principal balance of the senior certificates backed by one mortgage pool (other than, if such pool is Pool 1, the Class 1-PO Certificates) has been reduced to zero, but any senior certificates backed by the other mortgage pool are still outstanding, and the mortgage loans in either pool are performing below certain standards, collections on mortgage loans backing the first pool will be distributed to the outstanding senior certificates backed by the other mortgage pool

       (other than the Class 1-PO Certificates) before being distributed as principal to the junior certificates.

     - If the aggregate certificate principal balance of the Pool 1 Senior Certificates (other than the Class 1-PO Certificates) exceeds the aggregate Non-PO Percentage (as defined herein) of the aggregate principal balance of the Pool 1 mortgage loans, or if the aggregate certificate principal balance of the Pool 2 Senior Certificates exceeds the aggregate principal balance of the Pool 2 mortgage loans, the senior certificate group as to which such excess exists may be entitled to receive distributions based on collections received on the mortgage loans in the other pool. Such distributions will be made from certain amounts otherwise distributable as principal to the junior certificates so long as any junior certificates remain outstanding. If the junior certificates are no longer outstanding, such distributions will be made from Available Funds in respect of such other mortgage pool remaining after distributions have been made on the senior certificates backed by such other mortgage pool (other than, if such pool is Pool 1, the Class 1-PO Certificates).

     - Amounts distributable to the Class 1-PO Certificates to cover certain deferred payments in respect of prior losses allocated to such certificates will be made from amounts otherwise distributable as principal on the junior certificates, regardless of which mortgage pool is the source of such payments.

     You should see "Distributions on the Pool 1 Senior
Certificates -- Cross-Support" in Annex 1 or "Distributions on the Pool 2 Senior Certificates -- Cross-Support" in Annex 2, as applicable, for a more detailed discussion of the effects and limitations of the cross-support available to the senior certificates.

ADDITIONAL RIGHTS OF THE RESIDUAL CERTIFICATEHOLDERS

     In addition to principal and interest distributable to the holders of the residual certificates as described under "Distributions on the Pool 1 Senior Certificates" in Annex 1, the holders of the Class R Certificates will be entitled to receive:

             (1) the amount, if any, of Pool 1 Available Funds and Pool 2 Available Funds remaining in the REMIC on any Distribution Date after distributions of principal and interest and in respect of any Class 1-PO Deferred Amount are made on the senior certificates of the related pool and the junior certificates on such date;

             (2) the amount in the Class A19 Rounding Account upon the earlier of (a) the Cross-Over Date and (b) the next Distribution Date after the Class Certificate Principal Balance of the Class A19 Certificates is reduced to zero, as described herein;

             (3) the amount of any Unanticipated Recoveries received by GECMSI in the calendar month preceding the month of a Distribution Date and not otherwise allocated to other classes of certificates as described in "Servicing of the Mortgage Loans -- Unanticipated Recoveries of Losses on the Mortgage Loans" in the accompanying prospectus; and

             (4) the proceeds, if any, of the assets of the trust remaining in the REMIC after the Class Certificate Principal Balances of all classes of certificates have each been reduced to zero.

     It is not anticipated that any material assets will be remaining for such distributions on the Class R Certificates at any such time. See "Federal Income Tax Consequences -- Residual Certificates" herein.

RESTRICTIONS ON TRANSFER OF THE RESIDUAL CERTIFICATES

     The residual certificates will be subject to the restrictions on transfer described in the prospectus under "Federal Income Tax Consequences -- REMIC Certificates -- Transfers of Residual Certificates -- Disqualified Organizations," "-- Foreign Investors" and "-- Noneconomic Residual Interests." In addition, the Agreement provides that the residual certificates may not be acquired by an ERISA Plan. The residual certificates will contain a legend describing the foregoing restrictions.

GE CAPITAL MORTGAGE SERVICES, INC.

     GECMSI, a wholly-owned subsidiary of GE Capital Mortgage Corporation, is a New Jersey corporation originally incorporated in 1949. The principal executive office of GECMSI is located at Three Executive Campus, Cherry Hill, New Jersey 08002, telephone (609) 661-6100. For a general description of GECMSI and its activities, see "GE Capital Mortgage Services, Inc." in the accompanying prospectus.

     GECMSI currently maintains an electronic bulletin board, accessible by computer modem, which provides certain information about loans included in various series of mortgage pass-through securities that GECMSI has publicly offered. GECMSI makes no representation or warranty that such information will be suitable for any particular purpose and GECMSI assumes no responsibility for the accuracy or completeness of any information that is generated by others using such information. GECMSI has no obligation to maintain the bulletin board and may stop maintaining it any time. For further information concerning the bulletin board, you should call 800-544-3466, extension 5515.

DELINQUENCY AND FORECLOSURE EXPERIENCE OF GECMSI

     The following delinquency tables set forth certain information concerning the delinquency and foreclosure experience on one- to four-family conventional residential mortgage loans serviced directly by GECMSI, excluding Home Equity Loans (as defined in the prospectus) and special loan portfolios which, upon the GECMSI's commencement of servicing responsibilities, consisted of significant numbers of mortgage loans that were seriously delinquent or in foreclosure. The servicing portfolio does not include mortgage loans that were serviced or sub-serviced by others.

                             AS OF DECEMBER 31,       AS OF DECEMBER 31,       AS OF DECEMBER 31,
                                    1996                     1997                     1998
                            ---------------------   ----------------------   ----------------------
                            BY NO.     BY DOLLAR    BY NO.      BY DOLLAR    BY NO.      BY DOLLAR
                              OF       AMOUNT OF      OF        AMOUNT OF      OF        AMOUNT OF
                             LOANS       LOANS       LOANS        LOANS       LOANS        LOANS
                            -------   -----------   -------    -----------   -------    -----------
                                                 (DOLLAR AMOUNTS IN THOUSANDS)
Total portfolio...........  785,928   $88,188,662   726,869    $83,535,531   622,179    $75,039,774
                            =======   ===========   =======    ===========   =======    ===========
Period of delinquency(1)
  30 to 59 days...........    3,362   $   353,209     2,687    $   281,657     2,314    $   242,342
  60 to 89 days...........    1,177       135,668       632         71,245       526         56,889
  90 days or more(2)......    6,867       892,643     5,442        662,342     4,561        512,734
                            -------   -----------   -------    -----------   -------    -----------
Total delinquent loans....   11,406   $ 1,381,520     8,761    $ 1,051,244     7,401    $   811,965
                            =======   ===========   =======    ===========   =======    ===========
Percent of portfolio......     1.45%         1.57%     1.21%          1.22%     1.19%          1.08%

                                               AS OF MARCH 31, 1998      AS OF MARCH 31, 1999
                                              ----------------------    ----------------------
                                              BY NO.      BY DOLLAR     BY NO.      BY DOLLAR
                                                OF        AMOUNT OF       OF        AMOUNT OF
                                               LOANS        LOANS        LOANS        LOANS
                                              -------    -----------    -------    -----------
                                                       (DOLLAR AMOUNTS IN THOUSANDS)
Total portfolio.............................  704,085    $81,644,151    598,583    $72,701,241
                                              =======    ===========    =======    ===========
Period of delinquency(1)
  30 to 59 days.............................    2,347    $   248,451      1,669        178,506
  60 to 89 days.............................      562         60,476        353         36,246
  90 days or more(2)........................    5,140        617,229      4,223        482,267
                                              -------    -----------    -------    -----------
Total delinquent loans......................    8,049        926,156      6,245        697,019
                                              =======    ===========    =======    ===========
Percent of portfolio........................     1.14%          1.13%      1.04%          0.96%

------------------------
(1) The indicated periods of delinquency are based on the number of days past due on a contractual basis, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until the monthly anniversary of its contractual due date (e.g., a mortgage loan with a payment due on January 1 would first be considered delinquent on February 1). The delinquencies reported above were determined as of the dates indicated.

(2) Includes pending foreclosures.

                                               AS OF DECEMBER 31,
                                    -----------------------------------------
                                       1996           1997           1998
                                    -----------    -----------    -----------
                                          (DOLLAR AMOUNTS IN THOUSANDS)
Total portfolio...................  $88,188,662    $83,535,531    $75,039,774
Foreclosures(1)...................      372,800        271,046        189,421
Foreclosure ratio.................         0.42%          0.32%          0.25%

                                                         AS OF MARCH 31,
                                                  ------------------------------
                                                      1998             1999
                                                  -------------    -------------
                                                  (DOLLAR AMOUNTS IN THOUSANDS)
Total portfolio.................................   $81,644,151      $72,701,241
Foreclosures(1).................................       233,929          203,664
Foreclosure ratio...............................          0.29%            0.28%

-------------------------
(1) Foreclosures represent the principal balance of mortgage loans secured by mortgaged properties, the title to which has been acquired by GECMSI, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure and which had not been liquidated at the end of the period indicated. The length of time necessary to complete the liquidation of such mortgaged properties may be affected by prevailing economic conditions and the marketability of the mortgaged properties.

     We are not currently aware of specific trends that have affected our recent delinquency and loss experience, nor are we currently aware of any trends that are likely to affect the future performance of our servicing portfolio.

     The delinquency and foreclosure experience set forth above is historical and is based on the servicing of mortgage loans that may not be representative of the mortgage loans in the trust. Consequently, there can be no assurance that the delinquency and foreclosure experience on the mortgage loans in the trust will be consistent with the data set forth above. The servicing portfolio, for example, includes mortgage loans having a wide variety of payment characteristics (e.g., fixed-rate mortgage loans, adjustable rate mortgage loans and graduated payment mortgage loans) and mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic locations of the mortgage loans in the trust. The servicing portfolio also includes mortgage loans originated in accordance with GECMSI's then-applicable underwriting policies as well as mortgage loans not originated in accordance with such policies but as to which GECMSI had acquired the related servicing rights.

     The servicing portfolio includes many mortgage loans which have not been outstanding long enough to have seasoned to a point where delinquencies would be fully reflected. In the absence of such substantial continuous additions of servicing for recently originated mortgage loans to the servicing portfolio, it is possible that the delinquency and foreclosure percentages experienced in the future could be significantly higher than those indicated in the tables above. Investors should further note that a number of social, economic, tax, geographic, demographic, legal and other factors may adversely affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the servicing portfolio, which could, in turn, cause an increase in delinquency and foreclosure rates. These factors include economic conditions, either nationally or in geographic areas where GECMSI's servicing portfolio tends to be concentrated, the age of the mortgage loans in the trust, the geographic distribution of the mortgaged properties, the payment terms of the mortgages, the characteristics of the mortgagors, enforceability of due-on-sale clauses and servicing decisions.

USE OF PROCEEDS

     The net proceeds from the sale of the certificates offered hereby will be general funds used by GECMSI for general corporate purposes, including the acquisition of residential mortgage loans and servicing rights.

THE POOLING AND SERVICING AGREEMENT

     The certificates will be issued pursuant to the Agreement. The following summaries describe the material provisions of the Agreement that are unique to this offering of certificates. See "The Pooling and Servicing Agreement" in the accompanying prospectus for summaries of the other material provisions of the Agreement. The summaries below do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreement. Where particular provisions or terms used in the Agreement are referred to, those provisions or terms are as specified in the Agreement.

SERVICING ARRANGEMENT WITH RESPECT TO THE MORTGAGE LOANS

     It is expected that GECMSI will directly service approximately 81% (by aggregate Scheduled Principal Balance as of the Cut-off Date) of the mortgage loans in Pool 1 and 73% (by aggregate Scheduled Principal Balance as of the Cut-off Date) of the mortgage loans in Pool 2. It will function as master servicer with respect to the remaining mortgage loans in each pool pursuant to a Direct Master Servicing Arrangement (as defined in the accompanying prospectus). Such master-serviced loans will be directly serviced by the entities which originated or acquired those loans and sold them to GECMSI. The Agreement permits GECMSI to use other primary servicing agents from time to time. See "Servicing of the Mortgage Loans" in the accompanying prospectus.

COLLECTION ACCOUNT

     The Agreement provides that if GECMSI or the Trustee obtains actual notice or knowledge of the occurrence of a Trigger Event or the downgrade of GE Capital's short term unsecured rating below A-1+ by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), GECMSI will, in lieu of the Loan Payment Record described under the caption "Servicing of the Mortgage Loans -- Loan Payment Record" in the accompanying prospectus, establish and maintain or cause to be established and maintained a separate account (the "Collection Account") for the certificates for the collection of payments on the mortgage loans; provided, however, that such action will not be required if GECMSI delivers to the Trustee a letter from each rating agency which originally rated the certificates to the effect that the failure to take such action would not cause such rating agency to withdraw or reduce its then current rating of such certificates. If established, such Collection Account would be:

      -- maintained with a depository institution the debt obligations of which are, at the time of any deposit therein, rated by each of Fitch IBCA, Inc. ("Fitch") and S&P in one of its two highest long-term rating categories and by S&P in its highest short-term rating category;

      -- an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the Federal Deposit Insurance Corporation (the "FDIC") or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation) of the FDIC (the "SAIF");

      -- an account or accounts with a depository institution, which accounts are insured by the BIF or SAIF (to the limits established by the FDIC), and which uninsured deposits are invested in United States government securities or other high quality investments, or are otherwise secured to the extent required by Fitch and S&P such that, as evidenced by an opinion of counsel, the holders of the certificates have a claim with respect to the funds in the account or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which the account is maintained;

      -- a trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee; or

      -- an account as will not cause either Fitch or S&P to downgrade or withdraw its then-current ratings assigned to the certificates.

If a Collection Account is established for the certificates, all amounts credited or debited to the Loan Payment Record in the manner described under the caption "Servicing of the Mortgage Loans -- Loan Payment Record" will instead be deposited or withdrawn from the Collection Account. See "Servicing of the Mortgage Loans -- Loan Payment Record" in the accompanying prospectus.

     Prior to the occurrence of a Trigger Event, GECMSI will transfer to the Certificate Account, in next day funds, the Pool 1 Available Funds and Pool 2 Available Funds for the related Distribution Date on the business day immediately preceding such Distribution Date.

ADVANCES

     In the event that any mortgagor fails to make any payment of principal or interest required under the terms of a mortgage loan, GECMSI will advance the entire amount of such payment, net of the applicable servicing fee, less the amount of any such payment that GECMSI reasonably believes will not be recoverable out of liquidation proceeds or otherwise. See "Servicing of the Mortgage Loans -- Advances" in the accompanying prospectus for more information.

     GECMSI will be entitled to reimbursement for any such advance from late payments on the related mortgage loan as to which such advance was made. Furthermore, in the event that any mortgage loan in Pool 1 or Pool 2 as to which such an advance has been made is foreclosed while in such pool, GECMSI will be entitled to reimbursement for such advance from related liquidation proceeds or insurance proceeds prior to payment to the related Pool 1 or Pool 2 certificateholders, as applicable, of the Scheduled Principal Balance of such mortgage loan plus accrued interest at the mortgage rate, net of the applicable servicing fee.

     If GECMSI makes a good faith judgment that all or any portion of any advance of delinquent principal and interest is a Nonrecoverable Advance, as defined in the prospectus, GECMSI will so notify the Trustee, and GECMSI will be entitled to reimbursement for such Nonrecoverable Advance from recoveries on all other mortgage loans in the related mortgage pool. The factors that GECMSI will take into consideration in determining whether an advance is recoverable are described in the accompanying prospectus.

     The Trustee will make advances of delinquent principal and interest payments in the event of a failure by GECMSI to perform its obligation to do so, provided that the Trustee will not make such advance to the extent that it reasonably believes the payment will not be recoverable to it out of related liquidation or insurance proceeds or otherwise. The Trustee will be entitled to reimbursement for advances in a manner similar to GECMSI's entitlement as described in the accompanying prospectus and in the preceding paragraphs.

     As a result of the subordination of the junior certificates, the effect of reimbursements to GECMSI or the Trustee of previous advances from liquidation or insurance proceeds and of nonrecoverable advances will generally be borne by holders of the junior certificates (to the extent then outstanding) in inverse order of priority before they are borne by holders of the senior certificates.

PURCHASES OF DEFAULTED MORTGAGE LOANS

     Under the Agreement, GECMSI will have the option (but not the obligation) to purchase any mortgage loan as to which the mortgagor has failed to make unexcused payment in full of three or more scheduled payments of principal and interest (a "Defaulted Mortgage Loan"). Any such purchase will be for a price equal to 100% of the outstanding principal balance of such mortgage loan, plus accrued and unpaid interest thereon at the Net Mortgage Rate, less any amounts representing previously unreimbursed advances. The purchase price for any Defaulted Mortgage Loan will be deposited in the Certificate Account on the business day prior to the Distribution Date on which the proceeds of such purchase are to be distributed to the related certificateholders.

SERVICING COMPENSATION, COMPENSATING INTEREST AND PAYMENT OF EXPENSES

     GECMSI's primary compensation for its servicing activities will come from the payment to it, with respect to each interest payment on any mortgage loan, of the servicing fee at the rate described below. As to each mortgage loan, the servicing fee rate will be a fixed rate per annum of the outstanding principal balance of such mortgage loan. For Pool 1, this rate is expected to range from approximately .20% to .29%, with an anticipated initial weighted average rate of between approximately .22% and .26%. For Pool 2, this rate is expected to range from approximately .20% to .29%, with an anticipated initial weighted average rate of between approximately .23% and .27%. The aggregate servicing compensation to GECMSI could vary depending on the prepayment experience of the mortgage loans. The servicing compensation of any direct servicer of any mortgage loan will be paid out of the related servicing fee, and GECMSI will retain the balance of the servicing fee as part of its servicing compensation, (subject to its obligation to make Compensating Interest Payments, as described below).

     To the extent any voluntary prepayment results in an Interest Shortfall (as described in clauses (1) and (2) of the definition thereof) with respect to any Pool 1 mortgage loan or Pool 2 mortgage loan on any Distribution Date, GECMSI will be obligated to remit an amount (such amount, a "Compensating Interest Payment") sufficient to pass through to the Pool 1 senior certificateholders or Pool 2 senior certificateholders, as applicable, and the junior certificateholders in respect of the portion of the junior certificates attributable to Pool 1 or Pool 2, as applicable, the full amount of interest to which they would have been entitled in the absence of such prepayments, but in no event greater than the lesser of (a) 1/12th of 0.125% of the Pool 1 Scheduled Principal Balance or Pool 2 Scheduled Principal Balance, as applicable, for such Distribution Date and (b) the aggregate amount received by GECMSI on account of its servicing fees for Pool 1 or Pool 2, as applicable, (net of any servicing compensation paid to any direct servicer) in connection with such Distribution Date. Because the net amount received by GECMSI on account of its servicing fee is generally less in the case of mortgage loans master-serviced by GECMSI than in the case of mortgage loans GECMSI services directly, the amounts available for any Compensating Interest Payment with respect to either mortgage pool and any Distribution Date will generally decrease to the extent the proportion of Outstanding Mortgage Loans in such pool master-serviced by GECMSI increases, and increase to the extent the proportion of such mortgage loans decreases. It is expected that no more than 19% of the mortgage loans in Pool 1 and 27% of the mortgage loans in Pool 2 (by aggregate Scheduled Principal Balance as of the Cut-off Date) will be master-serviced by GECMSI. This percentage could vary over time, however, if mortgage loans directly serviced by GECMSI experience a disproportionately high or low level of prepayments or defaults relative to mortgage loans master-serviced by GECMSI. In addition, the proportion of master-serviced mortgage loans could be affected as a result of
(1) the exercise by GECMSI of its right under the Agreement to contract with third parties to directly service mortgage loans, with GECMSI becoming the master servicer of such mortgage loans, or (2) the substitution of any mortgage loans under the Agreement.

     GECMSI will retain, as additional servicing compensation, amounts in respect of interest paid by borrowers in connection with any principal prepayment in full received by GECMSI (or, with respect to mortgage loans master-serviced by GECMSI, of which GECMSI receives notice) from the first day through the fifteenth day of each month, other than the month of the Cut-off Date.

     GECMSI will pay expenses incurred in connection with its responsibilities under the Agreement, subject to limited reimbursement as described herein and in the accompanying prospectus. See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" in the accompanying prospectus for information regarding other possible compensation to GECMSI.

TRUSTEE

     The Trustee for the certificates offered hereby will be State Street Bank and Trust Company, a Massachusetts banking corporation organized and existing under the laws of the Commonwealth of Massachusetts. The Corporate Trust Office of the Trustee is located at 225 Franklin Street, Boston, Massachusetts 02110.

OPTIONAL TERMINATION

     GECMSI may, at its option, repurchase all of the mortgage loans underlying the certificates and thereby effect the early retirement of the certificates and cause the termination of the trust and the REMIC constituted by the trust on any Distribution Date after the aggregate Scheduled Principal Balance of the mortgage loans in both pools combined is less than 10% of the aggregate Scheduled Principal Balance thereof as of the Cut-off Date. Under the Agreement, the Trustee will provide notice to certificateholders of this final distribution. This notice will state:

     (1) the Distribution Date on which the final distribution will be made;

     (2) the amount of the final distribution; and

     (3) that the final distribution on each certificate will be paid only upon surrender of such certificate.

     GECMSI may not exercise the foregoing option unless the Trustee has received an opinion of counsel that the exercise of such option will not subject the trust to a tax on prohibited transactions or result in the failure of the trust to qualify as a REMIC.

     In accordance with the Agreement, any such repurchase by GECMSI of the assets included in the trust will be at a price equal to the sum of:

     (1) 100% of the unpaid principal balance of each mortgage loan in the trust other than a mortgage loan described in clause (2) below, as of the first day of the month of such repurchase, plus accrued and unpaid interest thereon to the first day of the month of such repurchase at the related Net Mortgage Rate, less any amounts representing previously unreimbursed advances; and

     (2) the appraised value of any property acquired in respect of a related mortgage loan less any amounts representing previously unreimbursed advances in respect thereof and a good faith estimate of liquidation expenses.

     The Pool 1 Available Funds and Pool 2 Available Funds on the final Distribution Date will be allocated to each class of certificates in accordance with the priorities described under "Distributions on the Pool 1 Senior Certificates -- Allocation of Pool 1 Available Funds" in Annex 1, "Distributions on the Pool 2 Senior Certificates -- Allocation of Pool 2 Available Funds" in Annex 2 and "The Junior Certificates -- Distributions on the Junior
Certificates -- Allocation of Junior Available Funds" in Annex 3. Accordingly, if the Pool 1 Available Funds or Pool 2 Available Funds, as applicable, on the final Distribution Date are less than the aggregate principal balance of all outstanding certificates, plus accrued and unpaid interest thereon, then in the event that such Distribution Date occurs:

     - prior to the Cross-Over Date, the resulting shortfall will be borne first by the junior certificates, and then pro rata by the Pool 1 or Pool 2 senior certificates, as applicable; and

     - on or after the Cross-Over Date, such shortfall will be borne pro rata among the Pool 1 senior certificates or Pool 2 senior certificates, as applicable.

     No holder of any certificates will be entitled to any Unanticipated Recoveries received with respect to any mortgage loan after the termination of the trust. See "Servicing of the Mortgage Loans -- Unanticipated Recoveries of Losses on the Mortgage Loans" in the prospectus.

VOTING RIGHTS

     The Class 1-S and Class 2-S Certificates together will not be allocated any of the votes whereas the other classes of certificates in the aggregate will be allocated 100% of the votes eligible to be cast in connection with any vote of all certificateholders under the Agreement.

     Votes allocated to the certificates under the Agreement will be allocated among the classes (and among the certificates within each such class) in proportion to their Class Certificate Principal Balances or Certificate Principal Balances, as the case may be. With respect to any matters relating exclusively to the senior certificates backed by a particular mortgage pool (i.e. matters relating only to the Pool 1 senior certificates or only to the Pool 2 senior certificates and not adversely affecting the junior certificates or the senior certificates backed by the other pool), the only certificateholders entitled to vote will be the holders of the senior certificates backed by the affected mortgage pool. Votes allocated to the senior certificates backed by a particular mortgage pool in such a circumstance will be allocated in proportion to the Pool 1 Scheduled Principal Balance or the Pool 2 Scheduled Principal Balance, as applicable.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion, insofar as it states conclusions of law, represents the opinion of Cleary, Gottlieb, Steen & Hamilton, special counsel to GECMSI.

     An election will be made to treat the trust as a REMIC for federal income tax purposes.

     The certificates other than the residual certificates (the "Regular Certificates") will be designated as "regular interests" in the REMIC, and the residual certificates will be designated as the "residual interest" in the REMIC.

Regular Certificates

     The Regular Certificates generally will be treated as debt instruments issued by the REMIC for federal income tax purposes. Income on Regular Certificates must be reported under an accrual method of accounting. Certain classes of Regular Certificates (other than the Class A14, Class A24 and Class 2-A3 Certificates) may be issued with original issue discount in an amount equal to the excess of their initial respective Class Certificate Principal Balances over their issue price. The Class A14, Class A24 and Class 2-A3 Certificates will be issued with original issue discount in an amount equal to the excess of
(1) the sum of all payments thereon determined under the Prepayment Assumption described below, over (2) their issue price. The prepayment assumption that is to be used in determining the rate of accrual of original issue discount and whether the original issue discount is considered de minimis, and that may be used by a holder of a Regular Certificate to amortize premium, will be 250% of the Prepayment Assumption. No representation is made as to the actual rate at which the mortgage loans will prepay. See "Federal Income Tax
Consequences -- REMIC Certificates -- Income from Regular Certificates" in the accompanying prospectus.

     The requirement to report income on a Regular Certificate under an accrual method may result in the inclusion of amounts in income that are not currently distributed in cash. In the case of a junior certificate, accrued income may exceed cash distributions as a result of the preferential right of the other classes of certificates to receive cash distributions in the event of losses or delinquencies on mortgage loans. Prospective purchasers of junior certificates should consult their tax advisors regarding the timing of income from those certificates and the timing and character of any deductions that may be available with respect to principal or accrued interest that is not paid. See "Federal Income Tax Consequences -- REMIC Certificates -- Income from Regular Certificates" in the accompanying prospectus.

Residual Certificates

     The holders of the residual certificates must include the taxable income of the REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to such holders during certain periods. All or a portion of the taxable income from the residual certificates recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions is subject to U.S. federal income tax in all events.

     Under Treasury regulations, the residual certificates may be considered to be "noneconomic residual interests" at the time they are issued, in which event certain transfers thereof would be disregarded for federal income tax purposes.

     Prospective purchasers of the residual certificates should consider carefully the tax consequences of an investment in residual certificates discussed in the prospectus and should consult their own tax advisors with respect to those consequences. See "Federal Income Tax Consequences -- REMIC Certificates -- Income from Residual Certificates -- Taxation of Certain Foreign Investors -- Servicing Compensation and Other REMIC Pool Expense -- Transfers of Residual Certificates."

ERISA CONSIDERATIONS

     As described in the prospectus under "ERISA Considerations," the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), impose certain duties and restrictions on any person which is an employee benefit plan within the meaning of Section 3(3) of ERISA subject to ERISA or a plan subject to Section 4975 of the Code or any person utilizing the assets of such employee benefit plan or other plan (an "ERISA Plan") and certain persons who perform services for ERISA Plans. For example, unless exempted, an investment by an ERISA Plan in the certificates offered hereby may constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. The United States Department of Labor (the "DOL") has issued certain such exemptions from these prohibitions which might be applicable in connection with an ERISA Plan's purchase of certain of the certificates offered hereby, including Prohibited Transaction Class Exemption 83-1 ("PTE 83-1"). In particular, the exemptive relief provided by PTE 83-1 may be available with respect to the initial acquisition and holding of certain classes of certificates offered hereby, provided that the conditions specified in PTE 83-1 are satisfied. See "ERISA Considerations" in the accompanying prospectus.

     The United States Department of Labor (the "DOL") has issued to Bear, Stearns & Co. Inc. ("Bear Stearns") an individual administrative exemption, Prohibited Transaction Exemption 90-30 (55 Fed. Reg. 21461, May 24, 1990), as amended (the "Exemption"), from certain of the prohibited transaction provisions of ERISA with respect to the initial purchase, the holding, and the subsequent resale by an ERISA Plan of certificates in pass-through trusts that meet the conditions and requirements of the Exemption. The Exemption might apply to the acquisition, holding and resale of the Pool 1 and Pool 2 senior certificates offered hereby (other than the Class A26 Certificates) by an ERISA Plan, provided that specified conditions are met.

     Among the conditions which would have to be satisfied for the Exemption to apply to the acquisition by an ERISA Plan of the Pool 1 and Pool 2 senior certificates offered hereby (other than the Class A26 Certificates) are the following:

     - Bear Stearns is the sole underwriter or the manager or co-manager of the underwriting syndicate for the certificates;

     - the certificates are rated in one of the three highest generic rating categories by Fitch, Moody's Investors Service, Inc., S&P or Duff & Phelps Credit Rating Co. at the time of the acquisition of such certificates by the ERISA Plan;

     - the certificates represent a beneficial ownership interest in, among other things, obligations that bear interest or are purchased at a discount and which are secured by single-family residential, multifamily residential or commercial real property (including obligations secured by leasehold interests on residential or commercial real property), or fractional undivided interests in such obligations;

     - the certificates are not subordinated to other certificates issued by the trust in respect of the mortgage pools;

     - the ERISA Plan investing in such certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933;

     - the acquisition of the certificates is on terms that are at least as favorable to the ERISA Plan as they would be in an arm's length transaction with an unrelated third party;

     - the Trustee is not an affiliate of any member of the "Restricted Group" (as defined below); and

     - the compensation to Bear Stearns represents not more than reasonable compensation for underwriting the certificates, the proceeds to GECMSI pursuant to the assignment of the mortgage loans (or interests therein) to the Trustee represent not more than the fair market value of such mortgage loans (or interests) and the sum of all payments made to and retained by GECMSI represents not more than reasonable compensation for GECMSI's services under the Agreement and reimbursement of GECMSI's reasonable expenses in connection therewith.

     In addition, if certain additional conditions specified in the Exemption are satisfied, the Exemption may provide an exemption from the prohibited transaction provisions of ERISA relating to possible self-dealing transactions by fiduciaries who have discretionary authority, or render investment advice, with respect to ERISA Plan assets used to purchase the Pool 1 and Pool 2 senior certificates offered hereby (other than the Class A26 Certificates) if the fiduciary (or its affiliate) is an obligor on any of the Pool 1 or Pool 2 mortgage loans.

     The Exemption would not be available with respect to ERISA Plans sponsored by any of the following entities (or any affiliate of any such entity):

     -  GECMSI;

     - Bear Stearns or Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch");

     -  the Trustee;

     - any entity that provides insurance or other credit enhancement to the trust in respect of the mortgage pools; or

     - any obligor with respect to mortgage loans included in the mortgage pools constituting more than five percent of the aggregate unamortized principal balance of the assets in such mortgage loan pools (the "Restricted Group").

Before purchasing any certificate offered hereby, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to such certificate.

     A substantially identical administrative exemption has been issued by the DOL to Merrill Lynch. However, the Exemption does not apply to the initial purchase, the holding or the subsequent resale of the Class A26, Class M, Class B1 and Class B2 Certificates because such certificates are subordinate to certain other classes of certificates. ACCORDINGLY, ERISA PLANS MAY NOT PURCHASE THE CLASS A26, CLASS M, CLASS B1 OR CLASS B2 CERTIFICATES, except that any insurance company may purchase such certificates with assets of its general account if the exemptive relief granted by the DOL for transactions involving insurance company general accounts in Section III(a) of Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) is available with respect to such investment. Any insurance company proposing to purchase such certificates for its general account should consider whether such relief would be available.

     Any fiduciary of an ERISA Plan considering whether to purchase any certificate offered hereby should not only consider the applicability of exemptive relief, but should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the accompanying prospectus.

     A qualified pension plan or other entity that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax-Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code. The residual certificates constitute the residual interest in the REMIC constituted by the trust, and all "excess inclusions" allocated to the residual certificates, if held by a Tax-Exempt Investor, will be considered "unrelated business taxable income" and thus will be subject to federal income tax. See "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates" in the prospectus.

     The Agreement will contain certain restrictions on the transferability of the Class A26, Class M, Class B1 and Class B2 Certificates. See "Description of the Certificates -- Book-Entry Certificates" herein. The Agreement provides that the residual certificates may not be acquired by or transferred to an ERISA Plan. See "Description of the Certificates -- Restrictions on Transfer of the Residual Certificates" herein.

LEGAL INVESTMENT MATTERS

     The senior certificates offered hereby and the Class M Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as such certificates are rated in one of the two highest rating categories by at least one nationally recognized rating agency. As such, such certificates are legal investments for certain entities to the extent provided in SMMEA. However, institutions subject to the jurisdiction of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or state banking or insurance authorities should review applicable rules, supervisory policies and guidelines of these agencies before purchasing any of the certificates, as certain classes may be deemed to be unsuitable investments under one or more of these rules, policies and guidelines and certain restrictions may apply to investments in other classes. It should also be noted that certain states have enacted legislation limiting to varying extents the ability of certain entities (in particular insurance companies) to invest in mortgage related securities. Investors should consult with their own legal advisors in determining whether and to what extent the certificates offered hereby constitute legal investments for such investors. See "Legal Investment Matters" in the accompanying prospectus.

     The Class B1 and Class B2 Certificates will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of the Class B1 and Class B2 Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Class B1 or Class B2 Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Class B1 or Class B2 Certificates will constitute legal investments for them.

     GECMSI makes no representation as to the proper characterization of the Class B1 or Class B2 Certificates for legal investment of financial institution regulatory purposes, or as to the ability of particular investors to purchase the Class B1 or Class B2 Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Class B1 or Class B2 Certificates) may adversely affect the liquidity of the Class B1 and Class B2 Certificates.

PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in the respective Underwriting Agreements between GECMSI and Bear Stearns and GECMSI and Merrill Lynch, the senior certificates offered hereby are being purchased from GECMSI by Bear, Stearns, and the junior certificates offered hereby are being purchased from GECMSI by Merrill Lynch upon issuance. Distribution of the certificates offered hereby will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

     Proceeds to GECMSI from the sale of the certificates offered hereby will be approximately 96.584941% of the aggregate initial Class Certificate Principal Balance of the certificates offered hereby, plus accrued interest thereon from the Cut-off Date to but excluding the date of initial issuance of the certificates, but before deducting issuance expenses payable by GECMSI. In connection with the purchase and sale of the certificates offered hereby, the underwriters may be deemed to have received compensation from GECMSI in the form of underwriting discounts. The commission received by the underwriters will be the difference between the price paid by them for the certificates and the amount they receive from the sale of the certificates to the public.

     GECMSI has agreed to indemnify the underwriters against, or make contributions to the underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     Merrill Lynch has entered into an agreement with GECMSI to purchase the Class B3, Class B4 and Class B5 Certificates simultaneously with the purchase of the certificates offered hereby, subject to certain conditions.

CERTIFICATE RATINGS

     It is a condition of issuance of the certificates that the senior certificates offered hereby other than the Class A14 and Class 2-A3 Certificates be rated "AAA" by each of Fitch and S&P, that the Class A14 and Class 2-A3 Certificates be rated "AAA" by Fitch and "AAAr" by S&P, and that the Class M, Class B1 and Class B2 Certificates be rated "AA," "A" and "BBB," respectively, by Fitch.

     The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. Fitch's ratings address the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. Fitch's ratings on mortgage pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield.

     S&P's ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the operative agreements. S&P's ratings take into consideration the credit quality of the mortgage pool including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream of the mortgage pool is adequate to make payment required under the certificates. S&P's ratings on the certificates do not, however, constitute a statement regarding the frequency of prepayments on the mortgage loans. S&P's rating does not address the possibility that investors may suffer a lower than anticipated yield. The "r" symbol is appended to the rating by S&P of those certificates that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks. The absence of the "r" symbol in the ratings of other certificates offered hereby should not be taken as an indication that such certificates will exhibit no volatility or variability in return.

     The ratings of the certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

     Prospective investors in the senior certificates offered by this prospectus supplement should refer to the risk factor entitled "The performance of the mortgage pool that does not directly relate to your certificates could nonetheless affect the rating assigned to your certificates" on page S-12 of this prospectus supplement.

     GECMSI has not requested a rating of the certificates offered hereby by any rating agency other than Fitch and S&P and GECMSI has not provided information relating to the certificates offered hereby or the mortgage loans to any rating agency other than Fitch and S&P. However, there can be no assurance as to whether any other rating agency will rate the certificates offered hereby or, if another rating agency rates such certificates, what rating would be assigned to such certificates by such rating agency. Any such unsolicited rating assigned by another rating agency to the certificates offered hereby may be lower than the rating assigned to such certificates by either, or both, of Fitch and S&P.

LEGAL MATTERS

     Certain legal matters in respect of the certificates will be passed upon for GECMSI by Cleary, Gottlieb, Steen & Hamilton, New York, New York, and for the underwriters by Brown & Wood LLP, Washington, D.C.

               INDEX OF CERTAIN PROSPECTUS SUPPLEMENT DEFINITIONS

DEFINED TERM                       PAGE
------------                      ------
Accrued Certificate Interest....   A1-15
Adjustment Amount...............   A1-31
Aggregate Junior Percentage.....   A1-24
Agreement.......................    S-20
Allocable Share.................    A3-3
Available Funds.................    S-23
Bankruptcy Coverage Termination
  Date..........................   A1-32
Bankruptcy Loss Amount..........   A1-32
Bear Stearns....................    S-34
beneficial owner................    S-21
BIF.............................    S-28
Book-Entry Certificates.........    S-21
Certificate Principal Balance...   A1-15
Class A19 Rounding Account......   A1-25
Class A24 Accretion Termination
  Date..........................   A1-14
Class A24 Accrual Amount........   A1-14
Class 1-PO Deferred Amount......   A1-30
Class 1-PO Principal
  Distribution Amount...........   A1-21
Class 2-A5 Distribution
  Percentage....................   A2-11
Class 2-A5 Percentage...........   A2-11
Class 2-A5 Principal
  Distribution Amount...........   A2-11
Class Certificate Principal
  Balance.......................    A1-8
Class PO Deferred Prepayment
  Writedown Amount..............    A3-2
Class Prepayment Distribution
  Trigger.......................    A3-5
Code............................    S-34
Collection Account..............    S-28
Compensating Interest Payment...    S-30
Cooperative Loan................    A1-3
Cross-Over Date.................   A1-13
Cut-off Date....................    S-19
Debt Service Reduction..........   A1-32

DEFINED TERM                       PAGE
------------                      ------
Deceased Holder.................   A1-28
Defaulted Mortgage Loan.........    S-30
Deficient Valuation.............   A1-29
Distribution Date...............    A1-8
DOL.............................    S-34
ERISA...........................    S-34
ERISA Plan......................    S-34
Excess Loss.....................   A1-29
Exemption.......................    S-34
FDIC............................    S-28
Financial Intermediary..........    S-21
Fitch...........................    S-28
Fraud Coverage Termination
  Date..........................   A1-31
Fraud Loss......................   A1-29
Fraud Loss Amount...............   A1-31
GECMSI..........................    S-19
Interest Accrual Period.........   A1-15
Interest Shortfall..............   A1-16
Junior Available Funds..........   A1-13
Junior Certificate Writedown
  Amount........................    A3-2
Junior Optimal Principal
  Amount........................    A3-3
Liquidated Mortgage Loan........   A1-29
Living Holders..................   A1-25
Loss Allocation Limitation......   A1-33
Merrill Lynch...................    S-36
Mortgage Loan Group.............   A1-39
mortgage related securities.....     S-9
Net Interest Shortfall..........   A1-16
Net Mortgage Rate...............   A1-16
NMR.............................   A1-17
Non-Book-Entry Certificates.....    S-22
noneconomic residual
  interests.....................    S-33
Non-Excess Realized Loss........   A1-29
Non-PO Percentage...............   A1-17
Notional Principal Balance......   A1-15

DEFINED TERM                       PAGE
------------                      ------
Original Pool 1 Apportioned
  Junior Principal Balance......   A1-21
Original Pool 2 Apportioned
  Junior Principal Balance......   A2-13
Outstanding Mortgage Loan.......    S-20
PO Percentage...................   A1-17
Pool 1 Apportioned Junior
  Percentage....................   A1-22
Pool 1 Apportioned Junior
  Prepayment Percentage.........   A1-22
Pool 1 Apportioned Junior
  Principal Balance.............   A1-22
Pool 1 Available Funds..........    S-23
Pool 1 Group I Final
  Distribution Date.............   A1-19
Pool 1 Group I Senior
  Certificates..................    A1-9
Pool 1 Group I Senior Principal
  Distribution Amount...........    A1-9
Pool 1 Group II Senior
  Distribution Percentage.......   A1-19
Pool 1 Group II Senior
  Percentage....................   A1-19
Pool 1 Group II Senior Principal
  Distribution Amount...........   A1-19
Pool 1 Junior Available Funds...   A1-13
Pool 1 Modeling Assumptions.....   A1-38
Pool 1 Non-discount Mortgage
  Loan..........................   A1-17
Pool 1 Scheduled Principal
  Balance.......................    S-20
Pool 1 Senior Optimal Principal
  Amount........................   A1-18
Pool 1 Senior Percentage........   A1-19
Pool 1 Senior Prepayment
  Percentage....................   A1-20
Pool 1 Senior Prepayment
  Percentage Stepdown
  Limitation....................   A1-20
Pool 2 Apportioned Junior
  Percentage....................   A2-14
Pool 2 Apportioned Junior
  Prepayment Percentage.........   A2-14
Pool 2 Apportioned Junior
  Principal Balance.............   A2-14

DEFINED TERM                       PAGE
------------                      ------
Pool 2 Group I Final
  Distribution Date.............   A2-12
Pool 2 Group I Senior
  Certificates..................    A2-8
Pool 2 Junior Available Funds...    A2-8
Pool 2 Senior Optimal Principal
  Amount........................   A2-10
Pool 2 Senior Percentage........   A2-12
Pool 2 Senior Prepayment
  Percentage....................   A2-12
Pool 2 Senior Prepayment
  Percentage Stepdown
  Limitation....................   A2-13
Pool Balance Shortfall
  Distribution..................   A1-23
Pool Balance Shortfall Group....   A1-23
Prepayment Assumption...........   A2-21
Prepayment Interest.............   A1-34
Prepayment Period...............   A1-19
Principal Distribution
  Request.......................   A1-26
PTE 83-1........................    S-39
Realized Loss...................   A1-29
Record Date.....................    S-23
Regular Certificates............    S-32
Regular Interests...............    S-33
Residual Certificates...........    S-20
Residual interest...............    S-33
Restricted Group................    S-35
S&P.............................    S-28
SAIF............................    S-28
Scheduled Principal Balance.....    S-19
SMMEA...........................    S-36
Special Event Loss..............   A1-31
Special Hazard Loss.............   A1-29
Special Hazard Loss Amount......   A1-31
Special Hazard Termination
  Date..........................   A1-31
Tax Exempt Investor.............    S-36
Trustee.........................    S-20
Withdrawal......................   A1-27

                                    ANNEX 1

THE POOL 1 MORTGAGE LOANS AND THE POOL 1 SENIOR CERTIFICATES

     Except in the limited circumstances described under "-- Cross-Support" in this Annex 1, interest and principal will be distributable on the Pool 1 senior certificates solely out of the Pool 1 Available Funds received in respect of the Pool 1 mortgage loans. This annex sets forth certain data with respect to the Pool 1 mortgage loans and describes the manner in which interest and principal will be distributable on the Pool 1 senior certificates. This annex also discusses the yield and weighted average life considerations relevant to an investment in the Pool 1 senior certificates.

THE POOL 1 MORTGAGE LOANS

     We expect that the following percentages of the Pool 1 mortgage loans (by Scheduled Principal Balance as of the Cut-off Date) will have been originated under the following documentation programs:

     - At least 86% of such mortgage loans and substantially all of the mortgage loans with loan-to-value ratios in excess of 80% will have been originated under GECMSI's full or alternative documentation program or other full or alternative documentation programs acceptable to GECMSI.

     - No more than 9.50% of such mortgage loans will have been originated under GECMSI's no income verification programs or other no income verification programs acceptable to GECMSI.

     - No more than 4.50% of such mortgage loans will have been originated under GECMSI's "Enhanced Streamlined Refinance Program" or other streamlined refinance programs acceptable to GECMSI.

     - No more than 0.50% of such mortgage loans will have been originated under GECMSI's "No Ratio Program" or other no ratio programs acceptable to GECMSI.

     - No more than 0.50% of such mortgage loans will have been originated under GECMSI's "No Income, No Asset Verification Program" or other no income, no asset verification programs acceptable to GECMSI.

     - No more than 0.66% of such mortgage loans will have been acquired under GECMSI's "Relocation Loan" program or other relocation programs acceptable to GECMSI.

See "The Trusts -- The Mortgage Loans -- Loan Underwriting Policies" in the accompanying prospectus for a description of these documentation programs.

     The Pool 1 mortgage loans will have an aggregate Scheduled Principal Balance as of the Cut-off Date, after deducting payments of principal due or received on or before such date, of approximately $932,211,550. This amount is subject to a permitted variance such that the aggregate Scheduled Principal Balance thereof will not be less than $885,600,973 or greater than $978,822,127.

     Prior to issuance of the certificates, we will not remove from the expected Pool 1 mortgage pool more than 5% of the Pool 1 mortgage loans, measured by Scheduled Principal Balance as of the Cut-off Date, unless a revised prospectus supplement is

                                      A1-1
delivered to prospective investors. In addition, prior to issuance of the certificates, we will not add mortgage loans to the Pool 1 mortgage pool if this would result in more than a 5% increase in the size of the Pool 1 mortgage pool, measured by Scheduled Principal Balance as of the Cut-off Date, unless a revised prospectus supplement is delivered to prospective investors.

     The interest rates borne by the Pool 1 mortgage loans are expected to range from 6.25% to 9.00% per annum, and the weighted average mortgage interest rate as of the Cut-off Date of such mortgage loans is expected to be between 7.23% and 7.27% per annum. The original principal balances of the Pool 1 mortgage loans are expected to range from $26,500 to $1,476,000 and, as of the Cut-off Date, the average Scheduled Principal Balance of the Pool 1 mortgage loans is not expected to exceed $329,000 after application of payments due on or before the Cut-off Date. It is expected that the month and year of the earliest origination date of any Pool 1 mortgage loan will be August 1987, and the month and year of the latest scheduled maturity date of any such mortgage loan will be July 2029. All of the Pool 1 mortgage loans will have original terms to maturity of 20 to 30 years, and it is expected that the weighted average scheduled remaining term to maturity of the Pool 1 mortgage loans will be between 356 and 358 months as of the Cut-off Date.

     The Pool 1 mortgage loans are expected to have the following additional characteristics (by Scheduled Principal Balance of all the Pool 1 mortgage loans) as of the Cut-off Date:

     - No more than 13% of the Pool 1 mortgage loans will have a Scheduled Principal Balance of more than $500,000 and up to and including $750,000. No more than 2% of the Pool 1 mortgage loans will have a Scheduled Principal Balance of more than $750,000 and up to and including $1,000,000. No more than 1% of the mortgage loans will have a Scheduled Principal Balance of more than $1,000,000.

     - No more than 13% of the Pool 1 mortgage loans will have a loan-to-value ratio at origination in excess of 80%, no more than 5% of the Pool 1 mortgage loans will have a loan-to-value ratio at origination in excess of 90%, and no more than 1% of the mortgage loans will have a loan-to-value ratio at origination in excess of 95%. As of the Cut-off Date, the weighted average loan-to-value ratio at origination of the Pool 1 mortgage loans is expected to be between 74% and 76%.

     - No more than 4.50% of the Pool 1 mortgage loans had a loan-to-value ratio at origination calculated based on an appraisal conducted more than one year before the origination date thereof.

     - The proceeds of at least 62% of the Pool 1 mortgage loans will have been used to acquire the related mortgaged property. The proceeds of the remainder of the mortgage loans will have been used to refinance an existing loan. No more than 5% of the Pool 1 mortgage loans will have been the subject of "cash-out" refinancings.

     - None of the Pool 1 mortgage loans will be temporary buy-down mortgage loans.

     - No more than 2% of the Pool 1 mortgage loans will be secured by mortgaged properties located in any one postal zip code area.

     - No more than 48% of the Pool 1 mortgage loans will be secured by mortgaged properties located in California. The majority of the Pool 1 mortgage loans will be secured by mortgaged properties located in California, Massachusetts, New Jersey and Virginia.

                                      A1-2

     - No more than 4% of the Pool 1 mortgage loans will be secured by mortgaged properties located in any one state except the states specified in the preceding sentence.

     - At least 95% of the Pool 1 mortgage loans will be secured by mortgaged properties determined by GECMSI to be the primary residence of the mortgagor. The basis for such determination will be the making of a representation by the mortgagor at origination that the underlying property will be used as the mortgagor's primary residence.

     - At least 89% of the Pool 1 mortgage loans will be secured by single-family, detached residences.

     - No more than 6% of the Pool 1 mortgage loans will be secured by condominiums.

     - No more than 1% of the Pool 1 mortgage loans will be secured by shares of stock in cooperative housing corporations and assignments of the proprietary leases to occupy cooperative apartment units therein (each, a "Cooperative Loan").

     Set forth below is a description of certain characteristics of Pool 1 and the mortgage loans expected to be included therein, subject to the variance described herein relating to Pool 1. The sum of the percentages may not equal 100% due to rounding.

               ORIGINAL PRINCIPAL BALANCES AS OF THE CUT-OFF DATE

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
      RANGE OF ORIGINAL           NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
      PRINCIPAL BALANCE         MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
      -----------------         --------------   -------------------   ---------------------
$      0 -  227,150...........        329          $ 44,024,469.83              4.72%
 227,151 -  250,000...........        111            27,051,044.60              2.90
 250,001 -  300,000...........        941           260,373,211.67             27.93
 300,001 -  350,000...........        569           184,322,479.62             19.77
 350,001 -  400,000...........        347           130,735,592.53             14.02
 400,001 -  450,000...........        202            86,238,587.86              9.25
 450,001 -  600,000...........        262           134,472,345.08             14.43
 600,001 -  650,000...........         67            42,874,064.90              4.60
 650,001 - 1,500,000..........         25            22,119,754.70              2.37
                                    -----          ---------------            ------
     Total....................      2,853          $932,211,550.79            100.00%
                                    =====          ===============            ======

                                      A1-3

                 MORTGAGE INTEREST RATES AS OF THE CUT-OFF DATE

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
    MORTGAGE INTEREST RATE      MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
    ----------------------      --------------   -------------------   ---------------------
6.250%........................          1          $    374,286.51              0.04%
6.375.........................          9             2,659,174.49              0.29
6.500.........................         36            11,658,481.81              1.25
6.625.........................         49            17,238,655.68              1.85
6.750.........................        127            44,569,226.56              4.78
6.875.........................        288            98,248,177.59             10.54
6.950.........................          4             1,200,552.35              0.13
7.000.........................        330           113,365,975.64             12.16
7.125.........................        367           127,428,249.55             13.67
7.250.........................        486           161,639,172.38             17.34
7.300.........................          1               200,390.69              0.02
7.375.........................        364           119,014,716.17             12.77
7.500.........................        309            92,421,785.50              9.91
7.625.........................        151            46,568,969.10              5.00
7.650.........................          1                79,221.60              0.01
7.750.........................        114            31,898,456.56              3.42
7.875.........................         90            27,066,112.70              2.90
8.000.........................         29             8,044,321.95              0.86
8.125.........................         16             4,647,180.49              0.50
8.250.........................         28             8,041,816.73              0.86
8.375.........................         21             5,214,959.84              0.56
8.500.........................          5             1,764,042.08              0.19
8.625.........................          7             2,564,570.70              0.28
8.750.........................         11             3,627,053.18              0.39
8.875.........................          6             1,732,076.19              0.19
9.000.........................          3               943,924.75              0.10
                                    -----          ---------------            ------
     Total....................      2,853          $932,211,550.79            100.00%
                                    =====          ===============            ======

                                      A1-4

     GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES AS OF THE CUT-OFF DATE

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
            STATE               MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
            -----               --------------   -------------------   ---------------------
Alabama.......................          4          $  1,401,615.30              0.15%
Arizona.......................         61            18,518,879.13              1.99
Arkansas......................          2               755,783.54              0.08
California....................      1,290           440,524,237.38             47.26
Colorado......................         82            22,858,720.34              2.45
Connecticut...................         42            15,501,043.96              1.66
Delaware......................          6             1,503,702.64              0.16
District Of Columbia..........         13             4,380,148.10              0.47
Florida.......................         45            12,120,493.65              1.30
Georgia.......................         32             9,503,142.62              1.02
Hawaii........................          3             1,319,814.46              0.14
Idaho.........................          4               763,210.73              0.08
Illinois......................         87            29,320,208.12              3.15
Indiana.......................          4             1,218,863.75              0.13
Iowa..........................          3               988,849.11              0.11
Kansas........................          3               641,023.34              0.07
Kentucky......................          6             1,963,617.22              0.21
Louisiana.....................          2               409,192.04              0.04
Maine.........................          5             1,331,209.44              0.14
Maryland......................         81            26,354,128.29              2.83
Massachusetts.................        189            63,781,571.79              6.84
Michigan......................         53            18,485,083.74              1.98
Minnesota.....................         40            13,062,894.92              1.40
Mississippi...................          1               341,409.75              0.04
Missouri......................         11             3,362,050.53              0.36
Montana.......................          6             1,350,812.87              0.14
Nebraska......................          3               960,968.94              0.10
Nevada........................         21             5,931,992.25              0.64
New Hampshire.................          3               793,356.59              0.09
New Jersey....................        122            39,155,958.10              4.20
New Mexico....................          7             1,718,219.59              0.18
New York......................         90            28,373,994.51              3.04
North Carolina................         42            13,704,949.97              1.47
Ohio..........................         43            14,301,704.29              1.53
Oklahoma......................          2               393,670.12              0.04
Oregon........................         34             7,637,682.27              0.82
Pennsylvania..................         64            21,980,247.00              2.36
Rhode Island..................          3               705,281.47              0.08
South Carolina................         16             4,311,905.33              0.46
South Dakota..................          2                97,419.42              0.01
Tennessee.....................          6             1,673,617.91              0.18
Texas.........................         57            18,180,451.52              1.95
Utah..........................         24             5,168,954.79              0.55

                                      A1-5

     GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES AS OF THE CUT-OFF DATE
                                  (continued)

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
            STATE               MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
            -----               --------------   -------------------   ---------------------
Vermont.......................          3               728,357.58              0.08
Virginia......................        120            37,934,020.42              4.07
Washington....................         84            25,762,917.41              2.76
West Virginia.................          1               116,309.20              0.01
Wisconsin.....................         30            10,493,399.70              1.13
Wyoming.......................          1               324,465.65              0.03
                                    -----          ---------------            ------
     Total....................      2,853          $932,211,550.79            100.00%
                                    =====          ===============            ======

                   YEAR OF ORIGINATION AS OF THE CUT-OFF DATE

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
YEAR OF ORIGINATION             MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
-------------------             --------------   -------------------   ---------------------
1987..........................          1          $    262,649.14               0.03%
1988..........................          1               387,669.97               0.04
1992..........................          1               374,721.69               0.04
1993..........................          1               375,000.00               0.04
1994..........................          1               464,297.77               0.05
1997..........................          5             1,573,257.88               0.17
1998..........................        167            35,320,975.09               3.79
1999..........................      2,676           893,452,979.25              95.84
                                    -----          ---------------            -------
     Total....................      2,853          $932,211,550.79             100.00%
                                    =====          ===============            =======

                    YEAR OF MATURITY AS OF THE CUT-OFF DATE

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
YEAR OF MATURITY                MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
----------------                --------------   -------------------   ---------------------
2018..........................          2          $    256,595.30              0.03%
2019..........................         23             6,224,597.55              0.67
2023..........................          1               195,828.48              0.02
2024..........................         12             3,700,179.15              0.40
2026..........................          2               494,429.18              0.05
2027..........................          6             1,810,925.90              0.19
2028..........................        130            24,697,208.22              2.65
2029..........................      2,677           894,831,787.01             95.99
                                    -----          ---------------            ------
Total.........................      2,853          $932,211,550.79            100.00%
                                    =====          ===============            ======

                                      A1-6

                         TYPES OF MORTGAGED PROPERTIES

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
       TYPE OF DWELLING         MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
       ----------------         --------------   -------------------   ---------------------
Single-family detached........      2,582          $854,159,788.30             91.63
Single-family attached........         66            16,889,085.78              1.81
Condominium...................        133            39,782,132.17              4.27
2-4 family units..............         70            20,178,904.28              2.16
Cooperative...................          2             1,201,640.26              0.13
                                    -----          ---------------            ------
     Total....................      2,853          $932,211,550.79            100.00%
                                    =====          ===============            ======

                  OCCUPANCY STATUS OF MORTGAGED PROPERTIES(1)

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
OCCUPANCY                       MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
---------                       --------------   -------------------   ---------------------
Owner Occupied................      2,747          $902,005,475.47             96.76%
Vacation......................         60            20,311,991.22              2.18
Investment....................         46             9,894,084.10              1.06
                                    -----          ---------------            ------
     Total....................      2,853          $932,211,550.79            100.00%
                                    =====          ===============            ======

---------------
(1) Based on information supplied by the mortgagor in the loan application.

                         PURPOSE OF THE MORTGAGE LOANS

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
     PURPOSE OF THE LOAN        MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
     -------------------        --------------   -------------------   ---------------------
Purchase......................      1,791          $588,264,238.61             63.10%
Rate Term/Refinance...........        941           304,979,752.75             32.72
Cash-out Refinance............        121            38,967,559.43              4.18
                                    -----          ---------------            ------
     Total....................      2,853          $932,211,550.79            100.00%
                                    =====          ===============            ======

                                      A1-7

                      LOAN-TO-VALUE RATIOS AT ORIGINATION

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
           RANGE OF                                   PRINCIPAL         AGGREGATE SCHEDULED
     LOAN-TO-VALUE RATIO          NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
        AT ORIGINATION          MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
     -------------------        --------------   -------------------   ---------------------
00.000- 50.00%................        107          $ 32,158,099.75              3.45%
50.001- 60.00.................        193            65,894,261.88              7.07
60.001- 70.00.................        416           146,387,552.47             15.70
70.001- 75.00.................        391           136,251,170.31             14.62
75.001- 80.00.................      1,328           435,562,199.38             46.72
80.001- 85.00.................         51            14,876,386.04              1.60
85.001- 90.00.................        219            65,523,742.66              7.03
90.001- 95.00.................        147            35,295,140.39              3.79
95.001-100.00.................          1               262,997.91              0.03
                                    -----          ---------------            ------
     Total....................      2,853          $932,211,550.79            100.00%
                                    =====          ===============            ======

DISTRIBUTIONS ON THE POOL 1 SENIOR CERTIFICATES

Allocation of Pool 1 Available Funds

     Interest and principal on the Pool 1 senior certificates will be distributed monthly on the 25th day of each month or, if such 25th day is not a business day, on the succeeding business day (each, a "Distribution Date"), commencing in August 1999. These distributions, together with certain distributions to the junior certificates, will be in an aggregate amount equal to the Pool 1 Available Funds for the related Distribution Date. In certain limited circumstances, the Pool 1 senior certificates may receive distributions in respect of Pool 2 Available Funds, and the Pool 2 senior certificates may receive distributions in respect of Pool 1 Available Funds. See
"-- Cross-Support" in this Annex 1. Distributions will be made to holders of record at the close of business on the related Record Date.

     On each Distribution Date, the Pool 1 Available Funds will be distributed in the following order of priority among the Pool 1 senior certificates:

          first, to the classes of Pool 1 senior certificates entitled to distributions of interest, the Accrued Certificate Interest on each such class for such Distribution Date, any shortfall in available amounts being allocated among such classes in proportion to the amount of Accrued Certificate Interest otherwise distributable thereon; provided, however, that on each Distribution Date through the Class A24 Accretion Termination Date (as defined below), such amounts with respect to the Class A24 Certificates will not be distributed on such certificates under this priority first but will instead be added to the class certificate principal balance (the "Class Certificate Principal Balance") thereof and distributed in accordance with the third paragraph following priority fourth below;

          second, to the classes of Pool 1 senior certificates entitled to distributions of interest, any Accrued Certificate Interest thereon remaining undistributed (or not added to the Class Certificate Principal Balance of the Class A24 Certificates) from previous Distribution Dates, to the extent of remaining Pool 1 Available Funds, any shortfall in available amounts being allocated among such classes in proportion to the amount of such Accrued Certificate Interest remaining undistributed (or not added to the Class Certificate Principal Balance of the Class A24 Certificates) for each such

                                      A1-8
     class for such Distribution Date; provided, however, that on each Distribution Date through the Class A24 Accretion Termination Date, such amounts with respect to the Class A24 Certificates will not be distributed under this priority second but will instead be added to the Class Certificate Principal Balance thereof and distributed in accordance with the third paragraph following priority fourth below;

          third, to the classes of Pool 1 senior certificates entitled to principal distributions, in reduction of the Class Certificate Principal Balances thereof, to the extent of remaining Pool 1 Available Funds, concurrently, as follows:

             (1) to the Class A1 through Class A28 Certificates and the Class R Certificates, the Senior Optimal Principal Amount for such Distribution Date, in the following order of priority:

                  (a) pro rata, to the Class A25 and Class A26 Certificates, the
             Pool 1 Group II Senior Principal Distribution Amount (as defined herein) for such Distribution Date, until the Class Certificate Principal Balances thereof have each been reduced to zero; and

                  (b) to the Class A1 through Class A24 Certificates, the Class
             A27, Class A28 and Class R Certificates (together, the "Pool 1 Group I Senior Certificates"), the Senior Optimal Principal Amount for such Distribution Date, less the Pool 1 Group II Senior Principal Distribution Amount for such Distribution Date (such reduced amount, the "Pool 1 Group I Senior Principal Distribution Amount"), in the following order of priority:

                       (I) to the Class R, Class A1, Class A2, Class A3, Class
                  A13, Class A16 and Class A27 Certificates, until the Class Certificate Principal Balance of the Class A16 Certificates has been reduced to zero, concurrently, as follows:

                           (A) approximately 15.5891276% of the amount
                      distributable under clause (1)(b)(I) to the Class A1 Certificates;

                           (B) approximately 4.073985313% of the amount
                      distributable under clause (1)(b)(I) to the Class A2 Certificates;

                           (C) approximately 10.688847393% of the amount
                      distributable under clause (1)(b)(I) to the Class A3 Certificates;

                           (D) approximately 38.861328507% of the amount
                      distributable under clause (1)(b)(I) to the Class A16 Certificates;

                           (E) approximately 15.589127600% of the amount
                      distributable under clause (1)(b)(I) to the Class A27 Certificates; and

                           (F) approximately 15.197583587% of the amount
                      distributable under clause (1)(b)(I), sequentially, to the Class R Certificates, until the Class Certificate Principal Balance thereof has been reduced to zero, and then to the Class A13 Certificates, in that order;

                       (II) to the Class A1, Class A2, Class A3, Class A5, Class
                  A13, Class A27 and Class A28 Certificates, until the Class Certificate

                                      A1-9

                  Principal Balance of the Class A27 Certificates has been reduced to zero, concurrently, as follows:

                           (A) approximately 15.589127600% of the amount
                      distributable under clause (1)(b)(II) to the Class A1 Certificates;

                           (B) approximately 15.445351800% of the amount
                      distributable under clause (1)(b)(II) to the Class A2 Certificates;

                           (C) approximately 10.688847393% of the amount
                      distributable under clause (1)(b)(II) to the Class A3 Certificates;

                           (D) approximately 2.604646683% of the amount
                      distributable under clause (1)(b)(II) to the Class A5 Certificates;

                           (E) approximately 15.197583587% of the amount
                      distributable under clause (1)(b)(II) to the Class A13 Certificates;

                           (F) approximately 15.589127600% of the amount
                      distributable under clause (1)(b)(II) to the Class A27 Certificates; and

                           (G) approximately 24.885315337% of the amount
                      distributable under clause (1)(b)(II) to the Class A28 Certificates;

                       (III) to the Class A1, Class A2, Class A3, Class A4,
                  Class A5, Class A13, Class A14 and Class A28 Certificates, until the Class Certificate Principal Balances of the Class A1, Class A2, Class A3, Class A4, Class A5 and Class A28 Certificates have each been reduced to zero, concurrently, as follows:

                           (A) approximately 15.589127600% of the amount
                      distributable under clause (1)(b)(III) to the Class A1 Certificates;

                           (B) approximately 15.445351800% of the amount
                      distributable under clause (1)(b)(III) to the Class A2 Certificates;

                           (C) approximately 10.688847393% of the amount
                      distributable under clause (1)(b)(III) to the Class A3, Class A4 and Class A14 Certificates, in the following order of priority:

                               (i) to the Class A3 Certificates, until the Class
                          Certificate Principal Balance thereof has been reduced to zero; and

                               (ii) to the Class A4 and Class A14 Certificates,
                          concurrently as follows:

                                    (x) approximately 96.428571429% of the
                               amount distributable under clause
                               (1)(b)(III)(C)(ii) to the Class A4 Certificates; and

                                    (y) approximately 3.571428571% of the amount
                               distributable under clause (1)(b)(III)(C)(ii) to the Class A14 Certificates;

                                      A1-10

                           (D) approximately 40.474442937% of the amount
                      distributable under clause (1)(b)(III) to the Class A4, Class A14 and Class A28 Certificates, in the following order of priority:

                               (i) to the Class A28 Certificates, until the
                          Class Certificate Principal Balance thereof has been reduced to zero;

                               (ii) to the Class A4 and Class A14 Certificates,
                          concurrently as follows:

                                    (x) approximately 96.428571429% of the
                               amount distributable under
                               Clause (1)(b)(III)(D)(ii) to the Class A4
                               Certificates; and

                                    (y) approximately 3.571428571% of the amount
                               distributable under Clause (1)(b)(III)(D)(ii) to the Class A14 Certificates;

                           (E) approximately 2.604646683% of the amount
                      distributable under clause (1)(b)(III) to the Class A5 Certificates; and

                           (F) approximately 15.197583587% of the amount
                      distributable under clause (1)(b)(III) to the Class A13 Certificates;

                       (IV) to the Class A6 through Class A15 Certificates, and
                  the Class A17 and Class A20 Certificates, until the Class Certificate Principal Balances thereof (other than the Class A14 and Class A20 Certificates) have each been reduced to zero, concurrently, as follows:

                           (A) approximately 15.197583857% of the amount
                      distributable under clause (1)(b)(IV) to the Class A13 Certificates;

                           (B) approximately 3.028657729% of the amount
                      distributable under clause (1)(b)(IV) to the Class A14 Certificates; and

                           (C) approximately 81.773758684% of the amount
                      distributable under clause (1)(b)(IV) to the Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class A14, Class A15, Class A17 and Class A20 Certificates in the following order of priority:

                               (i) to the Class A12 Certificates, until the
                          Class Certificate Principal Balance thereof has been reduced to zero;

                               (ii) to the Class A6, Class A7, Class A8, Class
                          A9, Class A10, Class A11, Class A14, Class A15, Class A17 and Class A20 Certificates, concurrently as follows:

                                    (x) approximately 43.502648718% of the
                               amount distributable under clause
                               (1)(b)(IV)(C)(ii) to the Class A6, Class A7,
                               Class A8, Class A9, Class A10, Class A11, Class A14, Class A15, Class A17 and Class A20 Certificates, in the following order of priority:

                                        first, sequentially, to the Class A6,
                                   Class A7, Class A8, Class A9, Class A10 and
                                   Class A11 Certificates, in that order, until the Class Certificate

                                      A1-11

                                   Principal Balances thereof have each been reduced to zero; and

                                        second, to the Class A14, Class A15,
                                   Class A17 and Class A20 Certificates,
                                   concurrently as follows:

                                            (aa) approximately 0.205380622% of
                                       the amount distributable under clause
                                       (1)(b)(IV)(C)(ii)(x)(second) to the Class
                                       A14 Certificates; and

                                            (bb) approximately 94.043961975% of
                                       the amount distributable under clause
                                       (1)(b)(IV)(C)(ii)(x)(second) to the Class
                                       A17 Certificates; and

                                            (cc) approximately 5.750657403% of
                                       the amount distributable under clause
                                       (1)(b)(IV)(C)(ii)(x)(second),
                                       sequentially, to the Class A15 and Class
                                       A20 Certificates, in that order;

                                    (y) approximately 56.497351282% of the
                               amount distributable under clause
                               (1)(b)(IV)(C)(ii) to the Class A14, Class A15, Class A17 and Class A20 Certificates, concurrently as follows:

                                        first, approximately 0.205380622% of the
                                   amount distributable under clause
                                   (1)(b)(IV)(C)(ii)(y) to the Class A14
                                   Certificates;

                                        second, approximately 94.043961975% of
                                   the amount distributable under clause
                                   (1)(b)(IV)(C)(ii)(y) to the Class A17
                                   Certificates; and

                                        third, approximately 5.750657403% of the
                                   amount distributable under clause
                                   (1)(b)(IV)(C)(ii)(y), sequentially, to the
                                   Class A15 and Class A20 Certificates, in that order;

                       (V) to the Class A14, Class A18, Class A19, Class A20 and
                  Class A21 Certificates, until the Class Certificate Principal Balances thereof have each been reduced to zero, concurrently, as follows:

                           (A) approximately 6.896551724% of the amount
                      distributable pursuant to clause (1)(b)(V) to the Class A14 Certificates;

                           (B) approximately 93.103448276% of the amount
                      distributable pursuant to clause (1)(b)(V) to the Class A18, Class A19, Class A20 and Class A21 Certificates, concurrently, as follows:

                               (i) approximately 12.268296521% of the amount
                          distributable pursuant to clause (1)(b)(V) (B) to the Class A18 Certificates;

                                      A1-12

                               (ii) approximately 24.536593041% of the amount
                          distributable pursuant to clause (1)(b)(V) (B) to the Class A19 Certificates; and

                               (iii) approximately 63.195110438% of the amount
                          distributable pursuant to clause (1)(b)(V)(B) to the Class A20 and Class A21 Certificates, concurrently, as follows:

                                    (x) approximately 9.658200570% of the amount
                               distributable pursuant to clause
                               (1)(b)(V)(B)(iii) to the Class A20 Certificates; and

                                    (y) approximately 90.341799430% of the
                               amount distributable pursuant to clause
                               (1)(b)(V)(B)(iii) to the Class A21 Certificates; and

                       (VI) to the Class A22, Class A23 and Class A24
                  Certificates, in that order, until the Class Certificate Principal Balances thereof have each been reduced to zero; and

             (2) to the Class 1-PO Certificates, the Class 1-PO Principal Distribution Amount for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero; and

          fourth, to the Class 1-PO Certificates, the Class 1-PO Deferred Amount for such Distribution Date, to the extent of the Junior Optimal Principal Amount payable from Pool 1 Available Funds and Pool 2 Available Funds for such Distribution Date, provided that (1) such distributions to the Class 1-PO Certificates shall not reduce the Class Certificate Principal Balance of the Class 1-PO Certificates and (2) no distribution will be made in respect of the Class 1-PO Deferred Amount after the Distribution Date on which the Class Certificate Principal Balances of the junior certificates have all been reduced to zero (the "Cross-Over Date").

     Except in the limited circumstances described under "-- Cross-Support" below, any Pool 1 Available Funds remaining after distributions pursuant to priority fourth above (the "Pool 1 Junior Available Funds") will be combined with the Pool 2 Junior Available Funds (as defined in Annex 2 below) for such Distribution Date (such combined amount, the "Junior Available Funds") and distributed to the junior certificates in accordance with the priorities set forth in the second paragraph under "-- Distributions on the Junior Certificates -- Allocation of Junior Available Funds" in Annex 3 of this prospectus supplement.

     The percentages set forth in priority third above were calculated on the basis of the Class Certificate Principal Balances of the related certificates described herein. If these Class Certificate Principal Balances are increased or decreased in accordance with the variance permitted hereby, the applicable percentages will be increased or decreased substantially correspondingly.

     On each Distribution Date, before distributions have been made pursuant to priority third above, an amount equal to the Class A24 Accrual Amount (as defined below) for such Distribution Date will be distributed in the following order of priority in reduction of the Class Certificate Principal Balances of the following classes of certificates:

          first, to the Class A22 Certificates, until the Class Certificate Principal Balance thereof has been reduced to zero;

                                      A1-13
          second, to the Class A23 Certificates, until the Class Certificate Principal Balance thereof has been reduced to zero; and

          third, to the Class A24 Certificates, until the Class Certificate Principal Balance thereof has been reduced to zero.

     The Class A24 Accrual Amount distributed as described above on a Distribution Date will be added to the Class Certificate Principal Balance of the Class A24 Certificates on such date.

     The "Class A24 Accrual Amount" with respect to each Distribution Date through the Class A24 Accretion Termination Date will be an amount equal to the sum of (a) the Accrued Certificate Interest in respect of the Class A24 Certificates in accordance with priority first of the second paragraph under "Allocation of Pool 1 Available Funds" above and (b) any available amounts allocable to such class in accordance with priority second under "Allocation of Pool 1 Available Funds" above.

     The "Class A24 Accretion Termination Date" is the earlier of:

             (1) the Cross-Over Date; and

             (2) the Distribution Date on which the Class Certificate Principal Balance of the Class A23 Certificates has been reduced to zero.

     On each Distribution Date after the Cross-Over Date, distributions of principal on the outstanding Pool 1 senior certificates entitled to principal distributions (other than the Class 1-PO Certificates) will be made pro rata among all such certificates, regardless of the allocation, or sequential nature, of principal payments described in priority third in the second paragraph under "Allocation of Pool 1 Available Funds".

     "Pro rata" distributions among classes of certificates will be made in proportion to the then-current Class Certificate Principal Balances of such classes.

     If, after distributions have been made under priorities first and second, and the third paragraph following priority fourth, of the second paragraph under "Allocation of Pool 1 Available Funds" on any Distribution Date, the remaining Pool 1 Available Funds are less than the sum of the Pool 1 Senior Optimal Principal Amount and the Class 1-PO Principal Distribution Amount for such Distribution Date, the amounts distributable under priority third in the second paragraph under "Allocation of Pool 1 Available Funds" shall be proportionately reduced, and such remaining Pool 1 Available Funds will be distributed on the Pool 1 senior certificates entitled to principal distributions in accordance with the applicable clauses of priority third in the second paragraph under "Allocation of Pool 1 Available Funds" on the basis of such reduced amounts. Notwithstanding such allocation, Realized Losses on Pool 1 or Pool 2 mortgage loans will be allocated to the Pool 1 senior certificates as described under "-- Allocation of Realized Losses on the Pool 1 Certificates" herein.

Interest

     Interest will accrue on the Pool 1 senior certificates offered hereby entitled to interest distributions at the respective interest rates set forth in the summary of this prospectus supplement during each Interest Accrual Period. The "Interest Accrual Period" for each class of certificates entitled to distributions of interest will be the one-month period ending on the last day of the month preceding the month in which a Distribution Date occurs. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                                      A1-14

     On each Distribution Date through the Class A24 Accretion Termination Date, the Accrued Certificate Interest on the Class A24 Certificates on such Distribution Date will not be distributed on such certificates but will instead be added to the Class Certificate Principal Balance thereof. On each Distribution Date after the Class A24 Accretion Termination Date, interest will be distributable on the Class A24 Certificates and will not be added to the Class Certificate Principal Balance thereof.

     Interest will accrue on the Notional Principal Balance of the Class 1-S Certificates during each Interest Accrual Period at a variable per annum rate equal to the excess of (1) the weighted average (by Scheduled Principal Balance) carried to six decimal places, rounded down, of the Net Mortgage Rates of the Outstanding Mortgage Loans in Pool 1 which are Non-discount Mortgage Loans as of the first day of such Interest Accrual Period (or as of the Cut-off Date, in the case of the first Interest Accrual Period) over (2) 6.75%. However, this calculation will not include any Pool 1 mortgage loan that was the subject of a voluntary prepayment in full received by GECMSI, or, in the case of a Pool 1 mortgage loan master-serviced by GECMSI, of which GECMSI receives notice, on or after the first day but on or before the fifteenth day of such Interest Accrual Period. The per annum interest rate on the Class 1-S Certificates for the first Interest Accrual Period is expected to be approximately 0.359190%. The "Notional Principal Balance" of the Class 1-S Certificates as of any Distribution Date will equal the aggregate Scheduled Principal Balance of the Pool 1 Outstanding Mortgage Loans which are Non-discount Mortgage Loans as of the first day of the calendar month preceding such Distribution Date. The initial Notional Principal Balance of the Class 1-S Certificates is expected to be approximately $756,262,996.

     The Class A14 and Class 1-PO Certificates are principal-only certificates and will not accrue interest.

     The "Accrued Certificate Interest" for any Pool 1 certificate entitled to distributions of interest for any Distribution Date will equal the interest accrued during the related Interest Accrual Period at the applicable certificate interest rate on the Certificate Principal Balance (or, in the case of any Class 1-S Certificate, the Notional Principal Balance) of such certificate immediately prior to such Distribution Date, less such certificate's share of any Net Interest Shortfall (as defined below) in respect of Pool 1 mortgage loans, the interest portion of any Excess Losses (as defined herein) in respect of Pool 1 and Pool 2 mortgage loans through the Cross-Over Date and, after the Cross-Over Date, the interest portion of Realized Losses, including Excess Losses, in respect of Pool 1 or Pool 2 mortgage loans.

     The "Certificate Principal Balance" of any Pool 1 senior certificate entitled to principal distributions as of any Distribution Date will equal such certificate's Certificate Principal Balance on the date of the initial issuance of the certificates,

     (1) as reduced by:

          - all amounts distributed on previous Distribution Dates on such certificate on account of principal;

          - the principal portion of all Realized Losses in respect of Pool 1 or Pool 2 mortgage loans previously allocated to such certificate; and

     (2) in the case of the Class A24 Certificates through the Class A24 Accretion Termination Date, as increased by all Accrued Certificate Interest added to the Certificate Principal Balance thereof on previous Distribution Dates.

                                      A1-15

     With respect to any Distribution Date, the "Net Interest Shortfall" in respect of a mortgage pool will equal the excess of the aggregate Interest Shortfalls with respect to such Distribution Date in respect of the related mortgage loans over the applicable Compensating Interest Payment, if any, for such Distribution Date. See "The Pooling and Servicing Agreement -- Servicing Compensation, Compensating Interest and Payment of Expenses" herein for a definition of "Compensating Interest Payment."

     With respect to any Distribution Date, an "Interest Shortfall" in respect of a mortgage loan will result from:

          (1) any voluntary prepayment of principal in full on such mortgage loan received from the sixteenth day (or, in the case of the first Distribution Date, from the Cut-off Date) through the last day of the month preceding such Distribution Date;

          (2) any partial prepayment of principal on such mortgage loan by the mortgagor during the month preceding such Distribution Date; or

          (3) a reduction in the interest rate on such mortgage loan due to the application of the Soldiers' and Sailors' Civil Relief Act of 1940 whereby, in general, members of the Armed Forces who entered into mortgages prior to the commencement of military service may have the interest rates on those mortgage loans reduced for the duration of their active military service. See "Certain Legal Aspects of the Mortgage Loans -- Soldiers' and Sailors' Civil Relief Act" in the prospectus.

     As to any Distribution Date and any mortgage loan with respect to which a prepayment in full has occurred as described above, the resulting "Interest Shortfall" generally will equal the difference between (a) one month's interest at the mortgage interest rate net of the applicable servicing fee (the "Net Mortgage Rate") on the Scheduled Principal Balance of such mortgage loan, and
(b) the amount of interest at the Net Mortgage Rate actually received with respect to such mortgage loan. In the case of a partial prepayment, the resulting "Interest Shortfall" will equal one month's interest at the applicable Net Mortgage Rate on the amount of such prepayment.

     Any Net Interest Shortfall in respect of the Pool 1 mortgage loans will, on each Distribution Date, be allocated among all the outstanding Pool 1 senior certificates entitled to distributions of interest and the junior certificates in respect of the related Apportioned Principal Balance in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls.

     The interest portion of any Excess Losses through the Cross-Over Date in respect of the Pool 1 or Pool 2 mortgage loans will be allocated among all the outstanding Pool 1 and Pool 2 senior certificates entitled to distributions of interest and the junior certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such losses.

     The interest portion of any Realized Losses after the Cross-Over Date in respect of the Pool 1 or Pool 2 mortgage loans will be allocated among all the outstanding Pool 1 and Pool 2 senior certificates entitled to distributions of interest in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such losses.

     The interest portion of any Realized Losses (other than Excess Losses) in respect of the Pool 1 mortgage loans occurring prior to the Cross-Over Date will not be allocated among any certificates, but will reduce the amount of Pool 1 Available Funds on the related Distribution Date. As a result of the subordination of the junior certificates in right

                                      A1-16
of distribution, such losses will be borne first by the outstanding junior certificates in inverse order of priority.

     If Pool 1 Available Funds are insufficient on any Distribution Date to distribute the aggregate Accrued Certificate Interest on the Pool 1 senior certificates entitled to distributions of interest to their certificateholders, any shortfall in such available amounts will be allocated among such classes of Pool 1 senior certificates in proportion to the amounts of Accrued Certificate Interest otherwise distributable thereon or, in the case of the Class A24 Certificates through the Class A24 Accretion Termination Date, the amounts that would otherwise have been added to the Class Certificate Principal Balance thereof. Such reduction with respect to the Class A24 Certificates will effect a corresponding reduction in the Class A24 Accrual Amount on such Distribution Date and the amount distributed in respect of the Class A24 Accrual Amount as principal on certain classes of certificates as described above. The amount of any such undistributed Accrued Certificate Interest will be added to the amount of interest to be distributed on the Pool 1 senior certificates entitled to distributions of interest (or added to the Class Certificate Principal Balance of the Class A24 Certificates through the Class A24 Accretion Termination Date) on subsequent Distribution Dates in accordance with priority second in the second paragraph under "-- Allocation of Pool 1 Available Funds" above. No interest will accrue on any Accrued Certificate Interest remaining undistributed from previous Distribution Dates. See "-- Cross-Support" below for a discussion of the circumstances in which shortfalls in Available Funds to cover Accrued Certificate Interest on one group of senior certificates may be paid from collections in respect of the mortgage pool backing the other group of senior certificates.

Principal

     Distributions in reduction of the principal balance of each Pool 1 senior certificate entitled to principal distributions will be made on each Distribution Date.

     Except in the limited circumstances described under "-- Cross-Support" below, all payments and other amounts received in respect of principal of the Pool 1 mortgage loans will be allocated between (1) the Pool 1 senior certificates (other than the Class 1-PO Certificates) and the junior certificates, on the one hand, and (2) the Class 1-PO Certificates, on the other, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts.

     The "Non-PO Percentage" with respect to any Pool 1 mortgage loan with a Net Mortgage Rate ("NMR") less than 6.75% per annum (each such mortgage loan, a "Pool 1 Discount Mortgage Loan") will be the fraction, expressed as a percentage, equal to NMR / 6.75%. The "Non-PO Percentage" with respect to any Pool 1 mortgage loan with a Net Mortgage Rate equal to or greater than 6.75% (each such mortgage loan, a "Pool 1 Non-discount Mortgage Loan") will be 100%. The "PO Percentage" with respect to any Pool 1 Discount Mortgage Loan will be the fraction, expressed as a percentage, equal to (6.75% -- NMR) / 6.75%. The "PO Percentage" with respect to any Pool 1 Non-discount Mortgage Loan will be 0%.

     The initial Class Certificate Principal Balance of the Class 1-PO Certificates, which are not offered hereby, will be approximately $4,376,027, subject to the variance described herein.

     Distributions in reduction of the Class Certificate Principal Balance of each class of Pool 1 senior certificates entitled to principal distributions will be made on each

                                      A1-17

Distribution Date under priority third in the second paragraph under "-- Allocation of Pool 1 Available Funds" above or, if applicable, the third paragraph following priority fourth thereunder. In accordance with priority third, the Pool 1 Available Funds remaining after the distribution of interest on the Pool 1 senior certificates entitled to interest distributions will be allocated to the Pool 1 senior certificates entitled to principal distributions in an aggregate amount not to exceed the sum of the Pool 1 Senior Optimal Principal Amount and the Class 1-PO Principal Distribution Amount for such Distribution Date. The Pool 1 Group II Senior Certificates will not receive any distributions in respect of scheduled payments of principal, prepayments or other unscheduled recoveries of principal on the Pool 1 mortgage loans during the first five years after the date of initial issuance of the certificates, except as otherwise described herein on or following the earlier of the Pool 1 Group I Final Distribution Date and the Cross-Over Date.

     The "Pool 1 Senior Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum of:

          (1) the Pool 1 Senior Percentage (as defined herein) of the applicable Non-PO Percentage of all scheduled payments of principal due on each Pool 1 mortgage loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions in respect of Pool 1 mortgage loans after the Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

          (2) the Pool 1 Senior Prepayment Percentage (as defined herein) of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Pool 1 mortgage loan which was the subject of a prepayment in full received by GECMSI (or, in the case of a Pool 1 mortgage loan master-serviced by GECMSI, of which GECMSI receives notice) during the applicable Prepayment Period (as defined below);

          (3) the Pool 1 Senior Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments of principal received in respect of Pool 1 mortgage loans during the applicable Prepayment Period;

          (4) the lesser of:

             (a) the Pool 1 Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (w) the net liquidation proceeds allocable to principal on each Pool 1 mortgage loan which became a Liquidated Mortgage Loan during the related Prepayment Period, other than mortgage loans described in clause (4)(a)(x), and (x) the principal balance of each Pool 1 mortgage loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy; and

             (b) the Pool 1 Senior Percentage of the applicable Non-PO Percentage of the sum of (w) the Scheduled Principal Balance of each Pool 1 mortgage loan which became a Liquidated Mortgage Loan during the related Prepayment Period, other than mortgage loans described in clause
        (4)(b)(x), and (x) the Scheduled Principal Balance of each Pool 1 mortgage loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy minus (y) the Pool 1 Senior Percentage of the applicable Non-PO Percentage of the principal portion of

                                      A1-18

        Excess Losses (other than Debt Service Reductions) in respect of Pool 1 mortgage loans during the related Prepayment Period; and

          (5) the Pool 1 Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each Pool 1 mortgage loan which was repurchased by GECMSI in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Pool 1 mortgage loan that has been replaced by GECMSI with a substitute mortgage loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute mortgage loan.

     The "Pool 1 Group II Senior Principal Distribution Amount" for any Distribution Date will equal the product of (1) the Pool 1 Senior Optimal Principal Amount for such date (determined without application of the Pool 1 Senior Percentage or Pool 1 Senior Prepayment Percentage), (2) the Pool 1 Group II Senior Percentage for such date and (3) the Pool 1 Group II Senior Distribution Percentage for such date. Notwithstanding the foregoing, (1) on the Pool 1 Group I Final Distribution Date, the Pool 1 Group II Senior Principal Distribution Amount will be increased by any Pool 1 Senior Optimal Principal Amount remaining after distributions of principal have been made on the Pool 1 Group I Senior Certificates, and (2) following the Pool 1 Group I Final Distribution Date, the Pool 1 Group II Senior Principal Distribution Amount will equal the Pool 1 Senior Optimal Principal Amount.

     The "Pool 1 Group II Senior Percentage" for any Distribution Date will equal the percentage (carried to six places rounded up) obtained by dividing (1) the aggregate Certificate Principal Balance of the Pool 1 Group II Senior Certificates immediately preceding such Distribution Date by (2) the Pool 1 Scheduled Principal Balance (less the Class Certificate Principal Balance of the Class 1-PO Certificates) immediately preceding such Distribution Date. The initial Pool 1 Group II Senior Percentage is expected to be approximately 10%.

     The "Pool 1 Group II Senior Distribution Percentage" for any Distribution Date will equal 0% through the Distribution Date in July 2004; 30% thereafter through the Distribution Date in July 2005; 40% thereafter through the Distribution Date in July 2006; 60% thereafter through the Distribution Date in July 2007; 80% thereafter through the Distribution Date in July 2008; and 100% thereafter.

     The "Pool 1 Group I Final Distribution Date" is the Distribution Date on which the Class Certificate Principal Balance of each of the Pool 1 Group I Senior Certificates has been reduced to zero.

     With respect to any Pool 1 mortgage loan that was the subject of a voluntary prepayment in full and any Distribution Date, the "Prepayment Period" is the period from the sixteenth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from the Cut-off Date) through the fifteenth day of the month of such Distribution Date. With respect to any other unscheduled prepayment of principal of any Pool 1 mortgage loan and any Distribution Date, the "Prepayment Period" is the month preceding the month of such Distribution Date.

     The "Pool 1 Senior Percentage" on any Distribution Date will equal the lesser of 100% and the percentage (carried to six places rounded up) obtained by dividing the aggregate Certificate Principal Balances of all the Pool 1 senior certificates (other than the Class 1-PO Certificates) immediately preceding such Distribution Date by the Pool 1

                                      A1-19

Scheduled Principal Balance (less the Class Certificate Principal Balance of the Class 1-PO Certificates) immediately preceding such Distribution Date. The initial Pool 1 Senior Percentage is expected to be approximately 95.73%.

     The "Pool 1 Senior Prepayment Percentage" on any Distribution Date occurring during the periods set forth below will be as follows:

PERIOD (DATES INCLUSIVE)                 POOL 1 SENIOR PREPAYMENT PERCENTAGE
------------------------                 -----------------------------------
August 1999 - July 2004..............    100%
August 2004 - July 2005..............    Pool 1 Senior Percentage plus 70%
                                         of the Pool 1 Apportioned Junior
                                         Percentage
August 2005 - July 2006..............    Pool 1 Senior Percentage plus 60%
                                         of the Pool 1 Apportioned Junior
                                         Percentage
August 2006 - July 2007..............    Pool 1 Senior Percentage plus 40%
                                         of the Pool 1 Apportioned Junior
                                         Percentage
August 2007 - July 2008..............    Pool 1 Senior Percentage plus 20%
                                         of the Pool 1 Apportioned Junior
                                         Percentage
August 2008 and thereafter...........    Pool 1 Senior Percentage

     Notwithstanding the foregoing, if on any Distribution Date either the Pool 1 Senior Percentage exceeds the initial Pool 1 Senior Percentage or the Pool 2 Senior Percentage (as defined in "Distributions on the Pool 2 Senior Certificates -- Principal" in Annex 2) exceeds the initial Pool 2 Senior Percentage, the Pool 1 Senior Prepayment Percentage for such Distribution Date will equal 100%.

     In addition, no reduction of the Pool 1 Senior Prepayment Percentage below the level in effect for the most recent prior period specified in the table above shall be effective on any Distribution Date on which the Pool 1 Senior Prepayment Percentage Stepdown Limitation (as defined below) or the Pool 2 Senior Prepayment Percentage Stepdown Limitation (as defined in "Distributions on the Pool 2 Senior Certificates -- Principal" in Annex 2) is in effect. The "Pool 1 Senior Prepayment Percentage Stepdown Limitation" will be in effect on any Distribution Date unless, as of the last day of the month preceding such Distribution Date, either:

     (A)(1) the aggregate Scheduled Principal Balance of Pool 1 mortgage loans delinquent 60 days or more (including for this purpose any Pool 1 mortgage loans in foreclosure and Pool 1 mortgage loans with respect to which the related mortgaged property has been acquired by the trust) does not exceed 50% of the aggregate Pool 1 Apportioned Junior Principal Balance (as defined below) of the junior certificates as of such date; and

         (2) cumulative Realized Losses in respect of the Pool 1 mortgage loans do not exceed:

            (a)  30% of the Pool 1 Apportioned Junior Principal Balance as of
                  the date of issuance of the certificates (the "Original Pool 1 Apportioned Junior Principal Balance") if such Distribution Date occurs between and including August 2004 and July 2005;

                                      A1-20

            (b)  35% of the Original Pool 1 Apportioned Junior Principal Balance
                  if such Distribution Date occurs between and including August 2005 and July 2006;

            (c)  40% of the Original Pool 1 Apportioned Junior Principal Balance
                  if such Distribution Date occurs between and including August 2006 and July 2007;

            (d)  45% of the Original Pool 1 Apportioned Junior Principal Balance
                  if such Distribution Date occurs between and including August 2007 and July 2008; and

            (e)  50% of the Original Pool 1 Apportioned Junior Principal Balance
                  if such Distribution Date occurs during or after August 2008;
                  or

     (B)(1) the aggregate Scheduled Principal Balance of Pool 1 mortgage loans delinquent 60 days or more (including for this purpose any Pool 1 mortgage loans in foreclosure and Pool 1 mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last three months, as a percentage of the aggregate Scheduled Principal Balance of all Pool 1 mortgage loans averaged over the last three months, does not exceed 4%; and

         (2) cumulative Realized Losses in respect of Pool 1 mortgage loans do not exceed:

            (a)  10% of the Original Pool 1 Apportioned Junior Principal Balance
                  if such Distribution Date occurs between and including August 2004 and July 2005;

            (b)  15% of the Original Pool 1 Apportioned Junior Principal Balance
                  if such Distribution Date occurs between and including August 2005 and July 2006;

            (c)  20% of the Original Pool 1 Apportioned Junior Principal Balance
                  if such Distribution Date occurs between and including August 2006 and July 2007;

            (d)  25% of the Original Pool 1 Apportioned Junior Principal Balance
                  if such Distribution Date occurs between and including August 2007 and July 2008; and

            (e)  30% of the Original Pool 1 Apportioned Junior Principal Balance
                  if such Distribution Date occurs during or after August 2008.

     The "Class 1-PO Principal Distribution Amount" with respect to each Distribution Date will be an amount equal to the sum of:

          (1) the applicable PO Percentage of all scheduled payments of principal due on each Pool 1 mortgage loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto, after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

                                      A1-21

          (2) the applicable PO Percentage of the Scheduled Principal Balance of each Pool 1 mortgage loan which was the subject of a prepayment in full received by GECMSI, or, in the case of a Pool 1 mortgage loan master-serviced by GECMSI, of which GECMSI receives notice, during the related Prepayment Period;

          (3) the applicable PO Percentage of all partial prepayments of principal received in respect of Pool 1 mortgage loans during the related Prepayment Period;

          (4) the applicable PO Percentage of the sum of (a) the net liquidation proceeds allocable to principal on each Pool 1 mortgage loan which became a Liquidated Mortgage Loan during the related Prepayment Period, other than mortgage loans described in clause (b), and (b) the principal balance of each Pool 1 mortgage loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy; and

          (5) the applicable PO Percentage of the sum of (a) the Scheduled Principal Balance of each Pool 1 mortgage loan which was repurchased by GECMSI in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Pool 1 mortgage loan that has been replaced by GECMSI with a substitute mortgage loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute mortgage loan.

     For purposes of clauses (2) and (5) above, the Scheduled Principal Balance of a Pool 1 mortgage loan will be reduced by the amount of any Deficient Valuation that occurred on or before the Bankruptcy Coverage Termination Date.

     The "Pool 1 Apportioned Junior Percentage" on any Distribution Date prior to the Cross-Over Date will equal 100% minus the Pool 1 Senior Percentage. The "Pool 1 Apportioned Junior Prepayment Percentage" on any Distribution Date prior to the Cross-Over Date will equal 100% minus the Pool 1 Senior Prepayment Percentage. The "Pool 1 Apportioned Junior Principal Balance" for any date prior to the Cross-Over Date will equal the excess of the Pool 1 Scheduled Principal Balance (calculated on the basis of Non-PO Percentages thereof) over the aggregate Class Certificate Principal Balance of the Pool 1 senior certificates (other than the Class 1-PO Certificates) for such date. After the Cross-Over Date, the Pool 1 Apportioned Junior Percentage and the Pool 1 Apportioned Junior Prepayment Percentage will equal zero. The initial Pool 1 Apportioned Junior Percentage is expected to be approximately 4.27%.

CROSS-SUPPORT

     In addition to the subordination provided by the junior certificates, the senior certificates will benefit from the credit enhancement provided by a cross-support feature. Under this cross-support feature, collections received on the mortgage loans in one pool may be distributed to holders of senior certificates backed by the mortgage loans in the other pool. Cross-support will apply in the following instances:

          - On each Distribution Date prior to the Cross-Over Date but on or after the date on which the aggregate Class Certificate Principal Balance of the senior certificates of either mortgage pool (other than, in the case of Pool 1, the Class 1-PO Certificates) has been reduced to zero, all amounts otherwise distributable as principal to the junior certificates pursuant to "Distributions on the Junior Certificates -- Allocation of Junior Available Funds" in Annex 3, will be distributed as principal to the outstanding senior certificates entitled to principal distributions backed by the

                                      A1-22
     other mortgage pool (other than, in the case of Pool 1, the Class 1-PO Certificates) until the Class Certificate Principal Balances thereof have each been reduced to zero, provided that on such Distribution Date either
     (a) the Aggregate Junior Percentage (as defined below) for such Distribution Date is less than 200% of the Aggregate Junior Percentage as of the Cut-off Date or (b) the aggregate Scheduled Principal Balance of Pool 1 or Pool 2 mortgage loans delinquent 60 days or more (including for this purpose any mortgage loans in such pool in foreclosure and mortgage loans in such pool with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the related Apportioned Junior Principal Balance, is greater than or equal to 50%. Any principal distributed pursuant to this paragraph on a Distribution Date to the classes of the Pool 1 or Pool 2 senior certificates will be allocated to such classes in the same manner as the Pool 1 Senior Optimal Principal Amount or Pool 2 Senior Optimal Principal Amount, as applicable, is allocated to such classes on such date, and will be applied in reduction of the amount distributable on the junior certificates in inverse order of priority.

          -  If on a Distribution Date either:

             (1) the aggregate Class Certificate Principal Balance of the Pool 1 senior certificates (other than the Class 1-PO Certificates) exceeds the Pool Scheduled Principal Balance of Pool 1 (calculated on the basis of the Non-PO Percentage) as of such Distribution Date or

             (2) the aggregate Class Certificate Principal Balance of the Pool 2 senior certificates exceeds the Pool Scheduled Principal Balance of Pool 2 as of such Distribution Date,

     the certificate group as to which such excess exists will be a "Pool Balance Shortfall Group." In such event, all amounts otherwise distributable as principal on the junior certificates (other than amounts necessary to pay any interest shortfalls described in the second succeeding sentence) will be distributed as principal to the senior certificates (other than the Class 1-PO Certificates) of such Pool Balance Shortfall Group, until the aggregate Class Certificate Principal Balances of such senior certificates equals the Pool Scheduled Principal Balance of the related mortgage pool for such Distribution Date (such distribution, a "Pool Balance Shortfall Distribution"). In the event that the senior certificates in respect of either mortgage pool constitute a Pool Balance Shortfall Group on any Distribution Date on or following the Cross-Over Date, Pool Balance Shortfall Distributions will be made from the related Available Funds of the other mortgage pool remaining after all required amounts have been distributed to the senior certificates related to such other mortgage pool (other than, in the case of Pool 1, the Class 1-PO Certificates). In addition, the amount of any shortfalls in funds available to pay Accrued Certificate Interest or undistributed Accrued Certificate Interest on a Pool Balance Shortfall Group under priorities first and second of the second paragraph under "Distributions on the Pool 1 Senior Certificates -- Allocation of Pool 1 Available Funds" in Annex 1 or "Distributions on the Pool 2 Senior Certificates -- Allocation of Pool 2 Available Funds" in Annex 2, as the case may be, on any Distribution Date (including any such shortfalls for the current Distribution Date) will be distributed as interest to the senior certificates of such Pool Balance Shortfall Group (other than, in the case of Pool 1, the Class 1-PO Certificates) prior to the payment of any Pool Balance Shortfall Distributions from amounts otherwise distributable as principal on the junior

                                      A1-23
     certificates, in inverse order of priority (or, following the Cross-Over Date, as provided in the preceding sentence). Any principal distributed pursuant to this paragraph on a Distribution Date to the classes of the Pool 1 or Pool 2 senior certificates will be allocated to such classes in the same manner as the Pool 1 Senior Optimal Principal Amount or Pool 2 Senior Optimal Principal Amount, as applicable, is allocated to such classes on such date, and any amounts otherwise distributable as principal on the junior certificates will be applied in inverse order of priority.

          - On each Distribution Date, the Class 1-PO Certificates will be entitled to received any Class 1-PO Deferred Amount from amounts otherwise distributable as principal on the junior certificates on such Distribution Date, regardless of the amount of principal received in respect of the Pool 1 mortgage loans.

     The "Aggregate Junior Percentage" at any time will equal the percentage (carried to six places rounded up) obtained by dividing the sum of the Class Certificate Principal Balances of the junior certificates by the aggregate of the Pool 1 and Pool 2 Scheduled Principal Balances (less the Class Certificate Principal Balance of the Class 1-PO Certificates).

PRINCIPAL DISTRIBUTIONS ON THE CLASS A19 CERTIFICATES

General

     Arrangements have been made to distribute principal on the Class A19 Certificates in $1,000 increments. These arrangements are intended to accommodate retail investors who may not wish to receive their principal distributions in amounts smaller than $1,000 and to give a limited payment priority to investors who request early payment. As a result, only some certificates in this class will receive distributions of principal on any given date on which principal would otherwise be distributed on all certificates of this class.

     Principal payments on the Class A19 Certificates will be made as follows:

     - The amount of principal, if any, distributable on each Distribution Date on the class as a whole will be determined as described under "Distributions on the Pool 1 Senior Certificates -- Allocation of Pool 1 Available Funds" above.

     - The distribution of principal will be rounded upward to an integral multiple of $1,000 by withdrawing funds from the Class A19 Rounding Account (as defined below), if necessary.

     - The Trustee will remit distributions of principal to DTC in integral multiples of $1,000. DTC will then remit such distributions to its participants on behalf of the beneficial owners. The participants and the relevant Financial Intermediaries in turn will be responsible for remitting principal payments to their customers as described above.

     - Holders of the Class A19 Certificates who have properly made a Principal Distribution Request, as described below, will be paid before other holders of such class, to the extent of available principal for such class.

     - Principal Distribution Requests submitted on behalf of Deceased Holders (as defined below) will be entitled to a first priority, and requests from beneficial owners other than Deceased Holders ("Living Holders") will be entitled to a second priority.

                                      A1-24

     - If more principal is available for distribution on the Class A19 Certificates on a Distribution Date than the amount covered by valid Principal Distribution Requests, beneficial owners will receive distributions of principal on such Distribution Date in integral multiples of $1,000 pursuant to DTC's random lot procedures, to the extent of such excess.

Notwithstanding the foregoing, on and after the Cross-Over Date, distributions on the Class A19 Certificates will be made pro rata among all holders of the certificates of such class and will not be made in integral multiples of $1,000, by requested distributions or by random lot.

     There can be no assurance that each participant receiving distributions of principal made by random lot, or in accordance with Principal Distribution Requests, and that each Financial Intermediary in the chain to beneficial owners, will remit distributions to their customers by random lot or in accordance with Principal Distribution Requests. Investors should ask their brokers or other intermediaries what allocation procedures they use. Neither GECMSI nor the Trustee will be responsible for the manner in which DTC, any participant or any Financial Intermediary allots distributions on these certificates.

     The Agreement will provide that, in the event definitive physical certificates are issued in respect of the Class A19 Certificates, the Trustee will determine which physical certificates will receive principal distributions on the applicable Distribution Date using procedures comparable to those described herein.

     Due to the procedures for distributions described herein, there can be no assurance that any particular beneficial owner of a Class A19 Certificate will receive a principal distribution on any Distribution Date. The timing and amount of distributions in reduction of the Class Certificate Principal Balance of any particular Class A19 Certificate is highly uncertain, and such distributions may be made earlier or later than the date, or in amounts different from that, desired by a beneficial owner of such certificate. Accordingly, the allocation of principal distributions in respect of such certificates may result in actual yields to investors and weighted average lives that vary significantly from those anticipated, and such yields and weighted average lives will vary among the holders of such class of certificates. See the related risk factor on page S-14.

Rounding of Distributions of Principal

     For purposes of distributions of principal on the Class A19 Certificates, a rounding account (the "Class A19 Rounding Account") will be established on behalf of such class on the date of issuance of the certificates by the deposit of $999.99 in a segregated, non-interest bearing account maintained by the Trustee pursuant to the Agreement. Prior to the Cross-Over Date, whenever distributions of principal are to be made on the Class A19 Certificates, the amount allocable to each such class will be rounded upward to an integral multiple of $1,000, if necessary.

     On the first Distribution Date when distributions of principal will be made on the Class A19 Certificates, the Trustee will withdraw from the Class A19 Rounding Account any funds needed to round the amount allocable to the Class A19 Certificates upward to the next integral multiple of $1,000 and will distribute the rounded amount. On the next Distribution Date when distributions of principal will be made on the Class A19 Certificates, the Trustee will first apply the amount allocable to such class in respect of principal to repay any amount withdrawn from the Class A19 Rounding Account on the previous Distribution Date; then it will round the remainder of such allocable amount upward to the next integral multiple of $1,000 by making another withdrawal from the

                                      A1-25

Class A19 Rounding Account and will distribute this amount. This process will continue on subsequent Distribution Dates prior to the Cross-Over Date until the Class Certificate Principal Balance of the Class A19 Certificates has been reduced to zero.

     Upon the earlier of the Cross-Over Date and the next Distribution Date after the Class Certificate Principal Balance of the Class A19 Certificates is reduced to zero, the balance in the Class A19 Rounding Account will be restored to $999.99 from Pool 1 Available Funds otherwise available for distribution to other classes of certificates and will be distributed to the holder of the Class R Certificate, and the Class A19 Rounding Account will be terminated.

     As a result of the operation of the Class A19 Rounding Account, the aggregate distributions made in reduction of the Class Certificate Principal Balance of the Class A19 Certificates on each Distribution Date may be slightly more or less than would be the case in the absence of such rounding procedures, but such difference in respect of such class will be no more than $999.99 on such Distribution Date. Under no circumstances will the sum of all distributions made in reduction of the Class Certificate Principal Balance of the Class A19 Certificates through any Distribution Date be less than the sum that would have resulted in the absence of such rounding procedures.

Principal Distribution Requests and Withdrawals

     Each beneficial owner of a Class A19 Certificate may request that a distribution of principal on such certificate be made on a Distribution Date, in any integral multiple of $1,000, by delivering a written request (each, a "Principal Distribution Request") to the DTC participant or Financial Intermediary that maintains such beneficial owner's account. The participant should in turn make the request to DTC (or, in the case of a Financial Intermediary, such firm must notify the related participant of such request, which participant should make the request to DTC) on a form required by DTC and provided to the participant.

     In the case of a request on behalf of a Deceased Holder, a certified copy of the death certificate and any additional appropriate evidence of death and any tax waivers must be forwarded to the Trustee under separate cover. Furthermore, such requests of Deceased Holders that are incomplete may not be honored by the Trustee and, if not honored, will lose their priority and must be re-requested. Upon receipt of such Principal Distribution Request, DTC will date and time-stamp such request. Such requests will be honored on any Distribution Date only to the extent that they are received by DTC on or before the Record Date for such Distribution Date. DTC may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. Such requests shall be made available to the Trustee through the facilities of DTC, Principal Distribution Requests delivered to DTC after the Record Date for a particular Distribution Date and requests received in a timely manner but not accepted with respect to a particular Distribution Date will be treated as Principal Distribution Requests for the next succeeding Distribution Date and each succeeding Distribution Date thereafter until each request is accepted or is withdrawn as described below.

     In the case of Principal Distribution Requests on behalf of Living Holders, DTC will establish a new order of priority for each Distribution Date. This order will apply both to previously unsatisfied Principal Distribution Requests and to newly submitted requests. A Principal Distribution Request submitted on behalf of a Living Holder who later dies will become entitled to the priority of a newly submitted request on behalf of a Deceased

                                      A1-26

Holder. Such priority will be effective for each subsequent Distribution Date if DTC has received a certified copy of the death certificate for such Deceased Holder and any additional appropriate evidence of death and any requested tax waivers by the last business day of the preceding calendar month. Each Principal Distribution Request submitted by a beneficial owner of a Class A19 Certificate will be held by DTC until such request has been accepted or has been withdrawn in writing as described below.

     On any Distribution Date on which principal distributions are made on the Class A19 Certificates, priority of distributions of principal in respect of such class will be given to holders of such class on whose behalf Principal Distribution Requests have been duly received and not withdrawn. DTC will honor Principal Distribution Requests in the following order of priority:

          first, DTC will honor Principal Distribution Requests submitted on behalf of Deceased Holders of such class in the order of their receipt by DTC, until such requests have been honored in an amount up to $100,000 for each requesting Deceased Holder; and

          second, DTC will honor Principal Distribution Requests submitted on behalf of Living Holders of such class in the order of priority established by DTC, until such requests have been honored in an amount of up to $10,000 for each requesting Living Holder.

     Thereafter, DTC will honor Principal Distribution Requests submitted on behalf of each Deceased Holder as provided in priority first up to a second $100,000 and thereafter, Principal Distribution Requests submitted on behalf of each Living Holder as provided in priority second up to a second $10,000. This sequence of priorities will be repeated until all Principal Distribution Requests have been honored to the extent of amounts available for distribution in reduction of the Class Certificate Principal Balance of the Class A19 Certificates.

     If the amount available for distribution in reduction of the Class Certificate Principal Balance of the Class A19 Certificates on a given Distribution Date is insufficient to honor all Principal Distribution Requests, such requests will be honored on succeeding Distribution Dates as principal becomes available for distribution on the Class A19 Certificates, without the need for the holders to resubmit their Principal Distribution Requests.

     On any Distribution Date on which principal distributions are to be made on the Class A19 Certificates, the Trustee will advise DTC as to which Principal Distribution Requests should be honored, and in what amounts.

     Any beneficial owner of a Class A19 Certificate with respect to which a Principal Distribution Request has been made may withdraw such request by so notifying in writing the participant or Financial Intermediary that maintains such beneficial owner's account (each such withdrawal, a "Withdrawal"). The participant should forward the Withdrawal to DTC on a form required by DTC. In the event that such account is maintained by a Financial Intermediary, such Financial Intermediary should notify the related participant, which in turn should forward the Withdrawal of such request on such form to DTC. If such Withdrawal has not been received by DTC on or before the Record Date for the applicable Distribution Date, the previously made Principal Distribution Request will be irrevocable with respect to such Distribution Date.

                                      A1-27

     Neither GECMSI nor the Trustee will be liable for any delay or failure by any DTC participant or any Financial Intermediary in the delivery of Principal Distribution Requests or Withdrawals to DTC.

     If the amount available for distribution in reduction of the Class Certificate Principal Balance of the Class A19 Certificates on any Distribution Date exceeds the amount needed to honor all Principal Distribution Requests with respect to such class on such date, additional principal distributions, in integral multiples equal to $1,000, will be made to the holders of such class in accordance with DTC's established random lot procedures, without regard to whether or not such certificateholders have submitted Principal Distribution Requests.

Definition of "Deceased Holder"

     A "Deceased Holder" is a beneficial owner of a Class A19 Certificate who was living at the time such interest was acquired and whose executor or other authorized representative causes to be furnished to the Trustee a certified copy of the death certificate for such Deceased Holder and any additional evidence of death satisfactory to the Trustee and any tax waivers requested by the Trustee.

     Class A19 Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the beneficial owner, and the Class A19 Certificate so beneficially owned will be eligible for priority with respect to distributions of principal, subject to the limitations described herein.

     Class A19 Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be beneficial owners of a number of individual Class A19 Certificates greater than the number of individual Class A19 Certificates of which such trust is the owner. The death of the beneficiary of a trust will be deemed to be the death of a beneficial owner of the Class A19 Certificate beneficially owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy that is the beneficiary of a trust will be deemed to be the death of the beneficiary of the trust.

     The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interest in a Class A19 Certificate will be deemed to be the death of the beneficial owner of the Class A19 Certificate regardless of the registration of the ownership, if such beneficial ownership interest can be established to the satisfaction of the Trustee.

     Expenses incurred by the Trustee in an effort to determine the beneficial ownership interest, including, without limitation, attorney's fees, shall be paid by the beneficial owner. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interest shall include the power to sell, transfer, or otherwise dispose of a Class A19 Certificate and the right to receive the proceeds therefrom, as well as interest and distributions in reduction of principal balance payable with respect thereto. As used in this prospectus supplement, a request for a distribution of principal of a Class A19 Certificate by a Deceased Holder shall mean a request by the personal representative,

                                      A1-28
surviving tenant by the entirety, surviving joint tenant or surviving tenant in common of such Deceased Holder.

ALLOCATION OF REALIZED LOSSES ON THE POOL 1 CERTIFICATES

     A "Realized Loss" is

     - as to any Liquidated Mortgage Loan (as defined below), the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Net Mortgage Rate through the last day of the month of liquidation, less the net proceeds from the liquidation of, and any insurance proceeds from, such mortgage loan and the related mortgaged property.

     - as to any mortgage loan, a Deficient Valuation (as defined below)

     A "Liquidated Mortgage Loan" is any defaulted mortgage loan as to which GECMSI has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

     A Deficient Valuation may result from the personal bankruptcy of a mortgagor if the bankruptcy court establishes the value of the mortgaged property at an amount less than the then outstanding principal balance of the mortgage loan secured by such mortgaged property and reduces the secured debt to such value. In such case, the trust, as the holder of such mortgage loan, would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such mortgage loan and such reduced secured debt (such difference, a "Deficient Valuation").

     An "Excess Loss" is any Deficient Valuation, Fraud Loss or Special Hazard Loss (each a type of Realized Loss) occurring after, respectively, the Bankruptcy Coverage Termination Date, Fraud Coverage Termination Date or Special Hazard Termination Date, each as defined below.

     A "Non-Excess Realized Loss" is any Realized Loss other than an Excess
Loss.

     A "Fraud Loss" is any Realized Loss attributable to fraud in the origination of the related mortgage loan.

     A "Special Hazard Loss" is a Realized Loss attributable to damage or a direct physical loss suffered by a mortgaged property -- including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a mortgaged property -- other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such mortgaged property under the Agreement or any loss due to normal wear and tear or certain other causes.

  Losses Allocable to the Class 1-PO Certificates

     On each Distribution Date, the applicable PO Percentage of the principal portion of any Realized Loss (including any Excess Loss) on a Pool 1 Discount Mortgage Loan will be allocated to the Class 1-PO Certificates until the Class Certificate Principal Balance thereof is reduced to zero.

     With respect to any Distribution Date through the Cross-Over Date, the sum of (1) the applicable PO Percentage of the principal portion of Non-Excess Realized Losses on a Pool 1 Discount Mortgage Loan allocated to the Class 1-PO Certificates on such date and (2) all amounts previously allocated to the Class 1-PO Certificates in respect of such

                                      A1-29
losses and not distributed to the Class 1-PO Certificates on prior Distribution Dates will be the "Class 1-PO Deferred Amount."

     To the extent funds are available therefor on any Distribution Date through the Cross-Over Date, distributions in respect of the Class 1-PO Deferred Amount will be made on the Class 1-PO Certificates in accordance with priority fourth in the second paragraph under "-- Distributions on the Pool 1 Senior Certificates -- Allocation of Pool 1 Available Funds" above. Any distribution of Pool 1 Available Funds or Pool 2 Available Funds in respect of the Class 1-PO Deferred Amount will not reduce the Class Certificate Principal Balance of the Class 1-PO Certificates. No interest will accrue on the Class 1-PO Deferred Amount. On each Distribution Date through the Cross-Over Date, the Class Certificate Principal Balance of the lowest ranking class of junior certificates then outstanding will be reduced by the amount of any distributions made to the Class 1-PO Certificates in respect of the Class 1-PO Deferred Amount on such Distribution Date, through the operation of the Class PO Deferred Payment Writedown Amount. After the Cross-Over Date, no distributions will be made in respect of the Class 1-PO Deferred Amount and Realized Losses allocated to the Class 1-PO Certificates will be borne by them without a right of reimbursement from any other class of certificates. Any distribution of Unanticipated Recoveries (as defined in the accompanying prospectus) on the Class 1-PO Certificates will be adjusted to take into account the Class 1-PO Deferred Amount previously paid to such class as specified in the Agreement. See "Servicing of the Mortgage Loans -- Unanticipated Recoveries of Losses on the Mortgage Loans" in the accompanying prospectus.

  Losses Allocable to Certificates other than Class 1-PO Certificates

     Prior to the Cross-Over Date (and on such date under certain circumstances), the principal portion of any Non-Excess Realized Loss in either pool (based on the applicable Non-PO Percentage thereof in the case of Pool 1) will be allocated among the outstanding classes of junior certificates, in inverse order of priority, until the Class Certificate Principal Balance of each such class has been reduced to zero (i.e., Non-Excess Realized Losses will be allocated first to the Class B5 Certificates while such certificates are outstanding, second to the Class B4 Certificates, and so on). Fraud Losses, Special Hazard Losses and Deficient Valuations occurring prior to the Fraud Coverage Termination Date, Special Hazard Termination Date and Bankruptcy Coverage Termination Date, respectively, will be allocated to the junior certificates in the manner described in the preceding sentence.

     The principal portion of any Excess Loss on a Pool 1 or Pool 2 mortgage loan (based on the applicable Non-PO Percentage thereof in the case of Pool 1) for any Distribution Date will be allocated pro rata among all outstanding classes of Pool 1 and Pool 2 senior certificates entitled to principal distributions (other than the Class 1-PO Certificates) and the junior certificates based on their respective Class Certificate Principal Balances.

     Commencing on the Cross-Over Date, the principal portion of any Realized Loss with respect to any Pool 1 or Pool 2 mortgage loan (based on the applicable Non-PO Percentage thereof in the case of Pool 1) will be allocated among the outstanding classes of Pool 1 and Pool 2 senior certificates entitled to principal distributions (other than the Class 1-PO Certificates) pro rata based upon their Class Certificate Principal Balances; provided, however, that until the Class Certificate Principal Balance of the Class A26 Certificates has been reduced to zero, the portion of any Realized Losses, other than any Special Event Losses, that would otherwise be allocable to the Class A24 Certificates, will instead be borne by the holders of the Class A26 Certificates before such losses will be

                                      A1-30
borne by holders of the Class A24 Certificates. A "Special Event Loss" is any Fraud Loss, Special Hazard Loss or Bankruptcy Loss.

     As indicated above, Fraud Losses, Special Hazard Losses and Deficient Valuations occurring after the Fraud Coverage Termination Date, Special Hazard Termination Date and Bankruptcy Coverage Termination Date, respectively, will be Excess Losses. The principal portion of any Excess Loss on a Pool 1 or Pool 2 mortgage loan (based on the applicable Non-PO Percentage thereof in the case of Pool 1) for any Distribution Date (whether occurring before, on or after the Cross-Over Date) will be allocated pro rata among all outstanding classes of certificates entitled to principal distributions (other than the Class 1-PO Certificates) based on their Class Certificate Principal Balances.

     Fraud Coverage Termination Date. The "Fraud Coverage Termination Date" is the Distribution Date upon which the Fraud Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier). Upon the initial issuance of the certificates, the "Fraud Loss Amount" will equal approximately $10,045,610 (approximately 1.00% of the aggregate Scheduled Principal Balances of the Pool 1 and Pool 2 mortgage loans as of the Cut-off Date). As of any Distribution Date prior to the first anniversary of the Cut-off Date, the Fraud Loss Amount will equal approximately $10,045,610, minus the aggregate amount of Fraud Losses that would have been allocated to the junior certificates in the absence of the Loss Allocation Limitation since the Cut-off Date. As of any Distribution Date from the first to the fifth anniversaries of the Cut-off Date, the Fraud Loss Amount will equal (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1% (from the first to but excluding the third anniversaries of the Cut-off Date) or 0.5% (from and including the third to but excluding the fifth anniversaries of the Cut-off
Date) of the aggregate outstanding principal balance of the Pool 1 and Pool 2 mortgage loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses that would have been allocated to the junior certificates in the absence of the Loss Allocation Limitation since the most recent anniversary of the Cut-off Date. As of any Distribution Date on or after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

     Special Hazard Termination Date. The "Special Hazard Termination Date" is the Distribution Date upon which the Special Hazard Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier). Upon the initial issuance of the certificates, the "Special Hazard Loss Amount" will equal approximately $10,045,610 (approximately 1.00% of the aggregate Scheduled Principal Balances of the Pool 1 and Pool 2 mortgage loans as of the Cut-off
Date). As of any Distribution Date, the Special Hazard Loss Amount will equal approximately $10,045,610 minus the sum of (1) the aggregate amount of Special Hazard Losses that would have been previously allocated to the junior certificates in the absence of the Loss Allocation Limitation and (2) the Adjustment Amount. For each anniversary of the Cut-off Date, the "Adjustment Amount" shall be equal to the amount, if any, by which the Special Hazard Loss Amount (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the lesser of:

          (a) an amount calculated by GECMSI and approved by each of Fitch and S&P, which amount shall not be less than $500,000; and

          (b) the greater of (x) 1% (or if greater than 1%, the highest percentage of Pool 1 and Pool 2 mortgage loans by principal balance secured by mortgaged properties in any California zip code) of the outstanding principal balance of all Pool 1 and Pool 2 mortgage loans on the Distribution Date immediately preceding

                                      A1-31
     such anniversary and (y) twice the outstanding principal balance of the Pool 1 or Pool 2 mortgage loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary.

     Bankruptcy Coverage Termination Date. The "Bankruptcy Coverage Termination Date" is the Distribution Date upon which the Bankruptcy Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier). On each Distribution Date, the "Bankruptcy Loss Amount" will equal approximately $358,194 (approximately 0.04% of the aggregate Scheduled Principal Balances of the Pool 1 and Pool 2 mortgage loans as of the Cut-off Date), subject to reduction as described in the Agreement, minus the aggregate amount of previous Deficient Valuations and Debt Service Reductions (as defined below) in respect of the Pool 1 and Pool 2 mortgage loans. The Bankruptcy Loss Amount and the manner of reduction thereof described in the Agreement may be reduced or modified upon written confirmation from Fitch and S&P that such reduction or modification will not adversely affect the then current ratings of the senior certificates by Fitch and S&P. Such reduction may adversely affect the coverage provided by subordination with respect to Deficient Valuations.

     A "Debt Service Reduction" is a reduction in the amount of the monthly payment due on a mortgage loan as established by a bankruptcy court in a personal bankruptcy of a mortgagor.

  Method of Allocating Realized Losses

     All allocations of Realized Losses in respect of Pool 1 or Pool 2 mortgage loans to a class of Pool 1 certificates or to the junior certificates will be accomplished on a Distribution Date by reducing the applicable Class Certificate Principal Balance by the appropriate share of any such losses occurring during the month preceding the month of such Distribution Date and, accordingly, will be taken into account in determining the distributions of principal and interest on such certificates (or the calculation of the Class A24 Accrual Amount for the Class A24 Certificates) commencing on the following Distribution Date. The aggregate amount of the principal portion of any Non-Excess Realized Losses to be allocated to the Class 1-PO Certificates on any Distribution Date through the Cross-Over Date will also be taken into account in determining distributions in respect of the Class 1-PO Deferred Amount for such Distribution Date. For purposes of allocating the principal portion of Realized Losses (including Excess Losses) in respect of Pool 1 or Pool 2 mortgage loans, the Class Certificate Balance of the Class A24 Certificates will be deemed to equal the lesser of (1) their original Class Certificate Principal Balance and (2) their outstanding Class Certificate Principal Balance.

     The interest portion of all Realized Losses in respect of Pool 1 or Pool 2 mortgage loans will be allocated among the outstanding classes of Pool 1 and Pool 2 senior certificates and junior certificates entitled to distributions of interest to the extent described under "-- Distributions on the Pool 1 Senior Certificates -- Interest" above.

     No reduction of the Class Certificate Principal Balance of any class of Pool 1 or Pool 2 senior certificates shall be made on any Distribution Date on account of any Realized Loss with respect to Pool 1 or Pool 2 mortgage loans to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balances of all of the Pool 1 and Pool 2 senior certificates as of such Distribution Date to an amount less than the aggregate Pool 1 and Pool 2 Scheduled Principal Balance as of the first day of the month of such Distribution Date, less any Deficient Valuations occurring on or prior

                                      A1-32
to the Bankruptcy Coverage Termination Date (such limitation being the "Loss Allocation Limitation").

     Debt Service Reductions are not Realized Losses, and the principal portion thereof will not be allocated in reduction of the Certificate Principal Balance of any certificate. However, after the Bankruptcy Coverage Termination Date, the amounts distributable under clause (1) of the definitions of Pool 1 Senior Optimal Principal Amount and Class 1-PO Principal Distribution Amount and clause
(a)(1) of the definition of Junior Optimal Principal Amount attributable to Pool 1 mortgage loans will be reduced by the amount of the principal portion of any Debt Service Reductions. Regardless of when they occur, Debt Service Reductions may reduce the amount of Pool 1 Available Funds otherwise available for distribution on a Distribution Date. As a result of the subordination of the junior certificates in right of distribution, the reduction in Pool 1 Available Funds resulting from any Debt Service Reductions in respect of Pool 1 mortgage loans prior to the Bankruptcy Coverage Termination Date will be borne by the junior certificates (to the extent then outstanding) in inverse order of priority.

YIELD AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

YIELD

     The effective yield on the Pool 1 senior certificates will depend upon, among other things, the price at which the certificates are purchased and the rate and timing of payments of principal (including both scheduled and unscheduled payments) of the Pool 1 mortgage loans underlying the certificates. You should refer to "Yield, Maturity and Weighted Average Life Considerations" in the prospectus and the text below for a discussion of the factors that could affect the yield on your certificates.

PREPAYMENTS

     The rate of distribution of principal of the Pool 1 senior certificates (and the aggregate amount of interest payable on the Class 1-S Certificates) will be affected primarily by the amount and timing of principal payments received on or in respect of the Pool 1 mortgage loans. Such principal payments will include scheduled payments as well as voluntary prepayments by borrowers (such as, for example, prepayments in full due to refinancings, including refinancings made by GECMSI in the ordinary course of conducting its mortgage banking business, some of which refinancings may be solicited by GECMSI, or prepayments in connection with biweekly payment programs, participation in which may be solicited by GECMSI) and prepayments resulting from foreclosure, condemnation and other dispositions of the mortgaged properties, from repurchase by GECMSI of any Pool 1 mortgage loan as to which there has been a material breach of warranty or defect in documentation (or deposit of certain amounts in respect of delivery of a substitute mortgage loan therefor) and from an exercise by GECMSI of its option to repurchase a Pool 1 mortgage loan that is a Defaulted Mortgage Loan. Mortgagors are permitted to prepay the Pool 1 mortgage loans, in whole or in part, at any time without penalty. In addition, as a result of the fact that Pool 1 senior certificateholders (other than holders of the Class 1-S Certificates) will generally be entitled on any Distribution Date to receive from Pool 1 Available Funds distributions of amounts based on clause (4) of each of the definitions of Pool 1 Senior Optimal Principal Amount and Class 1-PO Principal Distribution Amount, as the case may be, the occurrence of defaults on the Pool 1 mortgage loans may produce the same effect on the certificates receiving such distributions as an early receipt of principal. See "Yield, Maturity and Weighted Average Life

                                      A1-33

Considerations" in the prospectus for a discussion of the factors that may influence prepayment rates.

     Voluntary prepayments in full of principal on the Pool 1 mortgage loans received by GECMSI (or, in the case of Pool 1 mortgage loans master-serviced by GECMSI, of which GECMSI receives notice) from the first day through the fifteenth day of each month (other than the month of the Cut-off Date) are passed through to the certificateholders in the month of receipt or payment. Voluntary prepayments of principal in full received from the sixteenth day (or, in the case of the month of the Cut-off Date, from the Cut-off Date) through the last day of each month, and all voluntary partial prepayments of principal on the Pool 1 mortgage loans are passed through to the Pool 1 certificateholders in the month following the month of receipt or payment. Any prepayment of a Pool 1 mortgage loan or liquidation of a Pool 1 mortgage loan (by foreclosure proceedings or by virtue of the purchase of a Pool 1 mortgage loan in advance of its stated maturity as required or permitted by the Agreement) will generally have the effect of passing through to the Pool 1 senior certificateholders principal amounts (or, in the case of the Class 1-S Certificates, reducing the Notional Principal Balance thereof) which would otherwise be passed through (or reduced) in amortized increments over the remaining term of such mortgage loan.

     The entire amount of the applicable Non-PO Percentage of any prepayments and other unscheduled recoveries of principal with respect to a Pool 1 mortgage loan will be allocated solely to the outstanding Pool 1 senior certificates (other than the Class 1-PO and Class 1-S Certificates) during at least the first five years after the date of initial issuance of the certificates, with such allocation being subject to reduction thereafter as described herein. Among such Pool 1 senior certificates, such amounts otherwise allocable to the Pool 1 Group II Senior Certificates will be allocated solely to the outstanding Pool 1 Group I Senior Certificates during the first five years after the date of initial issuance of the certificates (except as otherwise described herein on or following the Pool 1 Group I Final Distribution Date), with such allocation being subject to reduction thereafter as described herein, provided that such amounts will be allocated pro rata among all the outstanding Pool 1 senior certificates (other than the Class 1-PO and Class 1-S Certificates) on each Distribution Date after the Cross-Over Date. The resulting allocation between the Pool 1 Group I Senior Certificates and the Pool 1 Group II Senior Certificates is designed to accelerate the allocation of principal prepayments and certain other unscheduled recoveries of principal on the Pool 1 mortgage loans to holders of the Pool 1 Group I Senior Certificates relative to the Pool 1 Group II Senior Certificates through the earlier of the Pool 1 Group I Final Distribution Date and the Cross-Over Date. In addition, the Pool 1 Group II Senior Certificates will not receive any distributions of scheduled principal payments during the first five years after the date of initial issuance of the certificates, except as otherwise described herein on or following the earlier of the Pool 1 Group I Final Distribution Date and the Cross-Over Date. Notwithstanding the foregoing, all distributions of principal on the outstanding Pool 1 senior certificates (other than the Class 1-S Certificates) will be made pro rata among such certificates on each Distribution Date after the Cross-Over Date. See "-- Distributions on the Pool 1 Senior Certificates -- Principal" and "-- Cross-Support" herein.

     When a full prepayment is made on a Pool 1 mortgage loan, the mortgagor is charged interest ("Prepayment Interest") on the days in the month actually elapsed up to the date of such prepayment, at a daily interest rate (determined by dividing the mortgage interest rate by 360) which is applied to the principal amount of the loan so prepaid. When such a prepayment is made during the period from the sixteenth day through the last day of any

                                      A1-34
month (and from the Cut-off Date through the fifteenth day of the month of the Cut-off Date), such Prepayment Interest is passed through to the Pool 1 senior certificateholders (other than the holders of any class of principal-only certificates) in the month following its receipt and the amount of interest thus distributed to Pool 1 senior certificateholders, to the extent not supplemented by a Compensating Interest Payment (as defined herein) or certain cross-support payments in respect of Interest Shortfalls, will be less than the amount which would have been distributed (or added to the Class Certificate Principal Balance of the Class A24 Certificates) in the absence of such prepayment. The payment of a claim under certain insurance policies or the purchase of a defaulted mortgage loan by a private mortgage insurer may also cause a reduction in the amount of interest passed through. Shortfalls described in this paragraph will be borne by Pool 1 senior certificateholders to the extent described herein. See
"-- Distributions on the Pool 1 Senior Certificates -- Interest" herein.

     Any partial prepayment will be applied to the balance of the related Pool 1 mortgage loan as of the first day of the month of receipt, will be passed through to the Pool 1 senior certificateholders in the following month and, to the extent not supplemented by a Compensating Interest Payment, will reduce the aggregate amount of interest distributable to the Pool 1 senior certificateholders in such month in an amount equal to 30 days of interest at the related Net Mortgage Rate on the amount of such prepayment.

     The yield on certain classes of the Pool 1 senior certificates also may be affected by any repurchase by GECMSI of the mortgage loans as described under "The Pooling and Servicing Agreement -- Termination" herein.

THE CLASS A26 CERTIFICATES

     Beginning on the Cross-Over Date, the principal portion of Realized Losses on the Pool 1 and Pool 2 mortgage loans (based on the applicable Non-PO Percentage thereof in the case of Pool 1), other than any Special Event Losses, that would otherwise be allocable to the Class A24 Certificates, will instead be borne by the holders of the Class A26 Certificates before such losses will be borne by the holders of the Class A24 Certificates. As a result, the yield on the Class A26 Certificates will be more sensitive than the yield on the other Pool 1 senior certificates to the liquidation of and any subsequent loss experience on the Pool 1 and Pool 2 mortgage loans (other than in respect of such Special Event Losses) and to the timing of any such losses. The Class A26 Certificates will also bear their proportionate share of any Net Interest Shortfalls and the interest and principal portion of Excess Losses and Realized Losses to the extent described under "Allocation of Realized Losses on the Pool 1 Certificates" above.

SENSITIVITY OF THE CLASS A14 CERTIFICATES

     The yield to investors in the Class A14 Certificates, which are principal-only certificates, will be highly sensitive to the rate of principal payments (including prepayments) on the Pool 1 mortgage loans. If the Class A14 Certificates are purchased at a discount to their Class Certificate Principal Balance, lower than anticipated rates of prepayments on the Pool 1 mortgage loans could result in an extension in the anticipated weighted average lives of such certificates and actual yields to investors that are significantly lower than the anticipated yields.

     To illustrate the significance of prepayments on the distributions on the Class A14 Certificates, the following tables indicate the pre-tax yields to maturity (on a corporate bond-equivalent basis) under the specified assumptions at the different constant

                                      A1-35
percentages of the Prepayment Assumption shown. The yields were calculated by determining the applicable monthly discount rate which, when applied to the related assumed stream of cash flows to be paid on the Class A14 Certificates, would cause the discounted present value of such cash flows to equal the assumed purchase price percentage for such certificates stated in such tables and converting the applicable monthly discount rate to a corporate bond equivalent rate. Implicit in the use of any discounted present value or internal rate of return calculations such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on such certificates and, consequently, do not reflect the return on any investment when such reinvestment rates are considered. It is unlikely that the Pool 1 mortgage loans will prepay at any of the constant levels of the Prepayment Assumption shown or any other constant rate until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the total distributions received, the date of receipt of such distributions and the actual yield to maturity to any investor, even if the average rate of principal prepayments is consistent with an investor's expectation. In general, the earlier the payment of principal of the Pool 1 mortgage loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

     The following table has been prepared based on the Pool 1 Modeling Assumptions (as defined herein) and the additional assumptions that:

          (1) the assumed purchase price of the Class A14 Certificates is as specified (expressed as a percentage of the Class Certificate Principal Balance thereof) and

          (2) such purchase price is paid on July 29, 1999.

            PRE-TAX YIELD TO MATURITY OF THE CLASS A14 CERTIFICATES
               (ASSUMED PURCHASE PRICE PERCENTAGE -- 52.078125%)

           PREPAYMENT ASSUMPTION
    0%     125%    250%    400%     500%
  ----------------------------------------
  2.478%  4.437%  8.423%  13.585%  16.593%

-------------------------
* Corporate bond-equivalent basis

     The Pool 1 mortgage loans may not have all the characteristics assumed, and there can be no assurance that:

          (1) the Pool 1 mortgage loans will prepay at any of the constant rates shown in the table or any particular rate;

          (2) the pre-tax yield to maturity on the Class A14 Certificates will correspond to any amounts shown herein; or

          (3) the purchase price of the Class A14 Certificates will be as assumed.

     Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class A14 Certificate.

                                      A1-36

FINAL PAYMENT CONSIDERATIONS

     The rate of payment of principal of the Pool 1 senior certificates will depend primarily on the rate of payment of principal of the Pool 1 mortgage loans (including prepayments, defaults, delinquencies and liquidations) which, in turn, will depend on the characteristics of the Pool 1 mortgage loans, the level of prevailing interest rates and other economic, geographic, social and other factors, and no assurance can be given as to the actual payment experience. As of the Cut-off Date, the month and year of the latest scheduled maturity of a Pool 1 mortgage loan is expected to be July 2029. In addition, to the extent delinquencies and defaults are not covered by advances made by GECMSI or offset by the effect of the subordination of the junior certificates, delinquencies and defaults could affect the actual maturity of the Pool 1 senior certificates offered hereby.

WEIGHTED AVERAGE LIVES OF THE POOL 1 CERTIFICATES

     The weighted average life of a certificate is determined by:

      -- multiplying the reduction, if any, in the principal balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date;

      --  summing the results; and

      -- dividing the sum by the aggregate reductions in the principal balance of such certificate.

     The weighted average lives of the Pool 1 senior certificates will be affected, to varying degrees, by the rate of principal payments on the Pool 1 mortgage loans, the timing of changes in such rate of payments and the priority sequence of distributions of principal of such certificates. The interaction of the foregoing factors may have different effects on the various classes of the Pool 1 senior certificates and the effects on any class may vary at different times during the life of such class. Further, to the extent the prices of a class of Pool 1 senior certificates represent discounts or premiums to their respective original principal balances, variability in the weighted average lives of such classes of certificates could result in variability in the related yields to maturity.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement (the "Prepayment Assumption") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in Pool 1 or Pool 2. A prepayment assumption of 100% of the Prepayment Assumption assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and increasing by 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 6.0% per annum.

Accretion Directed Certificates

     On each Distribution Date through the Class A24 Accretion Termination Date, the Class A24 Accrual Amount will be distributed first to the Class A22 Certificates and then

                                      A1-37
to the Class A23 Certificates until the Class Certificate Principal Balances thereof have each been reduced to zero.

     As shown below under "Tables of Pool 1 Certificate Principal Balances" and based upon the Pool 1 Modeling Assumptions (including the assumptions that no defaults or delinquencies are experienced on the Pool 1 mortgage loans and that no Net Interest Shortfalls occur), the weighted average life of the Class A22 and Class A23 Certificates will remain unchanged if the Pool 1 mortgage loans prepay at constant rates at or below 390% and 225%, respectively, of the Prepayment Assumption. The Pool 1 mortgage loans will likely, however, have payment and performance characteristics that differ from those assumed in the Pool 1 Modeling Assumptions. Therefore, even if the Pool 1 mortgage loans were to prepay at a constant rate at or below 390% and 225% of the Prepayment Assumption, the weighted average life of the Class A22 and Class A23 Certificates, respectively, could be shortened. Moreover, if defaults or delinquencies are experienced on the Pool 1 mortgage loans or if Net Interest Shortfalls occur, the weighted average life of the Class A22 or Class A23 Certificates may be extended.

     Based upon the Pool 1 Modeling Assumptions, but assuming that prepayments are experienced on the Pool 1 mortgage loans at a constant rate at or below 390% of the Prepayment Assumption, the final Distribution Date for the Class A22 Certificates would occur in January 2006. Based upon the Pool 1 Modeling Assumptions, but assuming that prepayments are experienced on the Pool 1 mortgage loans at a constant rate at or below 225% of the Prepayment Assumption, the final Distribution Date for the Class A23 Certificates would occur in January 2012. Depending on the characteristics and performance of the Pool 1 mortgage loans, the actual final Distribution Dates of the Class A22 or Class A23 Certificates may be earlier or later (perhaps substantially) than the related dates referred to in the preceding sentence.

Tables of Pool 1 Senior Certificate Principal Balances

     The following tables set forth the percentages of the initial Class Certificate Principal Balance of each class of Pool 1 senior certificates offered hereby that would be outstanding after each of the dates shown at the specified constant percentages of the Prepayment Assumption and the corresponding weighted average life of each such class of certificates. For purposes of calculations under the columns at the indicated percentages of the Prepayment Assumption (other than 0% of the Prepayment Assumption) set forth in the table, it is assumed with respect to the Pool 1 mortgage loans (the "Pool 1 Modeling Assumptions") that:

          (1) the distributions in respect of the Pool 1 certificates are made and received in cash on the 25th day of each month commencing in August 1999;

          (2) such mortgage loans prepay at the specified constant percentages of the Prepayment Assumption;

          (3) the aggregate outstanding Scheduled Principal Balance of such mortgage loans as of the Cut-off Date is $932,211,550.79;

          (4) no defaults or delinquencies in the payment by mortgagors of principal of and interest on such mortgage loans are experienced and GECMSI does not repurchase any such mortgage loans as permitted or required by the Agreement;

          (5) GECMSI does not exercise its option to repurchase all the mortgage loans in the trust as described under the caption "The Pooling and Servicing Agreement -- Termination" herein;
                                      A1-38

          (6) scheduled monthly payments on such mortgage loans are received on the first day of each month commencing in August 1999, and are computed prior to giving effect to prepayments received in the prior month;

          (7) prepayments representing payment in full of individual mortgage loans are received on the last day of each month (commencing July 1999) and include 30 days' interest thereon, and no Interest Shortfalls occur in respect of the Pool 1 mortgage loans;

          (8) the scheduled monthly payment for each mortgage loan has been calculated based on its outstanding balance, interest rate and remaining term to maturity such that such mortgage loan will amortize in amounts sufficient to repay the remaining balance of such mortgage loan by its remaining term to maturity;

          (9) the initial Class Certificate Principal Balance and interest rate on the certificates for each class of Pool 1 senior certificates offered hereby are as indicated in the summary of this prospectus supplement;

          (10) the date of the initial issuance of the certificates is July 29, 1999;

          (11) the amount distributable to the Pool 1 certificateholders is not reduced by the incurrence of any expenses by the trust; and

          (12) the Pool 1 mortgage loans are divided into two groups (each, a "Mortgage Loan Group") and the mortgage loans in each Mortgage Loan Group have the respective characteristics described below:

                                                                                         STATED
                        AGGREGATE SCHEDULED                                             REMAINING
                         PRINCIPAL BALANCE                                               TERM TO
                             AS OF THE          MORTGAGE      NET MORTGAGE     AGE      MATURITY
MORTGAGE LOAN GROUP        CUT-OFF DATE       INTEREST RATE       RATE       (MONTHS)   (MONTHS)
-------------------     -------------------   -------------   ------------   --------   ---------
Discount..............    $175,948,554.99     6.7856203355%   6.5821203355%     2          356
Non-Discount..........     756,262,995.80     7.3607147404    7.1091904886      2          357

     It is not likely that the Pool 1 mortgage loans will prepay at a constant level of the Prepayment Assumption. In addition, because certain of such mortgage loans will have remaining terms to maturity and will bear interest at rates that are different from those assumed, the actual Class Certificate Principal Balance of each class of Pool 1 senior certificates outstanding at any time and the actual weighted average life of each class of such certificates may differ from the corresponding information in the table for each indicated percentage of the Prepayment Assumption. Furthermore, even if all the Pool 1 mortgage loans prepay at the indicated percentages of the Prepayment Assumption and the weighted average mortgage interest rate and weighted average remaining term to maturity of such pool 1 mortgage loans were to equal the weighted average mortgage interest rate and weighted average remaining term to maturity of the assumed mortgage loans, due to the actual distribution of remaining terms to maturity and interest rates among the Pool 1 mortgage loans, the actual principal balance of each class of Pool 1 senior certificates outstanding at any time and the actual weighted average life of each class of such certificates would differ (which difference could be material) from the corresponding information set forth in the following table. In addition, if the actual characteristics of the Pool 1 mortgage loans included in the Pool 1 mortgage loan pool differ from those assumed in calculating the percentages set forth in the tables, the actual class principal balance of each class of Pool 1 senior certificates outstanding at any time and the actual weighted average life of each class of such certificates would differ (which difference would be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

                                      A1-39

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                     OUTSTANDING OF THE POOL 1 CERTIFICATES

                                             CLASS A1                           CLASS A2                    CLASS A3
                                 --------------------------------   --------------------------------   ------------------
DISTRIBUTION DATE                 0%    125%   250%   400%   500%    0%    125%   250%   400%   500%    0%    125%   250%
-----------------                ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage.............   100   100    100    100    100     100   100    100    100    100     100   100    100
July 2000......................    98    95     91     86     83      99    97     95     93     92      98    94     90
July 2001......................    96    84     72     58     49      98    92     86     79     75      96    82     69
July 2002......................    95    70     48     24     10      97    85     75     46     19      94    67     43
July 2003......................    92    58     28      0      0      96    79     52      0      0      92    53     20
July 2004......................    90    46     11      0      0      95    73     20      0      0      89    40      1
July 2005......................    88    35      0      0      0      94    66      0      0      0      86    28      0
July 2006......................    85    26      0      0      0      93    49      0      0      0      84    18      0
July 2007......................    83    18      0      0      0      92    34      0      0      0      81     9      0
July 2008......................    80    11      0      0      0      90    21      0      0      0      78     1      0
July 2009......................    77     5      0      0      0      89    10      0      0      0      75     0      0
July 2010......................    74     0      0      0      0      87     0      0      0      0      71     0      0
July 2011......................    71     0      0      0      0      86     0      0      0      0      67     0      0
July 2012......................    67     0      0      0      0      84     0      0      0      0      64     0      0
July 2013......................    63     0      0      0      0      82     0      0      0      0      59     0      0
July 2014......................    59     0      0      0      0      80     0      0      0      0      55     0      0
July 2015......................    55     0      0      0      0      78     0      0      0      0      50     0      0
July 2016......................    50     0      0      0      0      75     0      0      0      0      45     0      0
July 2017......................    45     0      0      0      0      73     0      0      0      0      39     0      0
July 2018......................    39     0      0      0      0      70     0      0      0      0      33     0      0
July 2019......................    34     0      0      0      0      63     0      0      0      0      26     0      0
July 2020......................    27     0      0      0      0      51     0      0      0      0      19     0      0
July 2021......................    20     0      0      0      0      38     0      0      0      0      12     0      0
July 2022......................    13     0      0      0      0      24     0      0      0      0       3     0      0
July 2023......................     5     0      0      0      0      10     0      0      0      0       0     0      0
July 2024......................     0     0      0      0      0       0     0      0      0      0       0     0      0
July 2025......................     0     0      0      0      0       0     0      0      0      0       0     0      0
July 2026......................     0     0      0      0      0       0     0      0      0      0       0     0      0
July 2027......................     0     0      0      0      0       0     0      0      0      0       0     0      0
July 2028......................     0     0      0      0      0       0     0      0      0      0       0     0      0
July 2029......................     0     0      0      0      0       0     0      0      0      0       0     0      0
Weighted Average Life (in
  years)(1)....................  15.6   5.0    3.0    2.2    1.9    19.0   6.6    3.8    2.8    2.4    14.7   4.5    2.8

                                  CLASS A3
                                 -----------
DISTRIBUTION DATE                400%   500%
-----------------                ----   ----
Initial Percentage.............  100     100
July 2000......................   85      81
July 2001......................   53      43
July 2002......................   16       *
July 2003......................    0       0
July 2004......................    0       0
July 2005......................    0       0
July 2006......................    0       0
July 2007......................    0       0
July 2008......................    0       0
July 2009......................    0       0
July 2010......................    0       0
July 2011......................    0       0
July 2012......................    0       0
July 2013......................    0       0
July 2014......................    0       0
July 2015......................    0       0
July 2016......................    0       0
July 2017......................    0       0
July 2018......................    0       0
July 2019......................    0       0
July 2020......................    0       0
July 2021......................    0       0
July 2022......................    0       0
July 2023......................    0       0
July 2024......................    0       0
July 2025......................    0       0
July 2026......................    0       0
July 2027......................    0       0
July 2028......................    0       0
July 2029......................    0       0
Weighted Average Life (in
  years)(1)....................  2.1     1.8

-------------------------
* Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life is determined as described on page A1-37.

                                      A1-40

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                     OUTSTANDING OF THE POOL 1 CERTIFICATES

                                             CLASS A4                           CLASS A5                    CLASS A6
                                 --------------------------------   --------------------------------   ------------------
DISTRIBUTION DATE                 0%    125%   250%   400%   500%    0%    125%   250%   400%   500%    0%    125%   250%
-----------------                ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage.............   100   100    100    100    100     100   100    100    100    100     100   100    100
July 2000......................   100   100    100    100    100     100   100    100    100    100     100   100    100
July 2001......................   100   100    100    100    100     100   100    100    100    100     100   100    100
July 2002......................   100   100    100    100    100     100   100    100     66     28     100   100    100
July 2003......................   100   100    100      0      0     100   100     76      0      0     100   100    100
July 2004......................   100   100    100      0      0     100   100     30      0      0     100   100    100
July 2005......................   100   100      0      0      0     100    96      0      0      0     100   100    100
July 2006......................   100   100      0      0      0     100    71      0      0      0     100   100      0
July 2007......................   100   100      0      0      0     100    49      0      0      0     100   100      0
July 2008......................   100   100      0      0      0     100    30      0      0      0     100   100      0
July 2009......................   100    51      0      0      0     100    14      0      0      0     100   100      0
July 2010......................   100     0      0      0      0     100     0      0      0      0     100   100      0
July 2011......................   100     0      0      0      0     100     0      0      0      0     100   100      0
July 2012......................   100     0      0      0      0     100     0      0      0      0     100     0      0
July 2013......................   100     0      0      0      0     100     0      0      0      0     100     0      0
July 2014......................   100     0      0      0      0     100     0      0      0      0     100     0      0
July 2015......................   100     0      0      0      0     100     0      0      0      0     100     0      0
July 2016......................   100     0      0      0      0     100     0      0      0      0     100     0      0
July 2017......................   100     0      0      0      0     100     0      0      0      0     100     0      0
July 2018......................   100     0      0      0      0     100     0      0      0      0     100     0      0
July 2019......................   100     0      0      0      0      91     0      0      0      0     100     0      0
July 2020......................   100     0      0      0      0      74     0      0      0      0     100     0      0
July 2021......................   100     0      0      0      0      55     0      0      0      0     100     0      0
July 2022......................   100     0      0      0      0      35     0      0      0      0     100     0      0
July 2023......................    52     0      0      0      0      14     0      0      0      0     100     0      0
July 2024......................     0     0      0      0      0       0     0      0      0      0     100     0      0
July 2025......................     0     0      0      0      0       0     0      0      0      0       0     0      0
July 2026......................     0     0      0      0      0       0     0      0      0      0       0     0      0
July 2027......................     0     0      0      0      0       0     0      0      0      0       0     0      0
July 2028......................     0     0      0      0      0       0     0      0      0      0       0     0      0
July 2029......................     0     0      0      0      0       0     0      0      0      0       0     0      0
Weighted Average Life (in
  years)(1)....................  24.0   10.1   5.5    3.8    3.2    22.2   8.1    4.6    3.3    2.8    25.7   12.7   6.7

                                  CLASS A6
                                 -----------
DISTRIBUTION DATE                400%   500%
-----------------                ----   ----
Initial Percentage.............  100    100
July 2000......................  100    100
July 2001......................  100    100
July 2002......................  100    100
July 2003......................  100      0
July 2004......................    0      0
July 2005......................    0      0
July 2006......................    0      0
July 2007......................    0      0
July 2008......................    0      0
July 2009......................    0      0
July 2010......................    0      0
July 2011......................    0      0
July 2012......................    0      0
July 2013......................    0      0
July 2014......................    0      0
July 2015......................    0      0
July 2016......................    0      0
July 2017......................    0      0
July 2018......................    0      0
July 2019......................    0      0
July 2020......................    0      0
July 2021......................    0      0
July 2022......................    0      0
July 2023......................    0      0
July 2024......................    0      0
July 2025......................    0      0
July 2026......................    0      0
July 2027......................    0      0
July 2028......................    0      0
July 2029......................    0      0
Weighted Average Life (in
  years)(1)....................  4.4    3.7

-------------------------
(1) The weighted average life is determined as described on page A1-37.

                                      A1-41

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                     OUTSTANDING OF THE POOL 1 CERTIFICATES

                                                                   CLASS A7 AND CLASS A8                     CLASS A9
                                                              --------------------------------   --------------------------------
DISTRIBUTION DATE                                              0%    125%   250%   400%   500%    0%    125%   250%   400%   500%
-----------------                                             ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage..........................................   100   100    100    100    100     100   100    100    100    100
July 2000...................................................   100   100    100    100    100     100   100    100    100    100
July 2001...................................................   100   100    100    100    100     100   100    100    100    100
July 2002...................................................   100   100    100    100    100     100   100    100    100    100
July 2003...................................................   100   100    100    100      0     100   100    100    100      0
July 2004...................................................   100   100    100      0      0     100   100    100      0      0
July 2005...................................................   100   100    100      0      0     100   100    100      0      0
July 2006...................................................   100   100      0      0      0     100   100      0      0      0
July 2007...................................................   100   100      0      0      0     100   100      0      0      0
July 2008...................................................   100   100      0      0      0     100   100      0      0      0
July 2009...................................................   100   100      0      0      0     100   100      0      0      0
July 2010...................................................   100   100      0      0      0     100   100      0      0      0
July 2011...................................................   100   100      0      0      0     100   100      0      0      0
July 2012...................................................   100     0      0      0      0     100     0      0      0      0
July 2013...................................................   100     0      0      0      0     100     0      0      0      0
July 2014...................................................   100     0      0      0      0     100     0      0      0      0
July 2015...................................................   100     0      0      0      0     100     0      0      0      0
July 2016...................................................   100     0      0      0      0     100     0      0      0      0
July 2017...................................................   100     0      0      0      0     100     0      0      0      0
July 2018...................................................   100     0      0      0      0     100     0      0      0      0
July 2019...................................................   100     0      0      0      0     100     0      0      0      0
July 2020...................................................   100     0      0      0      0     100     0      0      0      0
July 2021...................................................   100     0      0      0      0     100     0      0      0      0
July 2022...................................................   100     0      0      0      0     100     0      0      0      0
July 2023...................................................   100     0      0      0      0     100     0      0      0      0
July 2024...................................................   100     0      0      0      0     100     0      0      0      0
July 2025...................................................     0     0      0      0      0       0     0      0      0      0
July 2026...................................................     0     0      0      0      0       0     0      0      0      0
July 2027...................................................     0     0      0      0      0       0     0      0      0      0
July 2028...................................................     0     0      0      0      0       0     0      0      0      0
July 2029...................................................     0     0      0      0      0       0     0      0      0      0
Weighted Average Life (in years)(1).........................  25.7   12.8   6.7    4.4    3.7    25.7   12.9   6.7    4.5    3.7

-------------------------
(1) The weighted average life is determined as described on page A1-37.

                                      A1-42

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                     OUTSTANDING OF THE POOL 1 CERTIFICATES

                                         CLASS A10                           CLASS A11                     CLASS A12
                             ---------------------------------   ---------------------------------   ---------------------
DISTRIBUTION DATE             0%     125%   250%   400%   500%    0%     125%   250%   400%   500%    0%     125%    250%
-----------------            -----   ----   ----   ----   ----   -----   ----   ----   ----   ----   -----   -----   -----
Initial Percentage.........    100   100    100    100    100      100   100    100    100    100      100     100     100
July 2000..................    100   100    100    100    100      100   100    100    100    100      100     100     100
July 2001..................    100   100    100    100    100      100   100    100    100    100      100     100     100
July 2002..................    100   100    100    100    100      100   100    100    100    100      100     100     100
July 2003..................    100   100    100    100      0      100   100    100    100      0      100     100     100
July 2004..................    100   100    100      0      0      100   100    100      0      0      100     100     100
July 2005..................    100   100    100      0      0      100   100    100      0      0      100     100      75
July 2006..................    100   100      0      0      0      100   100      0      0      0      100     100       0
July 2007..................    100   100      0      0      0      100   100      0      0      0      100     100       0
July 2008..................    100   100      0      0      0      100   100      0      0      0      100     100       0
July 2009..................    100   100      0      0      0      100   100      0      0      0      100     100       0
July 2010..................    100   100      0      0      0      100   100      0      0      0      100      94       0
July 2011..................    100   100      0      0      0      100   100      0      0      0      100      35       0
July 2012..................    100     0      0      0      0      100    94      0      0      0      100       0       0
July 2013..................    100     0      0      0      0      100     0      0      0      0      100       0       0
July 2014..................    100     0      0      0      0      100     0      0      0      0      100       0       0
July 2015..................    100     0      0      0      0      100     0      0      0      0      100       0       0
July 2016..................    100     0      0      0      0      100     0      0      0      0      100       0       0
July 2017..................    100     0      0      0      0      100     0      0      0      0      100       0       0
July 2018..................    100     0      0      0      0      100     0      0      0      0      100       0       0
July 2019..................    100     0      0      0      0      100     0      0      0      0      100       0       0
July 2020..................    100     0      0      0      0      100     0      0      0      0      100       0       0
July 2021..................    100     0      0      0      0      100     0      0      0      0      100       0       0
July 2022..................    100     0      0      0      0      100     0      0      0      0      100       0       0
July 2023..................    100     0      0      0      0      100     0      0      0      0      100       0       0
July 2024..................    100     0      0      0      0      100     0      0      0      0       62       0       0
July 2025..................      0     0      0      0      0        0     0      0      0      0        0       0       0
July 2026..................      0     0      0      0      0        0     0      0      0      0        0       0       0
July 2027..................      0     0      0      0      0        0     0      0      0      0        0       0       0
July 2028..................      0     0      0      0      0        0     0      0      0      0        0       0       0
July 2029..................      0     0      0      0      0        0     0      0      0      0        0       0       0
Weighted Average Life
  (in years)(1)............   25.8   13.0   6.8    4.5    3.7     25.9   13.2   6.9    4.5    3.8     25.1    11.8     6.2

                              CLASS A12
                             -----------
DISTRIBUTION DATE            400%   500%
-----------------            ----   ----
Initial Percentage.........  100     100
July 2000..................  100     100
July 2001..................  100     100
July 2002..................  100     100
July 2003..................   88       0
July 2004..................    0       0
July 2005..................    0       0
July 2006..................    0       0
July 2007..................    0       0
July 2008..................    0       0
July 2009..................    0       0
July 2010..................    0       0
July 2011..................    0       0
July 2012..................    0       0
July 2013..................    0       0
July 2014..................    0       0
July 2015..................    0       0
July 2016..................    0       0
July 2017..................    0       0
July 2018..................    0       0
July 2019..................    0       0
July 2020..................    0       0
July 2021..................    0       0
July 2022..................    0       0
July 2023..................    0       0
July 2024..................    0       0
July 2025..................    0       0
July 2026..................    0       0
July 2027..................    0       0
July 2028..................    0       0
July 2029..................    0       0
Weighted Average Life
  (in years)(1)............  4.2     3.5

-------------------------
(1) The weighted average life is determined as described on page A1-37.

                                      A1-43

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                     OUTSTANDING OF THE POOL 1 CERTIFICATES

                                         CLASS A13                           CLASS A14                     CLASS A15
                             ---------------------------------   ---------------------------------   ---------------------
DISTRIBUTION DATE             0%     125%   250%   400%   500%    0%     125%   250%   400%   500%    0%     125%    250%
-----------------            -----   ----   ----   ----   ----   -----   ----   ----   ----   ----   -----   -----   -----
Initial Percentage.........    100   100    100    100    100      100   100    100    100    100      100     100     100
July 2000..................     99    96     93     89     87      100   100    100    100    100      100     100     100
July 2001..................     97    87     78     67     59      100   100    100    100    100      100     100     100
July 2002..................     96    77     59     40     29      100   100    100    100    100      100     100     100
July 2003..................     94    66     43     20      8      100   100    100     87     56      100     100     100
July 2004..................     92    57     30      5      0      100   100    100     49      0      100     100     100
July 2005..................     90    49     19      0      0      100   100     84     10      0      100     100     100
July 2006..................     88    42     11      0      0      100   100     64      0      0      100     100      61
July 2007..................     86    35      5      0      0      100   100     48      0      0      100     100       0
July 2008..................     84    30      0      0      0      100   100     36      0      0      100     100       0
July 2009..................     82    25      0      0      0      100    94     17      0      0      100     100       0
July 2010..................     80    21      0      0      0      100    88      1      0      0      100     100       0
July 2011..................     77    17      0      0      0      100    78      0      0      0      100     100       0
July 2012..................     74    13      0      0      0      100    69      0      0      0      100      84       0
July 2013..................     71     9      0      0      0      100    60      0      0      0      100      23       0
July 2014..................     68     6      0      0      0      100    52      0      0      0      100       0       0
July 2015..................     64     3      0      0      0      100    44      0      0      0      100       0       0
July 2016..................     61     *      0      0      0      100    37      0      0      0      100       0       0
July 2017..................     57     0      0      0      0      100    24      0      0      0      100       0       0
July 2018..................     52     0      0      0      0      100    11      0      0      0      100       0       0
July 2019..................     48     0      0      0      0      100     0      0      0      0      100       0       0
July 2020..................     43     0      0      0      0      100     0      0      0      0      100       0       0
July 2021..................     37     0      0      0      0      100     0      0      0      0      100       0       0
July 2022..................     31     0      0      0      0      100     0      0      0      0      100       0       0
July 2023..................     25     0      0      0      0       94     0      0      0      0      100       0       0
July 2024..................     18     0      0      0      0       82     0      0      0      0      100       0       0
July 2025..................     11     0      0      0      0       65     0      0      0      0       65       0       0
July 2026..................      3     0      0      0      0       45     0      0      0      0        0       0       0
July 2027..................      0     0      0      0      0       10     0      0      0      0        0       0       0
July 2028..................      0     0      0      0      0        0     0      0      0      0        0       0       0
July 2029..................      0     0      0      0      0        0     0      0      0      0        0       0       0
Weighted Average Life (in
  years)(1)................   17.8   6.9    3.9    2.7    2.3     26.5   15.1   8.0    5.0    4.1     26.1    13.6     7.1

                              CLASS A15
                             -----------
DISTRIBUTION DATE            400%   500%
-----------------            ----   ----
Initial Percentage.........  100     100
July 2000..................  100     100
July 2001..................  100     100
July 2002..................  100     100
July 2003..................  100       0
July 2004..................    0       0
July 2005..................    0       0
July 2006..................    0       0
July 2007..................    0       0
July 2008..................    0       0
July 2009..................    0       0
July 2010..................    0       0
July 2011..................    0       0
July 2012..................    0       0
July 2013..................    0       0
July 2014..................    0       0
July 2015..................    0       0
July 2016..................    0       0
July 2017..................    0       0
July 2018..................    0       0
July 2019..................    0       0
July 2020..................    0       0
July 2021..................    0       0
July 2022..................    0       0
July 2023..................    0       0
July 2024..................    0       0
July 2025..................    0       0
July 2026..................    0       0
July 2027..................    0       0
July 2028..................    0       0
July 2029..................    0       0
Weighted Average Life (in
  years)(1)................  4.6     3.9

-------------------------
* Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life is determined as described on page A1-37.

                                      A1-44

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                     OUTSTANDING OF THE POOL 1 CERTIFICATES

                                         CLASS A16                           CLASS A17                     CLASS A18
                             ---------------------------------   ---------------------------------   ---------------------
DISTRIBUTION DATE             0%     125%   250%   400%   500%    0%     125%   250%   400%   500%    0%     125%    250%
-----------------            -----   ----   ----   ----   ----   -----   ----   ----   ----   ----   -----   -----   -----
Initial Percentage.........    100   100    100    100    100      100   100    100    100    100      100     100     100
July 2000..................     97    91     85     78     73      100   100    100    100    100      100     100     100
July 2001..................     94    75     55     33     19      100   100    100    100    100      100     100     100
July 2002..................     91    53     18      0      0      100   100    100    100    100      100     100     100
July 2003..................     88    33      0      0      0      100   100    100    100     59      100     100     100
July 2004..................     84    14      0      0      0      100   100    100     39      0      100     100     100
July 2005..................     81     0      0      0      0      100   100    100      0      0      100     100     100
July 2006..................     77     0      0      0      0      100   100     86      0      0      100     100     100
July 2007..................     73     0      0      0      0      100   100     36      0      0      100     100     100
July 2008..................     68     0      0      0      0      100   100      0      0      0      100     100      99
July 2009..................     64     0      0      0      0      100   100      0      0      0      100     100      47
July 2010..................     59     0      0      0      0      100   100      0      0      0      100     100       2
July 2011..................     54     0      0      0      0      100   100      0      0      0      100     100       0
July 2012..................     48     0      0      0      0      100    94      0      0      0      100     100       0
July 2013..................     42     0      0      0      0      100    72      0      0      0      100     100       0
July 2014..................     35     0      0      0      0      100    47      0      0      0      100     100       0
July 2015..................     28     0      0      0      0      100    23      0      0      0      100     100       0
July 2016..................     21     0      0      0      0      100     2      0      0      0      100     100       0
July 2017..................     13     0      0      0      0      100     0      0      0      0      100      65       0
July 2018..................      4     0      0      0      0      100     0      0      0      0      100      30       0
July 2019..................      0     0      0      0      0      100     0      0      0      0      100       0       0
July 2020..................      0     0      0      0      0      100     0      0      0      0      100       0       0
July 2021..................      0     0      0      0      0      100     0      0      0      0      100       0       0
July 2022..................      0     0      0      0      0      100     0      0      0      0      100       0       0
July 2023..................      0     0      0      0      0      100     0      0      0      0      100       0       0
July 2024..................      0     0      0      0      0      100     0      0      0      0      100       0       0
July 2025..................      0     0      0      0      0       87     0      0      0      0      100       0       0
July 2026..................      0     0      0      0      0       27     0      0      0      0      100       0       0
July 2027..................      0     0      0      0      0        0     0      0      0      0       27       0       0
July 2028..................      0     0      0      0      0        0     0      0      0      0        0       0       0
July 2029..................      0     0      0      0      0        0     0      0      0      0        0       0       0
Weighted Average Life (in
  years)(1)................   11.7   3.2    2.1    1.6    1.4     26.6   14.9   7.8    4.9    4.1     27.8    18.5    10.0

                              CLASS A18
                             -----------
DISTRIBUTION DATE            400%   500%
-----------------            ----   ----
Initial Percentage.........  100     100
July 2000..................  100     100
July 2001..................  100     100
July 2002..................  100     100
July 2003..................  100     100
July 2004..................  100       0
July 2005..................   28       0
July 2006..................    0       0
July 2007..................    0       0
July 2008..................    0       0
July 2009..................    0       0
July 2010..................    0       0
July 2011..................    0       0
July 2012..................    0       0
July 2013..................    0       0
July 2014..................    0       0
July 2015..................    0       0
July 2016..................    0       0
July 2017..................    0       0
July 2018..................    0       0
July 2019..................    0       0
July 2020..................    0       0
July 2021..................    0       0
July 2022..................    0       0
July 2023..................    0       0
July 2024..................    0       0
July 2025..................    0       0
July 2026..................    0       0
July 2027..................    0       0
July 2028..................    0       0
July 2029..................    0       0
Weighted Average Life (in
  years)(1)................  5.9     4.7

-------------------------
(1) The weighted average life is determined as described on page A1-37.

                                      A1-45

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                     OUTSTANDING OF THE POOL 1 CERTIFICATES

                                           CLASS A19+ AND CLASS A21                  CLASS A20                   CLASS A22
                                       --------------------------------   --------------------------------   ------------------
DISTRIBUTION DATE                       0%    125%   250%   400%   500%    0%    125%   250%   400%   500%    0%    125%   250%
-----------------                      ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage...................   100    100    100    100    100    100    100    100    100    100    100    100    100
July 2000............................   100    100    100    100    100    100    100    100    100    100     87     87     87
July 2001............................   100    100    100    100    100    100    100    100    100    100     74     74     74
July 2002............................   100    100    100    100    100    100    100    100    100    100     59     59     59
July 2003............................   100    100    100    100    100    100    100    100    100     96     43     43     43
July 2004............................   100    100    100    100      0    100    100    100     81      0     27     27     27
July 2005............................   100    100    100     28      0    100    100    100     14      0      9      9      9
July 2006............................   100    100    100      0      0    100    100    100      0      0      0      0      0
July 2007............................   100    100    100      0      0    100    100     79      0      0      0      0      0
July 2008............................   100    100     99      0      0    100    100     49      0      0      0      0      0
July 2009............................   100    100     47      0      0    100    100     23      0      0      0      0      0
July 2010............................   100    100      2      0      0    100    100      1      0      0      0      0      0
July 2011............................   100    100      0      0      0    100    100      0      0      0      0      0      0
July 2012............................   100    100      0      0      0    100    100      0      0      0      0      0      0
July 2013............................   100    100      0      0      0    100    100      0      0      0      0      0      0
July 2014............................   100    100      0      0      0    100     87      0      0      0      0      0      0
July 2015............................   100    100      0      0      0    100     68      0      0      0      0      0      0
July 2016............................   100    100      0      0      0    100     51      0      0      0      0      0      0
July 2017............................   100     65      0      0      0    100     32      0      0      0      0      0      0
July 2018............................   100     30      0      0      0    100     15      0      0      0      0      0      0
July 2019............................   100      0      0      0      0    100      0      0      0      0      0      0      0
July 2020............................   100      0      0      0      0    100      0      0      0      0      0      0      0
July 2021............................   100      0      0      0      0    100      0      0      0      0      0      0      0
July 2022............................   100      0      0      0      0    100      0      0      0      0      0      0      0
July 2023............................   100      0      0      0      0    100      0      0      0      0      0      0      0
July 2024............................   100      0      0      0      0    100      0      0      0      0      0      0      0
July 2025............................   100      0      0      0      0    100      0      0      0      0      0      0      0
July 2026............................   100      0      0      0      0     71      0      0      0      0      0      0      0
July 2027............................    27      0      0      0      0     13      0      0      0      0      0      0      0
July 2028............................     0      0      0      0      0      0      0      0      0      0      0      0      0
July 2029............................     0      0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average Life (in
  years)(1)..........................  27.8   18.5   10.0    5.9    4.7   27.4   17.1    9.1    5.5    4.5    3.5    3.5    3.5

                                        CLASS A22
                                       -----------
DISTRIBUTION DATE                      400%   500%
-----------------                      ----   ----
Initial Percentage...................   100    100
July 2000............................    87     87
July 2001............................    74     74
July 2002............................    59     59
July 2003............................    43     43
July 2004............................    27      7
July 2005............................     9      0
July 2006............................     0      0
July 2007............................     0      0
July 2008............................     0      0
July 2009............................     0      0
July 2010............................     0      0
July 2011............................     0      0
July 2012............................     0      0
July 2013............................     0      0
July 2014............................     0      0
July 2015............................     0      0
July 2016............................     0      0
July 2017............................     0      0
July 2018............................     0      0
July 2019............................     0      0
July 2020............................     0      0
July 2021............................     0      0
July 2022............................     0      0
July 2023............................     0      0
July 2024............................     0      0
July 2025............................     0      0
July 2026............................     0      0
July 2027............................     0      0
July 2028............................     0      0
July 2029............................     0      0
Weighted Average Life (in
  years)(1)..........................   3.5    3.3

-------------------------
+ The weighted average life shown in the table for the Class A19 Certificates represents the weighted average life of the Class A19 Certificates taken as a whole and is not likely to reflect the experience of any particular investor. Because holders of the Class A19 Certificates will receive distributions in reduction of the Certificate Principal Balance of such certificates on the basis of Principal Distribution Requests or by random lot, the weighted average life of any such certificates owned by an individual investor may vary significantly from the weighted average life of the Class A19 Certificates taken as a whole.

(1) The weighted average life is determined as described on page A1-37.

                                      A1-46

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                     OUTSTANDING OF THE POOL 1 CERTIFICATES

                                                  CLASS A22                          CLASS A23                   CLASS A24
                                       --------------------------------   --------------------------------   ------------------
DISTRIBUTION DATE                       0%    125%   250%   400%   500%    0%    125%   250%   400%   500%    0%    125%   250%
-----------------                      ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage...................   100    100    100    100    100    100    100    100    100    100    100    100    100
July 2000............................    87     87     87     87     87    100    100    100    100    100    107    107    107
July 2001............................    74     74     74     74     74    100    100    100    100    100    114    114    114
July 2002............................    59     59     59     59     59    100    100    100    100    100    122    122    122
July 2003............................    43     43     43     43     43    100    100    100    100    100    131    131    131
July 2004............................    27     27     27     27      7    100    100    100    100    100    140    140    140
July 2005............................     9      9      9      9      0    100    100    100    100      0    150    150    150
July 2006............................     0      0      0      0      0     93     93     93      0      0    160    160    160
July 2007............................     0      0      0      0      0     78     78     78      0      0    171    171    171
July 2008............................     0      0      0      0      0     62     62     62      0      0    183    183    183
July 2009............................     0      0      0      0      0     46     46     46      0      0    196    196    196
July 2010............................     0      0      0      0      0     28     28     28      0      0    210    210    210
July 2011............................     0      0      0      0      0      8      8      0      0      0    224    224    193
July 2012............................     0      0      0      0      0      0      0      0      0      0    231    231    159
July 2013............................     0      0      0      0      0      0      0      0      0      0    231    231    131
July 2014............................     0      0      0      0      0      0      0      0      0      0    231    231    108
July 2015............................     0      0      0      0      0      0      0      0      0      0    231    231     88
July 2016............................     0      0      0      0      0      0      0      0      0      0    231    231     71
July 2017............................     0      0      0      0      0      0      0      0      0      0    231    231     58
July 2018............................     0      0      0      0      0      0      0      0      0      0    231    231     46
July 2019............................     0      0      0      0      0      0      0      0      0      0    231    228     37
July 2020............................     0      0      0      0      0      0      0      0      0      0    231    195     29
July 2021............................     0      0      0      0      0      0      0      0      0      0    231    165     23
July 2022............................     0      0      0      0      0      0      0      0      0      0    231    138     17
July 2023............................     0      0      0      0      0      0      0      0      0      0    231    112     13
July 2024............................     0      0      0      0      0      0      0      0      0      0    231     89      9
July 2025............................     0      0      0      0      0      0      0      0      0      0    231     67      7
July 2026............................     0      0      0      0      0      0      0      0      0      0    231     47      4
July 2027............................     0      0      0      0      0      0      0      0      0      0    231     28      2
July 2028............................     0      0      0      0      0      0      0      0      0      0    114     12      1
July 2029............................     0      0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average Life
  (in years)(1)......................   3.5    3.5    3.5    3.5    3.3    9.7    9.7    9.5    6.6    5.3   29.0   24.2   16.2

                                        CLASS A24
                                       -----------
DISTRIBUTION DATE                      400%   500%
-----------------                      ----   ----
Initial Percentage...................   100    100
July 2000............................   107    107
July 2001............................   114    114
July 2002............................   122    122
July 2003............................   131    131
July 2004............................   140    140
July 2005............................   150     86
July 2006............................   153     10
July 2007............................    90      0
July 2008............................    58      0
July 2009............................    43      0
July 2010............................    32      0
July 2011............................    23      0
July 2012............................    17      0
July 2013............................    13      0
July 2014............................     9      0
July 2015............................     7      0
July 2016............................     5      0
July 2017............................     4      0
July 2018............................     3      0
July 2019............................     2      0
July 2020............................     1      0
July 2021............................     1      0
July 2022............................     1      0
July 2023............................     *      0
July 2024............................     *      0
July 2025............................     *      0
July 2026............................     *      0
July 2027............................     *      0
July 2028............................     *      0
July 2029............................     0      0
Weighted Average Life
  (in years)(1)......................   9.4    6.2

-------------------------
* Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life is determined as described on page A1-37.

                                      A1-47

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                     OUTSTANDING OF THE POOL 1 CERTIFICATES

                                                                 CLASS A25 AND CLASS A26                    CLASS A27
                                                            ---------------------------------   ---------------------------------
DISTRIBUTION DATE                                            0%     125%   250%   400%   500%    0%     125%   250%   400%   500%
-----------------                                           -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial Percentage........................................    100   100    100    100    100      100   100    100    100     100
July 2000.................................................    100   100    100    100    100       98    92     87     80      75
July 2001.................................................    100   100    100    100    100       95    77     59     38      25
July 2002.................................................    100   100    100    100    100       92    57     24      0       0
July 2003.................................................    100   100    100    100    100       89    38      0      0       0
July 2004.................................................    100   100    100    100    100       86    21      0      0       0
July 2005.................................................    100    97     95     92     90       82     6      0      0       0
July 2006.................................................     99    94     88     82     77       79     0      0      0       0
July 2007.................................................     98    88     79     69     53       75     0      0      0       0
July 2008.................................................     96    82     69     54     35       71     0      0      0       0
July 2009.................................................     94    74     57     40     24       67     0      0      0       0
July 2010.................................................     92    67     47     30     16       62     0      0      0       0
July 2011.................................................     90    60     39     22     11       57     0      0      0       0
July 2012.................................................     87    54     32     16      8       52     0      0      0       0
July 2013.................................................     84    48     27     12      5       46     0      0      0       0
July 2014.................................................     81    43     22      9      3       40     0      0      0       0
July 2015.................................................     78    38     18      6      2       34     0      0      0       0
July 2016.................................................     75    34     14      5      2       27     0      0      0       0
July 2017.................................................     71    30     12      3      1       20     0      0      0       0
July 2018.................................................     67    26      9      2      1       11     0      0      0       0
July 2019.................................................     63    23      7      2      *        3     0      0      0       0
July 2020.................................................     58    19      6      1      *        0     0      0      0       0
July 2021.................................................     53    16      5      1      *        0     0      0      0       0
July 2022.................................................     48    14      3      1      *        0     0      0      0       0
July 2023.................................................     42    11      3      *      *        0     0      0      0       0
July 2024.................................................     36     9      2      *      *        0     0      0      0       0
July 2025.................................................     29     7      1      *      *        0     0      0      0       0
July 2026.................................................     22     5      1      *      *        0     0      0      0       0
July 2027.................................................     15     3      *      *      *        0     0      0      0       0
July 2028.................................................      6     1      *      *      *        0     0      0      0       0
July 2029.................................................      0     0      0      0      0        0     0      0      0       0
Weighted Average Life (in years)(1).......................   21.4   15.0   11.9   10.0   8.8     12.4   3.4    2.2    1.7     1.5

-------------------------
* Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life is determined as described on page A1-37.

                                      A1-48

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                     OUTSTANDING OF THE POOL 1 CERTIFICATES

                                                                         CLASS A28                          CLASS R
                                                              -------------------------------   -------------------------------
DISTRIBUTION DATE                                             0%    125%   250%   400%   500%   0%    125%   250%   400%   500%
-----------------                                             ---   ----   ----   ----   ----   ---   ----   ----   ----   ----
Initial Percentage..........................................  100   100    100    100    100    100   100    100    100    100
July 2000...................................................  100   100    100    100    100      0     0      0      0      0
July 2001...................................................  100   100    100    100    100      0     0      0      0      0
July 2002...................................................  100   100    100     58      1      0     0      0      0      0
July 2003...................................................  100   100     72      0      0      0     0      0      0      0
July 2004...................................................  100   100      4      0      0      0     0      0      0      0
July 2005...................................................  100    96      0      0      0      0     0      0      0      0
July 2006...................................................  100    65      0      0      0      0     0      0      0      0
July 2007...................................................  100    33      0      0      0      0     0      0      0      0
July 2008...................................................  100     5      0      0      0      0     0      0      0      0
July 2009...................................................  100     0      0      0      0      0     0      0      0      0
July 2010...................................................  100     0      0      0      0      0     0      0      0      0
July 2011...................................................  100     0      0      0      0      0     0      0      0      0
July 2012...................................................  100     0      0      0      0      0     0      0      0      0
July 2013...................................................  100     0      0      0      0      0     0      0      0      0
July 2014...................................................  100     0      0      0      0      0     0      0      0      0
July 2015...................................................  100     0      0      0      0      0     0      0      0      0
July 2016...................................................  100     0      0      0      0      0     0      0      0      0
July 2017...................................................  100     0      0      0      0      0     0      0      0      0
July 2018...................................................  100     0      0      0      0      0     0      0      0      0
July 2019...................................................   92     0      0      0      0      0     0      0      0      0
July 2020...................................................   69     0      0      0      0      0     0      0      0      0
July 2021...................................................   42     0      0      0      0      0     0      0      0      0
July 2022...................................................   12     0      0      0      0      0     0      0      0      0
July 2023...................................................    0     0      0      0      0      0     0      0      0      0
July 2024...................................................    0     0      0      0      0      0     0      0      0      0
July 2025...................................................    0     0      0      0      0      0     0      0      0      0
July 2026...................................................    0     0      0      0      0      0     0      0      0      0
July 2027...................................................    0     0      0      0      0      0     0      0      0      0
July 2028...................................................    0     0      0      0      0      0     0      0      0      0
July 2029...................................................    0     0      0      0      0      0     0      0      0      0
Weighted Average Life (in years)(1).........................  21.7  7.5    4.3    3.1    2.7    0.1   0.1    0.1    0.1    0.1

-------------------------
(1) The weighted average life is determined as described on page A1-37.

                                      A1-49

                                    ANNEX 2

THE POOL 2 MORTGAGE LOANS AND THE POOL 2 SENIOR CERTIFICATES

     Except in the limited circumstances described under "-- Cross-Support" in this Annex 2, interest and principal will be distributable on the Pool 2 senior certificates solely out of the Pool 2 Available Funds received in respect of the Pool 2 mortgage loans. This annex sets forth certain data with respect to the Pool 2 mortgage loans and describes the manner in which interest and principal will be distributable on the Pool 2 senior certificates. This Annex also discusses the yield and weighted average life considerations relevant to an investment in the Pool 2 senior certificates.

THE POOL 2 MORTGAGE LOANS

     We expect that the following percentages of the Pool 2 mortgage loans (by Scheduled Principal Balance as of the Cut-off Date) will have been originated under the following documentation programs:

     - At least 76% of such mortgage loans and substantially all of the mortgage loans with loan-to-value ratios in excess of 80% will have been originated under GECMSI's full or alternative documentation program or other full or alternative documentation programs acceptable to GECMSI.

     - No more than 16.50% of such mortgage loans will have been originated under GECMSI's no income verification programs or other no income verification programs acceptable to GECMSI.

     - No more than 4.50% of such mortgage loans will have been originated under GECMSI's "Enhanced Streamlined Refinance Program" or other streamlined refinance programs acceptable to GECMSI.

     - No more than 1.50% of such mortgage loans will have been originated under GECMSI's "No Ratio Program" or other no ratio programs acceptable to GECMSI.

     - None of such mortgage loans will have been originated under GECMSI's "No Income, No Asset Verification Program" or other no income, no asset verification programs acceptable to GECMSI.

     - No more than 2.47% of such mortgage loans will have been acquired under GECMSI's "Relocation Loan" program or other relocation programs acceptable to GECMSI.

See "The Trusts -- The Mortgage Loans -- Loan Underwriting Policies" in the accompanying prospectus for a description of these documentation programs.

     The Pool 2 mortgage loans will have an aggregate Scheduled Principal Balance as of the Cut-off Date, after deducting payments of principal due or received on or before such date, of approximately $72,349,463. This amount is subject to a permitted variance such that the aggregate Scheduled Principal Balance thereof will not be less than $68,731,990 or greater than $75,966,936.

     Prior to issuance of the certificates, we will not remove from the expected Pool 2 mortgage pool more than 5% of the Pool 2 mortgage loans, measured by Scheduled Principal Balance as of the Cut-off Date, unless a revised prospectus supplement is delivered to prospective investors. In addition, prior to issuance of the certificates, we will

                                      A2-1
not add mortgage loans to the Pool 2 mortgage pool if this would result in more than a 5% increase in the size of the Pool 2 mortgage pool, measured by Scheduled Principal Balance as of the Cut-off Date, unless a revised prospectus supplement is delivered to prospective investors.

     The interest rates borne by the Pool 2 mortgage loans are expected to range from 7.00% to 8.25% per annum, and the weighted average mortgage interest rate as of the Cut-off Date of such mortgage loans is expected to be between 7.35% and 7.39% per annum. The original principal balances of the Pool 2 mortgage loans are expected to range from $43,500 to $1,200,000 and, as of the Cut-off Date, the average Scheduled Principal Balance of the Pool 2 mortgage loans is not expected to exceed $313,000 after application of payments due on or before the Cut-off Date. It is expected that the month and year of the earliest origination date of any Pool 2 mortgage loan will be April 1998, and the month and year of the latest scheduled maturity date of any such mortgage loan will be July 2029. All of the Pool 2 mortgage loans will have original terms to maturity of 20 to 30 years, and it is expected that the weighted average scheduled remaining term to maturity of the Pool 2 mortgage loans will be between 356 and 358 months as of the Cut-off Date.

     The Pool 2 mortgage loans are expected to have the following additional characteristics (by Scheduled Principal Balance of all the Pool 2 mortgage loans) as of the Cut-off Date:

     - No more than 10% of the Pool 2 mortgage loans will have a Scheduled Principal Balance of more than $500,000 and up to and including $750,000. No more than 5% of the mortgage loans will have a Scheduled Principal Balance of more than $750,000 and up to and including $1,000,000. No more than 2.20% of the Pool 2 mortgage loans will have a Scheduled Principal Balance of more than $1,000,000.

     - No more than 18% of the Pool 2 mortgage loans will have a loan-to-value ratio at origination in excess of 80%, no more than 5% of the Pool 2 mortgage loans will have a loan-to-value ratio at origination in excess of 90%, and none of the Pool 2 mortgage loans will have a loan-to-value ratio at origination in excess of 95%. As of the Cut-off Date, the weighted average loan-to-value ratio at origination of the Pool 2 mortgage loans is expected to be between 75% and 77%.

     - No more than 4.5% of the Pool 2 mortgage loans had a loan-to-value ratio at origination calculated based on an appraisal conducted more than one year before the origination date thereof.

     - The proceeds of at least 63% of the Pool 2 mortgage loans will have been used to acquire the related mortgaged property. The proceeds of the remainder of the Pool 2 mortgage loans will have been used to refinance an existing loan. No more than 8% of the Pool 2 mortgage loans will have been the subject of "cash-out" refinancings.

     - None of the Pool 2 mortgage loans will be temporary buy-down mortgage loans.

     - No more than 3% of the Pool 2 mortgage loans will be secured by mortgaged properties located in any one postal zip code area.

     - No more than 40% of the Pool 2 mortgage loans will be secured by mortgaged properties located in California. The majority of the Pool 2 mortgage loans will be secured by mortgaged properties located in California, New Jersey, Illinois, Pennsylvania and New York.

                                      A2-2

     - No more than 5% of the Pool 2 mortgage loans will be secured by mortgaged properties located in any one state except the states specified in the preceding sentence.

     - At least 91% of the Pool 2 mortgage loans will be secured by mortgaged properties determined by GECMSI to be the primary residence of the mortgagor. The basis for such determination will be the making of a representation by the mortgagor at origination that the underlying property will be used as the mortgagor's primary residence.

     - At least 87% of the Pool 2 mortgage loans will be secured by single-family, detached residences.

     - No more than 7% of the Pool 2 mortgage loans will be secured by condominiums.

     - No more than 4% of the Pool 2 mortgage loans will be secured by shares of stock in cooperative housing corporations and assignments of the proprietary leases to occupy cooperative apartment units therein (each, a "Cooperative Loan").

     Set forth below is a description of certain characteristics of Pool 2 and the mortgage loans expected to be included therein, subject to the variance described herein relating to Pool 2. The sum of the percentages may not equal 100% due to rounding.

               ORIGINAL PRINCIPAL BALANCES AS OF THE CUT-OFF DATE

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
      RANGE OF ORIGINAL           NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
      PRINCIPAL BALANCE         MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
      -----------------         --------------   -------------------   ---------------------
$      0 -  227,150...........        48           $  6,742,128.32               9.32%
 227,151 -  250,000...........         9              2,178,570.26               3.01
 250,001 -  300,000...........        61             16,876,308.50              23.33
 300,001 -  350,000...........        51             16,476,146.55              22.77
 350,001 -  400,000...........        28             10,536,758.21              14.56
 400,001 -  450,000...........        13              5,556,090.87               7.68
 450,001 -  600,000...........        18              9,435,568.79              13.04
 600,001 -  650,000...........         1                649,517.61               0.90
 650,001 - 1,500,000..........         4              3,898,374.57               5.39
                                     ---           ---------------           --------
     Total....................       233           $ 72,349,463.68             100.00%
                                     ===           ===============           ========

                                      A2-3

                 MORTGAGE INTEREST RATES AS OF THE CUT-OFF DATE

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
    MORTGAGE INTEREST RATE      MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
    ----------------------      --------------   -------------------   ---------------------
7.000%........................        19           $ 6,352,344.66                8.78%
7.125.........................        48            16,275,637.77               22.50
7.250.........................        48            16,396,436.14               22.66
7.375.........................        32             9,357,394.68               12.93
7.378.........................         1               286,811.08                0.40
7.500.........................        33             9,231,847.10               12.76
7.625.........................         7             2,048,192.51                2.83
7.750.........................        12             3,683,387.70                5.09
7.875.........................        13             3,800,055.31                5.25
8.000.........................        19             4,657,522.53                6.44
8.250.........................         1               259,834.20                0.36
                                     ---           --------------             -------
     Total....................       233           $72,349,463.68              100.00%
                                     ===           ==============             =======

     GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES AS OF THE CUT-OFF DATE

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
            STATE               MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
            -----               --------------   -------------------   ---------------------
Arizona.......................         5           $  1,245,271.87              1.72%
California....................       102             28,706,363.08             39.68
Colorado......................         9              2,328,562.93              3.22
Connecticut...................         4              1,342,239.82              1.86
Florida.......................         5              2,285,084.94              3.16
Georgia.......................         1                499,217.53              0.69
Hawaii........................         1                425,000.00              0.59
Idaho.........................         1                108,415.36              0.15
Illinois......................        11              4,675,866.07              6.46
Indiana.......................         2                797,479.90              1.10
Kentucky......................         1                286,307.35              0.40
Maine.........................         1                282,778.43              0.39
Maryland......................         8              2,406,296.50              3.33
Michigan......................         3                992,649.29              1.37
Minnesota.....................         4              1,258,065.94              1.74
Missouri......................         1                309,115.50              0.43
New Hampshire.................         2                558,431.79              0.77
New Jersey....................        17              5,508,742.62              7.61
New Mexico....................         2                150,890.64              0.21
New York......................        11              3,916,547.52              5.41
North Carolina................         5              1,272,888.19              1.76
Ohio..........................         3                953,698.35              1.32
Oregon........................         1                319,637.78              0.44
Pennsylvania..................        13              4,266,425.28              5.90

                                      A2-4

     GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES AS OF THE CUT-OFF DATE

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
            STATE               MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
            -----               --------------   -------------------   ---------------------
Rhode Island..................         2                647,363.70              0.89
Texas.........................         4              1,151,799.79              1.59
Utah..........................         1                155,099.87              0.21
Virginia......................         4                921,350.60              1.27
Washington....................         5              3,277,361.28              4.53
Wisconsin.....................         4              1,300,511.76              1.80
                                     ---           ---------------            ------
          Total...............       233           $ 72,349,463.68            100.00%
                                     ===           ===============            ======

                   YEAR OF ORIGINATION AS OF THE CUT-OFF DATE

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
YEAR OF ORIGINATION             MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
-------------------             --------------   -------------------   ---------------------
1998..........................         27          $  5,755,744.99              7.96%
1999..........................        206            66,593,718.69             92.04
                                    -----          ---------------            ------
     Total....................        233          $ 72,349,463.68            100.00%
                                    =====          ===============            ======

                    YEAR OF MATURITY AS OF THE CUT-OFF DATE

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
YEAR OF MATURITY                MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
----------------                --------------   -------------------   ---------------------
2019..........................         2           $    702,822.58              0.97%
2024..........................         1                309,624.83              0.43
2027..........................         1                286,811.08              0.40
2028..........................        23              4,218,449.11              5.83
2029..........................       206             66,831,756.08             92.37
                                     ---           ---------------            ------
     Total....................       233           $ 72,349,463.68            100.00%
                                     ===           ===============            ======

                                      A2-5

                         TYPES OF MORTGAGED PROPERTIES

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
       TYPE OF DWELLING         MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
       ----------------         --------------   -------------------   ---------------------
Single-family detached........       205           $ 63,831,853.78             88.23%
Single-family attached........         7              2,000,964.68              2.77
Condominium...................        13              3,646,874.66              5.04
2-4 family units..............         3                891,270.56              1.23
Cooperative...................         5              1,978,500.00              2.73
                                     ---           ---------------            ------
     Total....................       233           $ 72,349,463.68            100.00%
                                     ===           ===============            ======

                  OCCUPANCY STATUS OF MORTGAGED PROPERTIES(1)

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
OCCUPANCY                       MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
---------                       --------------   -------------------   ---------------------
Owner Occupied................       214           $ 67,157,850.72             92.82%
Vacation......................        14              4,005,716.59              5.54
Investment....................         5              1,185,896.37              1.64
                                     ---           ---------------            ------
     Total....................       233           $ 72,349,463.68            100.00%
                                     ===           ===============            ======

---------------
(1) Based on information supplied by the mortgagor in the loan application.

                         PURPOSE OF THE MORTGAGE LOANS

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
     PURPOSE OF THE LOAN        MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
     -------------------        --------------   -------------------   ---------------------
Purchase......................       139           $ 46,296,112.35             63.99%
Rate Term/Refinance...........        76             20,713,714.89             28.63
Cash-out Refinance............        18              5,339,636.44              7.38
                                     ---           ---------------            ------
     Total....................       233           $ 72,349,463.68            100.00%
                                     ===           ===============            ======

                                      A2-6

                      LOAN-TO-VALUE RATIOS AT ORIGINATION

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
           RANGE OF                                   PRINCIPAL         AGGREGATE SCHEDULED
     LOAN-TO-VALUE RATIO          NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
        AT ORIGINATION          MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
     -------------------        --------------   -------------------   ---------------------
00.000-50.00%.................        16           $  4,064,252.64              5.62%
50.001-60.00..................        11              2,488,206.69              3.44
60.001-70.00..................        35             11,665,671.82             16.12
70.001-75.00..................        26              8,662,303.71             11.97
75.001-80.00..................       101             32,542,180.23             44.98
80.001-85.00..................         4              1,008,555.96              1.39
85.001-90.00..................        27              8,906,227.63             12.31
90.001-95.00..................        13              3,012,065.00              4.16
                                     ---           ---------------            ------
     Total....................       233           $ 72,349,463.68            100.00%
                                     ===           ===============            ======

DISTRIBUTIONS ON THE POOL 2 SENIOR CERTIFICATES

Allocation of Pool 2 Available Funds

     Interest and principal on the Pool 2 senior certificates will be distributed monthly on the 25th day of each month or, if such 25th day is not a business day, on the succeeding business day (each, a "Distribution Date"), commencing in August 1999. These distributions, together with certain distributions to the junior certificates, will be in an aggregate amount equal to the Pool 2 Available Funds for the related Distribution Date. In certain limited circumstances, the Pool 2 senior certificates may receive distributions in respect of Pool 1 Available Funds, and the Pool 1 senior certificates may receive distributions in respect of Pool 2 Available Funds. See
"-- Cross-Support" in this Annex 2. Distributions will be made to holders of record at the close of business on the related Record Date.

     On each Distribution Date, the Pool 2 Available Funds will be distributed in the following order of priority among the Pool 2 senior certificates:

          first, to the classes of Pool 2 senior certificates entitled to distributions of interest, the Accrued Certificate Interest on each such class for such Distribution Date, any shortfall in available amounts being allocated among such classes in proportion to the amount of Accrued Certificate Interest otherwise distributable thereon;

          second, to the classes of Pool 2 senior certificates entitled to distributions of interest, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Pool 2 Available Funds, any shortfall in available amounts being allocated among such classes in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each such class for such Distribution Date; and

          third, to the Class 2-A1 through Class 2-A5 Certificates, in reduction of the Class Certificate Principal Balances thereof, to the extent of remaining Pool 2 Available Funds, the Pool 2 Senior Optimal Principal Amount for such Distribution Date, in the following order of priority:

             (1) to the Class 2-A5 Certificates, the Class 2-A5 Principal Distribution Amount (as defined herein) for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero; and

                                      A2-7

             (2) to the Class 2-A1 Certificates, until the Class Certificate Principal Balance thereof has been reduced to zero; and

             (3) to the Class 2-A2, Class 2-A3 and Class 2-A4 Certificates (together with the Class 2-A1 Certificates the "Pool 2 Group I Senior Certificates"), concurrently as follows:

                  (a) approximately 10.0% of the amount distributable under
             clause (3) to the Class 2-A3 Certificates, until the Class Certificate Principal Balance thereof has been reduced to zero; and

                  (b) approximately 90.0% of the amount distributable under
             clause (3), sequentially, to the Class 2-A2 and Class 2-A4 Certificates, in that order, until the respective Class Certificate Principal Balances thereof have each been reduced to zero.

     Except in the limited circumstances described under "-- Cross-Support" below, any Pool 2 Available Funds remaining after distributions pursuant to priority third above (the "Pool 2 Junior Available Funds") will be combined with the Pool 1 Junior Available Funds (as described in Annex 1 above) for such Distribution Date (such combined amount, the "Junior Available Funds") and distributed to the junior certificates in accordance with the priorities set forth in the second paragraph under "-- Distributions on the Junior
Certificates -- Allocation of Junior Available Funds" in Annex 3 of this prospectus supplement.

     The percentages set forth in priority third above were calculated on the basis of the Class Certificate Principal Balances of the related certificates described herein. If these Class Certificate Principal Balances are increased or decreased in accordance with the variance permitted hereby, the applicable percentages will be increased or decreased substantially correspondingly.

     On each Distribution Date after the Cross-Over Date, distributions of principal on the outstanding Pool 2 senior certificates entitled to principal distributions will be made pro rata among all such certificates, regardless of the allocation, or sequential nature, of principal payments described in priority third in the second paragraph under "Allocation of Pool 2 Available Funds."

     "Pro rata" distributions among classes of certificates will be made in proportion to the then-current Class Certificate Principal Balances of such classes.

Interest

     Interest will accrue on the Pool 2 senior certificates offered hereby entitled to interest distributions at the respective interest rates set forth in the summary of this prospectus supplement during each Interest Accrual Period.

     Interest will accrue on the Notional Principal Balance of the Class 2-S Certificates during each Interest Accrual Period at a variable per annum rate equal to the excess of (1) the weighted average (by Scheduled Principal Balance) carried to six decimal places, rounded down, of the Net Mortgage Rates of the Outstanding Mortgage Loans in Pool 2 which are Non-discount Mortgage Loans as of the first day of such Interest Accrual Period (or as of the Cut-off Date, in the case of the first Interest Accrual Period) over (2) 6.75%. However, this calculation will not include any Pool 2 mortgage loan that was the subject of a voluntary prepayment in full received by GECMSI, or, in the case of a Pool 2 mortgage loan master-serviced by GECMSI, of which GECMSI receives notice, on

                                      A2-8
or after the first day but on or before the fifteenth day of such Interest Accrual Period. The per annum interest rate on the Class 2-S Certificates for the first Interest Accrual Period is expected to be approximately 0.362531%. The "Notional Principal Balance" of the Class 2-S Certificates as of any Distribution Date will equal the aggregate Scheduled Principal Balance of the Pool 2 Outstanding Mortgage Loans which are Non-discount Mortgage Loans as of the first day of the calendar month preceding such Distribution Date. The initial Notional Principal Balance of the Class 2-S Certificates is expected to be approximately $72,349,464.

     The Class 2-A3 Certificates are principal-only certificates and will not accrue interest.

     The "Accrued Certificate Interest" for any Pool 2 certificate entitled to distributions of interest for any Distribution Date will equal the interest accrued during the related Interest Accrual Period at the applicable certificate interest rate on the Certificate Principal Balance (or, in the case of any Class 2-S Certificate, the Notional Principal Balance) of such certificate immediately prior to such Distribution Date, less such certificate's share of any Net Interest Shortfall (as defined below) in respect of Pool 2 mortgage loans, the interest portion of any Excess Losses (as defined herein) in respect of Pool 1 and Pool 2 mortgage loans through the Cross-Over Date and, after the Cross-Over Date, the interest portion of Realized Losses, including Excess Losses, in respect of Pool 1 or Pool 2 mortgage loans.

     The "Certificate Principal Balance" of any Pool 2 senior certificate entitled to principal distributions as of any Distribution Date will equal such certificate's Certificate Principal Balance on the date of the initial issuance of the certificates as reduced by:

          - all amounts distributed on previous Distribution Dates on such certificate on account of principal; and

          - the principal portion of all Realized Losses in respect of Pool 1 or Pool 2 mortgage loans previously allocated to such certificate.

     For definitions of "Interest Accrual Period," "Net Interest Shortfall" and "Interest Shortfall" see "-- Distributions on the Pool 1 Senior Certificates" in Annex 1.

     Any Net Interest Shortfall in respect of the Pool 2 mortgage loans will, on each Distribution Date, be allocated among all the outstanding Pool 2 senior certificates entitled to distributions of interest and the junior certificates in respect of the related Apportioned Principal Balance in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls.

     The interest portion of any Excess Losses through the Cross-Over Date in respect of the Pool 1 or Pool 2 mortgage loans will be allocated among all the outstanding Pool 1 and Pool 2 senior certificates entitled to distributions of interest and the junior certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such losses.

     The interest portion of any Realized Losses after the Cross-Over Date in respect of the Pool 1 and Pool 2 mortgage loans will be allocated among all the outstanding Pool 1 and Pool 2 senior certificates entitled to distributions of interest in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such losses.

     The interest portion of any Realized Losses (other than Excess Losses) in respect of the Pool 2 mortgage loans occurring prior to the Cross-Over Date will not be allocated among any certificates, but will reduce the amount of Pool 2 Available Funds on the
                                      A2-9
related Distribution Date. As a result of the subordination of the junior certificates in right of distribution, such losses will be borne first by the outstanding junior certificates in inverse order of priority.

     If Pool 2 Available Funds are insufficient on any Distribution Date to distribute the aggregate Accrued Certificate Interest on the Pool 2 senior certificates entitled to distributions of interest to their certificateholders, any shortfall in available amounts will be allocated among such classes of Pool 2 senior certificates in proportion to the amounts of Accrued Certificate Interest otherwise distributable thereon. The amount of any such undistributed Accrued Certificate Interest will be added to the amount of interest to be distributed on the Pool 2 senior certificates entitled to distributions of interest on subsequent Distribution Dates in accordance with priority second in the second paragraph under "-- Allocation of Pool 2 Available Funds" above. No interest will accrue on any Accrued Certificate Interest remaining undistributed from previous Distribution Dates. See "-- Cross-Support" below for a discussion of the circumstances in which shortfalls in Available Funds to cover Accrued Certificate Interest on one group of senior certificates may be paid from collections in respect of the mortgage pool backing the other group of senior certificates.

Principal

     Distributions in reduction of the principal balance of each Pool 2 senior certificate entitled to principal distributions will be made on each Distribution Date.

     Distributions in reduction of the Class Certificate Principal Balance of each class of Pool 2 senior certificates entitled to principal distributions will be made on each Distribution Date under priority third in the second paragraph under "-- Allocation of Pool 2 Available Funds" above. In accordance with priority third, the Pool 2 Available Funds remaining after the distribution of interest on the Pool 2 senior certificates entitled to interest distributions will be allocated to the Pool 2 senior certificates entitled to principal distributions in an aggregate amount not to exceed the Pool 2 Senior Optimal Principal Amount for such Distribution Date. The Class 2-A5 Certificates will not receive any distributions in respect of scheduled payments of principal, prepayments or other unscheduled recoveries of principal on the Pool 2 mortgage loans during the first five years after the date of initial issuance of the certificates, except as otherwise described herein on or following the earlier of the Pool 2 Group I Final Distribution Date and the Cross-Over Date.

     The "Pool 2 Senior Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum of:

          (1) the Pool 2 Senior Percentage (as defined herein) of all scheduled payments of principal due on each Pool 2 mortgage loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions in respect of the Pool 2 mortgage loans after the Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

          (2) the Pool 2 Senior Prepayment Percentage (as defined herein) of the Scheduled Principal Balance of each Pool 2 mortgage loan which was the subject of a prepayment in full received by GECMSI (or, in the case of a Pool 2 mortgage loan

                                      A2-10
     master-serviced by GECMSI, of which GECMSI receives notice) during the applicable Prepayment Period (as defined below);

          (3) the Pool 2 Senior Prepayment Percentage of all partial prepayments of principal received in respect of the Pool 2 mortgage loans during the applicable Prepayment Period;

          (4) the lesser of:

             (a) the Pool 2 Senior Prepayment Percentage of the sum of (w) the net liquidation proceeds allocable to principal on each Pool 2 mortgage loan which became a Liquidated Mortgage Loan during the related Prepayment Period, other than mortgage loans described in clause
        (4)(a)(x), and (x) the principal balance of each Pool 2 mortgage loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy; and

             (b) the Pool 2 Senior Percentage of the sum of (w) the Scheduled Principal Balance of each Pool 2 mortgage loan which became a Liquidated Mortgage Loan during the related Prepayment Period, other than Pool 2 mortgage loans described in clause (4)(b)(x), and (x) the Scheduled Principal Balance of each Pool 2 mortgage loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy minus
        (y) the Pool 2 Senior Percentage of the principal portion of Excess Losses (other than Debt Service Reductions) in respect of Pool 2 mortgage loans during the related Prepayment Period; and

          (5) the Pool 2 Senior Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each Pool 2 mortgage loan which was repurchased by GECMSI in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Pool 2 mortgage loan that has been replaced by GECMSI with a substitute mortgage loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute mortgage loan.

     The "Class 2-A5 Principal Distribution Amount" for any Distribution Date will equal the product of (1) the Pool 2 Senior Optimal Principal Amount for such date (determined without application of the Pool 2 Senior Percentage or Pool 2 Senior Prepayment Percentage) (2) the Class 2-A5 Percentage for such date and (3) the Class 2-A5 Distribution Percentage for such date. Notwithstanding the foregoing, on the Pool 2 Group I Final Distribution Date, the Class 2-A5 Principal Distribution Amount will be increased by any Pool 2 Senior Optimal Principal Amount remaining after distributions of principal have been made on the Pool 2 Group I Senior Certificates, and following the Pool 2 Group I Final Distribution Date, the Class 2-A5 Principal Distribution Amount will equal the Pool 2 Senior Optimal Principal Amount.

     The "Class 2-A5 Percentage" for any Distribution Date will equal the percentage (carried to six places rounded up) obtained by dividing (1) the aggregate Certificate Principal Balance of the Class 2-A5 Certificates immediately preceding such Distribution Date by (2) the Pool 2 Scheduled Principal Balance immediately preceding such Distribution Date. The initial Class 2-A5 Percentage is expected to be approximately 10%.

     The "Class 2-A5 Distribution Percentage" for any Distribution Date will equal 0% through the Distribution Date in July 2004; 30% thereafter through the Distribution Date

                                      A2-11
in July 2005; 40% thereafter through the Distribution Date in July 2006; 60% thereafter through the Distribution Date in July 2007; 80% thereafter through the Distribution Date in July 2008; and 100% thereafter.

     The "Pool 2 Group I Final Distribution Date" is the Distribution Date on which the Class Certificate Principal Balance of each of the Pool 2 Group I Senior Certificates has been reduced to zero.

     With respect to any Pool 2 mortgage loan that was the subject of a voluntary prepayment in full and any Distribution Date, the "Prepayment Period" is the period from the sixteenth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from the Cut-off Date) through the fifteenth day of the month of such Distribution Date. With respect to any other unscheduled prepayment of principal of any Pool 2 mortgage loan and any Distribution Date, the "Prepayment Period" is the month preceding the month of such Distribution Date.

     The "Pool 2 Senior Percentage" on any Distribution Date will equal the lesser of 100% and the percentage (carried to six places rounded up) obtained by dividing the aggregate Certificate Principal Balances of all the Pool 2 senior certificates immediately preceding such Distribution Date by the Pool 2 Scheduled Principal Balance immediately preceding such Distribution Date. The initial Pool 2 Senior Percentage is expected to be approximately 95.75%.

     The "Pool 2 Senior Prepayment Percentage" on any Distribution Date occurring during the periods set forth below will be as follows:

PERIOD (DATES INCLUSIVE)                 POOL 2 SENIOR PREPAYMENT PERCENTAGE
------------------------                 -----------------------------------
August 1999 - July 2004..............    100%
August 2004 - July 2005..............    Pool 2 Senior Percentage plus 70%
                                         of the Pool 2 Apportioned Junior
                                         Percentage
August 2005 - July 2006..............    Pool 2 Senior Percentage plus 60%
                                         of the Pool 2 Apportioned Junior
                                         Percentage
August 2006 - July 2007..............    Pool 2 Senior Percentage plus 40%
                                         of the Pool 2 Apportioned Junior
                                         Percentage
August 2007 - July 2008..............    Pool 2 Senior Percentage plus 20%
                                         of the Pool 2 Apportioned Junior
                                         Percentage
August 2008 and thereafter...........    Pool 2 Senior Percentage

     Notwithstanding the foregoing, if on any Distribution Date either the Pool 2 Senior Percentage exceeds the initial Pool 2 Senior Percentage or the Pool 1 Senior Percentage exceeds the initial Pool 1 Senior Percentage, the Pool 2 Senior Prepayment Percentage for such Distribution Date will equal 100%.

     In addition, no reduction of the Pool 2 Senior Prepayment Percentage below the level in effect for the most recent prior period specified in the table above shall be effective on any Distribution Date on which the Pool 1 Senior Prepayment Percentage Stepdown Limitation (as defined in "Distributions on the Pool 1 Senior Certificates -- Principal" in Annex 1) or the Pool 2 Senior Prepayment Percentage Stepdown Limitation (as defined

                                      A2-12
below) is in effect. The "Pool 2 Senior Prepayment Percentage Stepdown Limitation" will be in effect on any Distribution Date unless, as of the last day of the month preceding such Distribution Date, either:

     (A)(1) the aggregate Scheduled Principal Balance of Pool 2 mortgage loans delinquent 60 days or more (including for this purpose any Pool 2 mortgage loans in foreclosure and Pool 2 mortgage loans with respect to which the related mortgaged property has been acquired by the trust) does not exceed 50% of the aggregate Pool 2 Apportioned Junior Principal Balance of the junior certificates as of such date; and

         (2) cumulative Realized Losses in respect of the Pool 2 mortgage loans do not exceed:

            (a)  30% of the Pool 2 Apportioned Junior Principal Balance as of
                  the date of issuance of the certificates (the "Original Pool 2 Apportioned Junior Principal Balance") if such Distribution Date occurs between and including August 2004 and July 2005;

            (b)  35% of the Original Pool 2 Apportioned Junior Principal Balance
                  if such Distribution Date occurs between and including August 2005 and July 2006;

            (c)  40% of the Original Pool 2 Apportioned Junior Principal Balance
                  if such Distribution Date occurs between and including August 2006 and July 2007;

            (d)  45% of the Original Pool 2 Apportioned Junior Principal Balance
                  if such Distribution Date occurs between and including August 2007 and July 2008; and

            (e)  50% of the Original Pool 2 Apportioned Junior Principal Balance
                  if such Distribution Date occurs during or after August 2008;
                  or

     (B)(1) the aggregate Scheduled Principal Balance of Pool 2 mortgage loans delinquent 60 days or more (including for this purpose any Pool 2 mortgage loans in foreclosure and Pool 2 mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last three months, as a percentage of the aggregate Scheduled Principal Balance of all Pool 2 mortgage loans averaged over the last three months, does not exceed 4%; and

         (2) cumulative Realized Losses in respect of Pool 2 mortgage loans do not exceed:

            (a)  10% of the Original Pool 2 Apportioned Junior Principal Balance
                  if such Distribution Date occurs between and including August 2004 and July 2005;

            (b)  15% of the Original Pool 2 Apportioned Junior Principal Balance
                  if such Distribution Date occurs between and including August 2005 and July 2006;

            (c)  20% of the Original Pool 2 Apportioned Junior Principal Balance
                  if such Distribution Date occurs between and including August 2006 and July 2007;

                                      A2-13

            (d)  25% of the Original Pool 2 Apportioned Junior Principal Balance
                  if such Distribution Date occurs between and including August 2007 and July 2008; and

            (e)  30% of the Original Pool 2 Apportioned Junior Principal Balance
                  if such Distribution Date occurs during or after August 2008.

     The "Pool 2 Apportioned Junior Percentage" on any Distribution Date prior to the Cross-Over Date will equal 100% minus the Pool 2 Senior Percentage. The "Pool 2 Apportioned Junior Prepayment Percentage" on any Distribution Date prior to the Cross-Over Date will equal 100% minus the Pool 2 Senior Prepayment Percentage. The "Pool 2 Apportioned Junior Principal Balance" for any date prior to the Cross-Over Date will equal the excess of the Pool 2 Scheduled Principal Balance over the aggregate Class Certificate Principal Balance of the Pool 2 senior certificates for such date. After the Cross-Over Date, the Pool 2 Apportioned Junior Percentage and the Pool 2 Apportioned Junior Prepayment Percentage will equal zero. The initial Pool 2 Apportioned Junior Percentage is expected to be approximately 4.25%.

CROSS-SUPPORT

     In addition to the subordination provided by the junior certificates, the senior certificates will benefit from the credit enhancement provided by a cross-support feature. Under this cross-support feature, collections received on the mortgage loans in one pool may be distributed to holders of senior certificates backed by the mortgage loans in the other pool. Cross-support will apply in the following instances:

          - On each Distribution Date prior to the Cross-Over Date but on or after the date on which the aggregate Class Certificate Principal Balance of the senior certificates of either mortgage pool (other than, in the case of Pool 1, the Class 1-PO Certificates) has been reduced to zero, all amounts otherwise distributable as principal to the junior certificates pursuant to "Distributions on the Junior Certificates -- Allocation of Junior Available Funds" in Annex 3, will be distributed as principal to the outstanding senior certificates entitled to principal distributions backed by the other mortgage pool (other than, in the case of Pool 1, the Class 1-PO Certificates), until the Class Certificate Principal Balances thereof have each been reduced to zero, provided that on such Distribution Date either (a) the Aggregate Junior Percentage (as defined below) for such Distribution Date is less than 200% of the Aggregate Junior Percentage as of the Cut-off Date or (b) the aggregate Scheduled Principal Balance of Pool 1 or Pool 2 mortgage loans delinquent 60 days or more (including for this purpose any mortgage loans in such pool in foreclosure and mortgage loans in such pool with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the related Apportioned Junior Principal Balance, is greater than or equal to 50%. Any principal distributed pursuant to this paragraph on a Distribution Date to the classes of the Pool 1 or Pool 2 senior certificates will be allocated to such classes in the same manner as the Pool 1 Senior Optimal Principal Amount or Pool 2 Senior Optimal Principal Amount, as applicable, is allocated to such classes on such date, and will be applied in reduction of the amount distributable on the junior certificates, in inverse order of priority.

                                      A2-14

          - If on a Distribution Date either:

             (1) the aggregate Class Certificate Principal Balance of the Pool 1 senior certificates (other than the Class 1-PO Certificates) exceeds the Pool Scheduled Principal Balance of Pool 1 (calculated on the basis of the Non-PO Percentage) as of such Distribution Date or

             (2) the aggregate Class Certificate Principal Balance of the Pool 2 senior certificates exceeds the Pool Scheduled Principal Balance of Pool 2 as of such Distribution Date,

     the certificate group as to which such excess exists will be a "Pool Balance Shortfall Group." In such event, all amounts otherwise distributable as principal on the junior certificates, (other than amounts necessary to any interest shortfalls described in the second succeeding sentence) will be distributed as principal to the senior certificates (other than the Class 1-PO Certificates) of such Pool Balance Shortfall Group, until the aggregate Class Certificate Principal Balances of such senior certificates equals the Pool Scheduled Principal Balance of the related mortgage pool for such Distribution Date (such distribution, a "Pool Balance Shortfall Distribution"). In the event that the senior certificates in respect of either mortgage pool constitute a Pool Balance Shortfall Group on any Distribution Date on or following the Cross-Over Date, Pool Balance Shortfall Distributions will be made from the related Available Funds of the other mortgage pool remaining after all required amounts have been distributed to the senior certificates related to such other mortgage pool (other than, in the case of Pool 1, the Class 1-PO Certificates). In addition, the amount of any shortfalls in funds available to pay Accrued Certificate Interest or undistributed Accrued Certificate Interest on a Pool Balance Shortfall Group under priorities first and second of the second paragraph under "Distributions on the Pool 2 Senior Certificates -- Allocation of Pool 2 Available Funds" in Annex 2 or "Distributions on the Pool 1 Senior Certificates -- Allocation of Pool 1 Available Funds" in Annex 1, as the case may be, on any Distribution Date (including any such shortfalls for the current Distribution Date) will be distributed as interest to the senior certificates of such Pool Balance Shortfall Group (other than, in the case of Pool 1, the Class 1-PO Certificates) prior to the payment of any Pool Balance Shortfall Distributions from amounts otherwise distributable as principal on the junior certificates, in inverse order of priority (or, following the Cross-Over Date, as provided in the preceding sentence). Any principal distributed pursuant to this paragraph on a Distribution Date to the classes of the Pool 1 or Pool 2 senior certificates will be allocated to such classes in the same manner as the Pool 1 Senior Optimal Principal Amount or Pool 2 Senior Optimal Principal Amount, as applicable, is allocated to such classes on such date, and any amounts otherwise distributable as principal on the junior certificates will be applied in inverse order of priority.

     The "Aggregate Junior Percentage" at any time will equal the percentage (carried to six places rounded up) obtained by dividing the sum of the Class Certificate Principal Balances of the junior certificates by the aggregate of the Pool 1 and Pool 2 Scheduled Principal Balances (less the Class Certificate Principal Balance of the Class 1-PO Certificates).

ALLOCATION OF REALIZED LOSSES ON THE POOL 2 CERTIFICATES

     For definitions of "Realized Loss," "Non-Excess Realized Loss," "Liquidated Mortgage Loan," "Deficient Valuation," "Debt Service Reduction," "Bankruptcy Loss,"

                                      A2-15

"Fraud Loss," "Excess Loss," "Special Hazard Loss," "Fraud Coverage Termination Date," "Bankruptcy Coverage Termination Date" and "Special Hazard Termination Date," see "Allocation of Realized Losses on the Pool 1 Certificates" in Annex 1 of this prospectus supplement.

     Prior to the Cross-Over Date (and on such date under certain circumstances), the principal portion of any Non-Excess Realized Loss in either pool (based on the applicable Non-PO Percentage thereof in the case of Pool 1) will be allocated among the outstanding classes of junior certificates, in inverse order of priority, until the Class Certificate Principal Balance of each such class has been reduced to zero (i.e., Non-Excess Realized Losses will be allocated first to the Class B5 Certificates while such certificates are outstanding, second to the Class B4 Certificates, and so on). Fraud Losses, Special Hazard Losses and Deficient Valuations occurring prior to the Fraud Coverage Termination Date, Special Hazard Termination Date and Bankruptcy Coverage Termination Date, respectively, will be allocated to the junior certificates in the manner described in the preceding sentence.

     Fraud Losses, Special Hazard Losses and Deficient Valuations occurring after the Fraud Coverage Termination Date, Special Hazard Termination Date and Bankruptcy Coverage Termination Date, respectively, will be Excess Losses. The principal portion of any Excess Loss on a Pool 1 or Pool 2 mortgage loan (based on the applicable Non-PO Percentage thereof in the case of Pool 1) for any Distribution Date (whether occurring before, on or after the Cross-Over Date) will be allocated pro rata among all outstanding classes of Pool 1 and Pool 2 senior certificates entitled to principal distributions (other than the Class 1-PO Certificates) and the junior certificates based on their respective Class Certificate Principal Balances.

     Commencing on the Cross-Over Date, the principal portion of any Realized Loss with respect to any Pool 1 or Pool 2 mortgage loan (based on the applicable Non-PO Percentage thereof in the case of Pool 1) will be allocated among the outstanding classes of Pool 1 and Pool 2 senior certificates entitled to principal distributions (other than the Class 1-PO Certificates) pro rata based upon their Class Certificate Principal Balances.

Method of Allocating Realized Losses

     All allocations of Realized Losses in respect of Pool 1 or Pool 2 mortgage loans to a class of Pool 2 senior certificates will be accomplished on a Distribution Date by reducing the applicable Class Certificate Principal Balance by the appropriate pro rata share of any such losses occurring during the month preceding the month of such Distribution Date and, accordingly, will be taken into account in determining the distributions of principal and interest on such certificates commencing on the following Distribution Date.

     The interest portion of all Realized Losses in respect of Pool 1 or Pool 2 mortgage loans will be allocated among the outstanding classes of Pool 1 and Pool 2 senior certificates and junior certificates entitled to distributions of interest to the extent described under "-- Distributions on the Pool 2 Senior Certificates -- Interest" above.

     No reduction of the Class Certificate Principal Balance of any class of Pool 1 or Pool 2 senior certificates shall be made on any Distribution Date on account of any Realized Loss with respect to Pool 1 or Pool 2 mortgage loans to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balances of all of the Pool 1 and Pool 2 senior certificates as of such Distribution Date to an amount less than the aggregate Pool 1 and Pool 2 Scheduled Principal Balance as of the first day of the month of such Distribution Date, less any Deficient Valuations occurring on or prior

                                      A2-16
to the Bankruptcy Coverage Termination Date (such limitation being the "Loss Allocation Limitation").

     Debt Service Reductions are not Realized Losses, and the principal portion thereof will not be allocated in reduction of the Certificate Principal Balance of any certificate. However, after the Bankruptcy Coverage Termination Date, the amounts distributable under clause (1) of the definition of Pool 2 Senior Optimal Principal Amount and clause (b)(1) of the definition of Junior Optimal Principal Amount attributable to Pool 2 mortgage loans will be reduced by the amount of the principal portion of any Debt Service Reductions. Regardless of when they occur, Debt Service Reductions may reduce the amount of Pool 2 Available Funds otherwise available for distribution on a Distribution Date. As a result of the subordination of the junior certificates in right of distribution, the reduction in Pool 2 Available Funds resulting from any Debt Service Reductions in respect of Pool 2 mortgage loans prior to the Bankruptcy Coverage Termination Date will be borne by the junior certificates (to the extent then outstanding) in inverse order of priority.

YIELD AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

YIELD

     The effective yield on the Pool 2 senior certificates will depend upon, among other things, the price at which the certificates are purchased and the rate and timing of payments of principal (including both scheduled and unscheduled payments) of the Pool 2 mortgage loans underlying the certificates. You should refer to "Yield, Maturity and Weighted Average Life Considerations" in the prospectus and the text below for a discussion of the factors that could affect the yield of your certificates.

PREPAYMENTS

     The rate of distribution of principal of the Pool 2 senior certificates (and the aggregate amount of interest payable on the Class 2-S Certificates) will be affected primarily by the amount and timing of principal payments received on or in respect of the Pool 2 mortgage loans. Such principal payments will include scheduled payments as well as voluntary prepayments by borrowers (such as, for example, prepayments in full due to refinancings, including refinancings made by GECMSI in the ordinary course of conducting its mortgage banking business, some of which refinancings may be solicited by GECMSI, or prepayments in connection with biweekly payment programs, participation in which may be solicited by GECMSI) and prepayments resulting from foreclosure, condemnation and other dispositions of the mortgaged properties, from repurchase by GECMSI of any Pool 2 mortgage loan as to which there has been a material breach of warranty or defect in documentation (or deposit of certain amounts in respect of delivery of a substitute mortgage loan therefor) and from an exercise by GECMSI of its option to repurchase a Pool 2 mortgage loan that is a Defaulted Mortgage Loan. Mortgagors are permitted to prepay the Pool 2 mortgage loans, in whole or in part, at any time without penalty. In addition, as a result of the fact that Pool 2 senior certificateholders (other than holders of the Class 2-S Certificates) will generally be entitled on any Distribution Date to receive from Pool 2 Available Funds distributions of amounts based on clause (4) of the definition of Pool 2 Senior Optimal Principal Amount, the occurrence of defaults on the Pool 2 mortgage loans may produce the same effect on the certificates receiving such distributions as an early receipt of principal. See "Yield, Maturity and Weighted Average Life Considerations" in the prospectus for a discussion of the factors that may influence prepayment rates.

                                      A2-17

     Voluntary prepayments in full of principal on the Pool 2 mortgage loans received by GECMSI (or, in the case of Pool 2 mortgage loans master-serviced by GECMSI, of which GECMSI receives notice) from the first day through the fifteenth day of each month (other than the month of the Cut-off Date) are passed through to the Pool 2 senior certificateholders in the month of receipt or payment. Voluntary prepayments of principal in full received from the sixteenth day (or, in the case of the month of the Cut-off Date, from the Cut-off Date) through the last day of each month, and all voluntary partial prepayments of principal on the Pool 2 mortgage loans are passed through to the Pool 2 senior certificateholders in the month following the month of receipt or payment. Any prepayment of a Pool 2 mortgage loan or liquidation of a Pool 2 mortgage loan (by foreclosure proceedings or by virtue of the purchase of a Pool 2 mortgage loan in advance of its stated maturity as required or permitted by the Agreement) will generally have the effect of passing through to the Pool 2 senior certificateholders principal amounts (or, in the case of the Class 2-S Certificates, reducing the Notional Principal Balance thereof) which would otherwise be passed through (or reduced) in amortized increments over the remaining term of such mortgage loan.

     The entire amount of any prepayments and other unscheduled recoveries of principal with respect to a Pool 2 mortgage loan will be allocated solely to the outstanding Pool 2 senior certificates (other than the Class 2-S Certificates) during at least the first five years after the date of initial issuance of the certificates, with such allocation being subject to reduction thereafter as described herein. Among such Pool 2 senior certificates, such amounts otherwise allocable to the Class 2-A5 Certificates will be allocated solely to the outstanding Pool 2 Group I Senior Certificates during the first five years after the date of initial issuance of the certificates (except as otherwise described herein on or following the Pool 2 Group I Final Distribution Date), with such allocation being subject to reduction thereafter as described herein, provided that such amounts will be allocated pro rata among all the outstanding Pool 2 senior certificates (other than the Class 2-S Certificates) on each Distribution Date after the Cross-Over Date. The resulting allocation between the Pool 2 Group I Senior Certificates and the Class 2-A5 Certificates is designed to accelerate the allocation of principal prepayments and certain other unscheduled recoveries of principal on the Pool 2 mortgage loans to holders of the Pool 2 Group I Senior Certificates relative to the Class 2-A5 Certificates through the earlier of the Pool 2 Group I Final Distribution Date and the Cross-Over Date. In addition, the Class 2-A5 Certificates will not receive any distributions of scheduled principal payments during the first five years after the date of initial issuance of the certificates, except as otherwise described herein on or following the earlier of the Pool 2 Group I Final Distribution Date and the Cross-Over Date. Notwithstanding the foregoing, all distributions of principal on the outstanding Pool 2 senior certificates (other than the Class 2-S Certificates) will be made pro rata among such certificates on each Distribution Date after the Cross-over Date. See "Distributions on the Pool 2 Senior Certificates -- Principal" and "-- Cross-Support" herein.

     When a full prepayment is made on a Pool 2 mortgage loan, the mortgagor is charged interest ("Prepayment Interest") on the days in the month actually elapsed up to the date of such prepayment, at a daily interest rate (determined by dividing the mortgage interest rate by 360) which is applied to the principal amount of the loan so prepaid. When such a prepayment is made during the period from the sixteenth day through the last day of any month (and from the Cut-off Date through the fifteenth day of the month of the Cut-off Date), such Prepayment Interest is passed through to the Pool 2 senior certificateholders (other than the holders of any class of principal-only certificates) in the month following

                                      A2-18
its receipt and the amount of interest thus distributed to Pool 2 senior certificateholders, to the extent not supplemented by a Compensating Interest Payment (as defined herein) or certain cross-support payments in respect of Interest Shortfalls, will be less than the amount which would have been distributed in the absence of such prepayment. The payment of a claim under certain insurance policies or the purchase of a defaulted mortgage loan by a private mortgage insurer may also cause a reduction in the amount of interest passed through. Shortfalls described in this paragraph will be borne by Pool 2 senior certificateholders to the extent described herein. See "-- Distributions on the Pool 2 Senior Certificates -- Interest" herein.

     Any partial prepayment will be applied to the balance of the related Pool 2 mortgage loan as of the first day of the month of receipt, will be passed through to the Pool 2 senior certificateholders in the following month and, to the extent not supplemented by a Compensating Interest Payment, will reduce the aggregate amount of interest distributable to the Pool 2 senior certificateholders in such month in an amount equal to 30 days of interest at the related Net Mortgage Rate on the amount of such prepayment.

     The yield on certain classes of the Pool 2 senior certificates also may be affected by any repurchase by GECMSI of the mortgage loans as described under "The Pooling and Servicing Agreement -- Termination" herein.

SENSITIVITY OF THE CLASS 2-A3 CERTIFICATES

     The yield to investors in the Class 2-A3 Certificates, which are principal-only certificates, will be highly sensitive to the rate of principal payments (including prepayments) on the Pool 2 mortgage loans. If the Class 2-A3 Certificates are purchased at a discount to their Class Certificate Principal Balance, lower than anticipated rates of prepayments on the Pool 2 mortgage loans could result in an extension in the anticipated weighted average lives of such certificates and actual yields to investors that are significantly lower than the anticipated yields.

     To illustrate the significance of prepayments on the distributions on the Class 2-A3 Certificates, the following tables indicate the pre-tax yields to maturity (on a corporate bond-equivalent basis) under the specified assumptions at the different constant percentages of the Prepayment Assumption shown. The yields were calculated by determining the applicable monthly discount rate which, when applied to the related assumed stream of cash flows to be paid on the Class 2-A3 Certificates, would cause the discounted present value of such cash flows to equal the assumed purchase price percentage for such certificates stated in such tables and converting the applicable monthly discount rate to a corporate bond equivalent rate. Implicit in the use of any discounted present value or internal rate of return calculations such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on such certificates and, consequently, do not reflect the return on any investment when such reinvestment rates are considered. It is unlikely that the Pool 2 mortgage loans will prepay at any of the constant levels of the Prepayment Assumption shown or any other constant rate until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the total distributions received, the date of receipt of such distributions and the actual yield to maturity to any investor, even if the average rate of principal prepayments is consistent with an investor's expectation. In

                                      A2-19
general, the earlier the payment of principal of the Pool 2 mortgage loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

     The following table has been prepared based on the Pool 2 Modeling Assumptions (as defined herein) and the additional assumptions that:

          (1) the assumed purchase price of the Class 2-A3 Certificates is as specified (expressed as a percentage of the Class Certificate Principal Balance thereof) and

          (2) such purchase price is paid on July 29, 1999.

            PRE-TAX YIELD TO MATURITY OF THE CLASS 2-A3 CERTIFICATES
               (ASSUMED PURCHASE PRICE PERCENTAGE -- 45.171875%)

           PREPAYMENT ASSUMPTION
    0%     125%    250%    400%     500%
  ----------------------------------------
  2.905%  4.446%  7.918%  13.592%  17.573%

-------------------------
* Corporate bond-equivalent basis

     The Pool 2 mortgage loans may not have all the characteristics assumed, and there can be no assurance that:

          (1) the Pool 2 mortgage loans will prepay at any of the constant rates shown in the table or any particular rate;

          (2) the pre-tax yield to maturity on the Class 2-A3 Certificates will correspond to any amounts shown herein; or

          (3) the purchase price of the Class 2-A3 Certificates will be as assumed.

     Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class 2-A3 Certificate.

FINAL PAYMENT CONSIDERATIONS

     The rate of payment of principal of the Pool 2 senior certificates will depend primarily on the rate of payment of principal of the Pool 2 mortgage loans (including prepayments, defaults, delinquencies and liquidations) which, in turn, will depend on the characteristics of the Pool 2 mortgage loans, the level of prevailing interest rates and other economic, geographic, social and other factors, and no assurance can be given as to the actual payment experience. As of the Cut-off Date, the month and year of the latest scheduled maturity of a Pool 2 mortgage loan is expected to be July 2029. In addition, to the extent delinquencies and defaults are not covered by advances made by GECMSI or offset by the effect of the subordination of the junior certificates, delinquencies and defaults could affect the actual maturity of the Pool 2 senior certificates offered hereby.

                                      A2-20

WEIGHTED AVERAGE LIVES OF THE POOL 2 CERTIFICATES

     The weighted average life of a certificate is determined by:

      -- multiplying the reduction, if any, in the principal balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date;

      --  summing the results; and

      -- dividing the sum by the aggregate reductions in the principal balance of such certificate.

     The weighted average lives of the Pool 2 senior certificates will be affected, to varying degrees, by the rate of principal payments on the Pool 2 mortgage loans, the timing of changes in such rate of payments and the priority sequence of distributions of principal of such certificates. The interaction of the foregoing factors may have different effects on the various classes of the Pool 2 senior certificates and the effects on any class may vary at different times during the life of such class. Further, to the extent the prices of a class of Pool 2 senior certificates represent discounts or premiums to their respective original principal balances, variability in the weighted average lives of such classes of certificates could result in variability in the related yields to maturity.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement (the "Prepayment Assumption") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in Pool 1 or Pool 2. A prepayment assumption of 100% of the Prepayment Assumption assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and increasing by 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 6.0% per annum.

Tables of Pool 2 Senior Certificate Principal Balances

     The following tables set forth the percentages of the initial Class Certificate Principal Balance of each class of Pool 2 senior certificates offered hereby that would be outstanding after each of the dates shown at the specified constant percentages of the Prepayment Assumption and the corresponding weighted average life of each such class of Pool 2 certificates. For purposes of calculations under the columns at the indicated percentages of the Prepayment Assumption (other than 0% of the Prepayment Assumption) set forth in the table, it is assumed with respect to the Pool 2 mortgage loans (the "Pool 2 Modeling Assumptions") that:

          (1) the distributions in respect of the certificates are made and received in cash on the 25th day of each month commencing in August 1999;

          (2) such mortgage loans prepay at the specified constant percentages of the Prepayment Assumption;

          (3) the aggregate outstanding Scheduled Principal Balance of such mortgage loans as of the Cut-off Date is $72,349,463.68;

                                      A2-21

          (4) no defaults or delinquencies in the payment by mortgagors of principal of and interest on such mortgage loans are experienced and GECMSI does not repurchase any of such mortgage loans as permitted or required by the Agreement;

          (5) GECMSI does not exercise its option to repurchase all the mortgage loans in the trust as described under the caption "The Pooling and Servicing Agreement -- Termination" herein;

          (6) scheduled monthly payments on such mortgage loans are received on the first day of each month commencing in August 1999, and are computed prior to giving effect to prepayments received in the prior month;

          (7) prepayments representing payment in full of individual mortgage loans are received on the last day of each month (commencing July 1999) and include 30 days' interest thereon, and no Interest Shortfalls occur in respect of the Pool 2 mortgage loans;

          (8) the scheduled monthly payment for each mortgage loan has been calculated based on its outstanding balance, interest rate and remaining term to maturity such that such mortgage loan will amortize in amounts sufficient to repay the remaining balance of such mortgage loan by its remaining term to maturity;

          (9) the initial Class Certificate Principal Balance and interest rate on the certificates for each class of Pool 2 senior certificates offered hereby are as indicated in the summary of this prospectus supplement;

          (10) the date of the initial issuance of the certificates is July 29, 1999;

          (11) the amount distributable to the Pool 2 certificateholders is not reduced by the incurrence of any expenses by the trust; and

          (12) the Pool 2 mortgage loans consist of a single mortgage loan having the characteristics described below:

                                                                                           STATED
                       AGGREGATE SCHEDULED                                                REMAINING
                        PRINCIPAL BALANCE                                                  TERM TO
                            AS OF THE          MORTGAGE       NET MORTGAGE       AGE      MATURITY
                          CUT-OFF DATE       INTEREST RATE        RATE         (MONTHS)   (MONTHS)
                       -------------------   -------------   ---------------   --------   ---------
Non-Discount.........    $72,349,463.68      7.3692764025%      7.1125313809%     2          357

     It is not likely that the Pool 2 mortgage loans will prepay at a constant level of the Prepayment Assumption. In addition, because certain of such mortgage loans will have remaining terms to maturity and will bear interest at rates that are different from those assumed, the actual Class Certificate Principal Balance of each class of Pool 2 senior certificates outstanding at any time and the actual weighted average life of each class of such certificates may differ from the corresponding information in the table for each indicated percentage of the Prepayment Assumption. Furthermore, even if all the Pool 2 mortgage loans prepay at the indicated percentages of the Prepayment Assumption and the weighted average mortgage interest rate and weighted average remaining term to maturity of such mortgage loans were to equal the weighted average mortgage interest rate and weighted average remaining term to maturity of the assumed mortgage loans, due to the actual distribution of remaining terms to maturity and interest rates among the Pool 2 mortgage loans, the actual principal balance of each class of Pool 2 senior certificates

                                      A2-22
outstanding at any time and the actual weighted average life of each class of such certificates would differ (which difference could be material) from the corresponding information set forth in the following table. In addition, if the actual characteristics of the Pool 2 mortgage loans included in the Pool 2 mortgage loan pool differ from those assumed in calculating the percentages set forth in the tables, the actual class principal balance of each class of Pool 2 senior certificates outstanding at any time and the actual weighted average life of each class of such certificates would differ (which difference would be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

                                      A2-23

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                     OUTSTANDING OF THE POOL 2 CERTIFICATES

                                            CLASS 2-A1                         CLASS 2-A2                  CLASS 2-A3
                                 --------------------------------   --------------------------------   ------------------
DISTRIBUTION DATE                 0%    125%   250%   400%   500%    0%    125%   250%   400%   500%    0%    125%   250%
-----------------                ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage.............   100   100    100    100    100     100   100    100    100    100     100   100    100
July 2000......................    98    95     91     87     84     100   100    100    100    100     100   100    100
July 2001......................    97    85     73     59     50     100   100    100    100    100     100   100    100
July 2002......................    95    71     50     27     13     100   100    100    100    100     100   100    100
July 2003......................    93    59     31      3      0     100   100    100    100     46     100   100    100
July 2004......................    91    48     14      0      0     100   100    100     33      0     100   100    100
July 2005......................    89    38      2      0      0     100   100    100      0      0     100   100    100
July 2006......................    86    29      0      0      0     100   100     64      0      0     100   100     82
July 2007......................    84    21      0      0      0     100   100     31      0      0     100   100     66
July 2008......................    81    15      0      0      0     100   100      7      0      0     100   100     54
July 2009......................    78     9      0      0      0     100   100      0      0      0     100   100     45
July 2010......................    75     3      0      0      0     100   100      0      0      0     100   100     37
July 2011......................    72     0      0      0      0     100    92      0      0      0     100    96     31
July 2012......................    69     0      0      0      0     100    73      0      0      0     100    86     25
July 2013......................    65     0      0      0      0     100    55      0      0      0     100    77     21
July 2014......................    61     0      0      0      0     100    38      0      0      0     100    69     17
July 2015......................    57     0      0      0      0     100    23      0      0      0     100    61     14
July 2016......................    52     0      0      0      0     100     9      0      0      0     100    54     11
July 2017......................    47     0      0      0      0     100     0      0      0      0     100    48      9
July 2018......................    42     0      0      0      0     100     0      0      0      0     100    42      7
July 2019......................    36     0      0      0      0     100     0      0      0      0     100    36      6
July 2020......................    30     0      0      0      0     100     0      0      0      0     100    31      5
July 2021......................    24     0      0      0      0     100     0      0      0      0     100    26      4
July 2022......................    17     0      0      0      0     100     0      0      0      0     100    22      3
July 2023......................     9     0      0      0      0     100     0      0      0      0     100    18      2
July 2024......................     1     0      0      0      0     100     0      0      0      0     100    14      1
July 2025......................     0     0      0      0      0      66     0      0      0      0      83    11      1
July 2026......................     0     0      0      0      0      26     0      0      0      0      63     7      1
July 2027......................     0     0      0      0      0       0     0      0      0      0      42     5      *
July 2028......................     0     0      0      0      0       0     0      0      0      0      18     2      *
July 2029......................     0     0      0      0      0       0     0      0      0      0       0     0      0
Weighted Average Life
  (in Years)(1)................  16.0   5.3    3.1    2.3    2.0    26.4   14.4   7.5    4.8    4.0    27.6   18.6   10.9

                                 CLASS 2-A3
                                 -----------
DISTRIBUTION DATE                400%   500%
-----------------                ----   ----
Initial Percentage.............  100    100
July 2000......................  100    100
July 2001......................  100    100
July 2002......................  100    100
July 2003......................  100     73
July 2004......................   66     35
July 2005......................   41     14
July 2006......................   24      2
July 2007......................   14      *
July 2008......................    9      *
July 2009......................    7      *
July 2010......................    5      *
July 2011......................    4      *
July 2012......................    3      *
July 2013......................    2      *
July 2014......................    2      *
July 2015......................    1      *
July 2016......................    1      *
July 2017......................    1      *
July 2018......................    *      *
July 2019......................    *      *
July 2020......................    *      *
July 2021......................    *      *
July 2022......................    *      *
July 2023......................    *      *
July 2024......................    *      *
July 2025......................    *      *
July 2026......................    *      *
July 2027......................    *      *
July 2028......................    *      *
July 2029......................    0      0
Weighted Average Life
  (in Years)(1)................  6.3    4.8

-------------------------
* Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life is determined as described on page A2-21.

                                      A2-24

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                     OUTSTANDING OF THE POOL 2 CERTIFICATES

                                                                        CLASS 2-A4                         CLASS 2-A5
                                                             --------------------------------   ---------------------------------
DISTRIBUTION DATE                                             0%    125%   250%   400%   500%    0%     125%   250%   400%   500%
-----------------                                            ----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial Percentage.........................................   100   100    100    100    100      100   100    100    100    100
July 2000..................................................   100   100    100    100    100      100   100    100    100    100
July 2001..................................................   100   100    100    100    100      100   100    100    100    100
July 2002..................................................   100   100    100    100    100      100   100    100    100    100
July 2003..................................................   100   100    100    100    100      100   100    100    100    100
July 2004..................................................   100   100    100    100     70      100   100    100    100    100
July 2005..................................................   100   100    100     83     28      100    97     95     92     90
July 2006..................................................   100   100    100     49      3       99    94     88     82     77
July 2007..................................................   100   100    100     29      0       98    88     79     69     53
July 2008..................................................   100   100    100     18      0       96    82     69     54     35
July 2009..................................................   100   100     89     14      0       94    74     57     40     24
July 2010..................................................   100   100     74     10      0       92    67     47     30     17
July 2011..................................................   100   100     61      8      0       90    60     39     22     11
July 2012..................................................   100   100     51      6      0       87    54     32     16      8
July 2013..................................................   100   100     42      4      0       84    49     27     12      5
July 2014..................................................   100   100     34      3      0       81    43     22      9      4
July 2015..................................................   100   100     28      2      0       78    39     18      6      2
July 2016..................................................   100   100     23      2      0       75    34     15      5      2
July 2017..................................................   100    96     18      1      0       71    30     12      3      1
July 2018..................................................   100    83     15      1      0       67    26      9      2      1
July 2019..................................................   100    72     12      1      0       63    23      8      2      *
July 2020..................................................   100    62      9      *      0       58    19      6      1      *
July 2021..................................................   100    53      7      *      0       53    16      5      1      *
July 2022..................................................   100    44      5      *      0       48    14      4      1      *
July 2023..................................................   100    36      4      *      0       42    11      3      *      *
July 2024..................................................   100    28      3      *      0       36     9      2      *      *
July 2025..................................................   100    21      2      *      0       30     7      1      *      *
July 2026..................................................   100    15      1      *      0       23     5      1      *      *
July 2027..................................................    83     9      1      *      0       15     3      *      *      *
July 2028..................................................    37     4      *      *      0        7     1      *      *      *
July 2029..................................................     0     0      0      0      0        0     0      0      0      0
Weighted Average Life
  (in Years)(1)............................................  28.7   22.8   14.3   7.9    5.6     21.4   15.0   11.9   10.0   8.8

-------------------------

* Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life is determined as described on page A2-21.

                                      A2-25

                                    ANNEX 3

THE JUNIOR CERTIFICATES

     Interest and principal will be distributable on the junior certificates out of both the Pool 1 Available Funds and the Pool 2 Available Funds. This Annex 3 describes the manner in which interest and principal will be distributable on the junior certificates, and also describes some of the features of the junior certificates, including yield and weighted average life considerations, that are relevant to an investment in the junior certificates. You should read this Annex carefully if you are considering a purchase of any class of the junior certificates offered hereby.

DESCRIPTION OF THE JUNIOR CERTIFICATES

     As described in this prospectus supplement, the trust will issue one group of junior certificates representing interests in both mortgage pools. The rights of holders of the junior certificates to distributions will be based on collections from both the Pool 1 mortgage loans and the Pool 2 mortgage loans, and will be subordinate to the rights of the holders of both the Pool 1 senior certificates and the Pool 2 senior certificates.

DISTRIBUTIONS ON THE JUNIOR CERTIFICATES

Allocation of Junior Available Funds

     Interest and principal on the junior certificates will be distributed monthly on the 25th day of each month or, if such 25th day is not a business day, on the succeeding business day (each, a "Distribution Date") commencing in August 1999. These distributions will be in an aggregate amount equal to the Junior Available Funds for the related Distribution Date, less any portion thereof distributed to any senior certificates as described under "Cross-Support" in Annex 1 and Annex 2 of this prospectus supplement. Distributions will be made to holders of record at the close of business on the related Record Date.

     On each Distribution Date, except as described above, the Junior Available Funds will be distributed in the following order of priority among the junior certificates:

          first, to the Class M Certificates in the following order: (1) the Accrued Certificate Interest thereon for such Distribution Date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (3) such class's Allocable Share (as defined under "-- Principal" below) for such Distribution Date;

          second, to the Class B1 Certificates, to the extent of remaining Junior Available Funds, in the following order: (1) the Accrued Certificate Interest thereon for such Distribution Date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (3) such class's Allocable Share for such Distribution Date;

          third, to the Class B2 Certificates, to the extent of remaining Junior Available Funds, in the following order: (1) the Accrued Certificate Interest thereon for such Distribution Date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (3) such class's Allocable Share for such Distribution Date; and

          fourth, to each of the Class B3, Class B4 and Class B5 Certificates, to the extent of remaining Junior Available Funds: (1) the Accrued Certificate Interest thereon for such Distribution Date, (2) any Accrued Certificate Interest thereon remaining

                                      A3-1
     undistributed from previous Distribution Dates and (3) such class's Allocable Share for such Distribution Date.

Interest

     Interest will accrue on the junior certificates offered hereby at the respective interest rates set forth in the summary of this prospective supplement during each Interest Accrual Period.

     The "Accrued Certificate Interest" for any junior certificate for any Distribution Date will equal the interest accrued during the related Interest Accrual Period at the applicable certificate interest rate on the Certificate Principal Balance of such certificate immediately prior to such Distribution Date, less such certificate's share of any Net Interest Shortfall and the interest portion of any Excess Losses, in each case in respect of either mortgage pool.

     The "Certificate Principal Balance" of any junior certificate as of any Distribution Date will equal such certificate's Certificate Principal Balance on the date of initial issuance of the certificates as reduced by:

          - all amounts distributed on previous Distribution Dates on such certificate on account of principal;

          - the principal portion of all Realized Losses previously allocated to such certificate; and

          - such certificate's share, if any, of the Junior Certificate Writedown Amount and the Class PO Deferred Payment Writedown Amount for previous Distribution Dates.

     As of any Distribution Date, the "Junior Certificate Writedown Amount" will equal the amount by which (a) the sum of the Class Certificate Principal Balances of all of the Pool 1 and Pool 2 senior certificates and the junior certificates, after giving effect to the distribution of principal and the application of Realized Losses in respect of Pool 1 and Pool 2 in reduction of the Certificate Principal Balances of such certificates on such Distribution Date, exceeds (b) the aggregate Pool 1 Scheduled Principal Balance and Pool 2 Scheduled Principal Balance on the first day of the month of such Distribution Date less any Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date.

     For any Distribution Date, the "Class PO Deferred Payment Writedown Amount" will equal the amount, if any, distributed on such date in respect of the Class 1-PO Deferred Amount.

     The Junior Certificate Writedown Amount and the Class PO Deferred Payment Writedown Amount will be allocated to the junior certificates in inverse order of priority, until the Class Certificate Principal Balance of each such certificate has been reduced to zero.

     For definitions of "Interest Accrual Period" and "Net Interest Shortfall" see "Distributions on the Pool 1 Senior Certificates," in Annex 1.

     The interest portion of any Realized Losses (other than Excess Losses) in respect of the mortgage loans will not be allocated among any certificates, but will reduce the amount of Junior Available Funds on the related Distribution Date. As a result of the

                                      A3-2
subordination of the junior certificates in right of distribution, such losses will be borne first by the outstanding junior certificates in inverse order of priority.

Principal

     Distributions in reduction of the principal balance of each junior certificate then entitled thereto will be made on each Distribution Date out of Junior Available Funds in an amount not to exceed the Junior Optimal Principal Amount for such Distribution Date.

     The "Junior Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum of the following (but in no event greater than the aggregate Class Certificate Principal Balances of the junior certificates immediately prior to such Distribution Date):

          (a) the sum of:

             (1) the Pool 1 Apportioned Junior Percentage of the applicable Non-PO Percentage of all scheduled payments of principal due on each outstanding mortgage loan in Pool 1 on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto, after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions in respect of the Pool 1 mortgage loans after the Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

             (2) the Pool 1 Apportioned Junior Prepayment Percentage of the applicable non-PO Percentage of the Scheduled Principal Balance of each mortgage loan in Pool 1 which was the subject to a prepayment in full received by GECMSI, or, in the case of a Pool 1 mortgage loan master-serviced by GECMSI, of which GECMSI receives notice, during the related Prepayment Period;

             (3) the Pool 1 Apportioned Junior Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments of principal received in respect of the Pool 1 mortgage loans during the related Prepayment Period, plus, on the Pool 1 Senior Final Distribution Date, 100% of any Pool 1 Senior Optimal Principal Amount remaining undistributed on such date;

             (4) the amount, if any, by which the sum of (a) the applicable Non-PO Percentage of the net liquidation proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan in Pool 1, other than mortgage loans described in clause (b) and (b) the applicable Non-PO Percentage of the principal balance of each mortgage loan in Pool 1 that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy exceeds (c) the sum of the amounts distributable to the Pool 1 senior certificateholders (other than the holders of the Class 1-PO Certificates) under clause (4) of the definition of Pool 1 Senior Optimal Principal Amount on such Distribution Date; and

             (5) the Pool 1 Apportioned Junior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each mortgage loan in Pool 1 which was repurchased by GECMSI in connection with such Distribution Date and (b) the difference, if any, between the Scheduled

                                      A3-3

        Principal Balance of a mortgage loan in Pool 1 that has been replaced by GECMSI with a substitute mortgage loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute mortgage loan; and

          (b) the sum of:

             (1) the Pool 2 Apportioned Junior Percentage of all scheduled payments of principal due on each outstanding mortgage loan in Pool 2 on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto, after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions in respect of the Pool 2 mortgage loans after the Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

             (2) the Pool 2 Apportioned Junior Prepayment Percentage of the Scheduled Principal Balance of each mortgage loan in Pool 2 which was the subject to a prepayment in full received by GECMSI, or, in the case of a Pool 2 mortgage loan master-serviced by GECMSI, of which GECMSI receives notice, during the related Prepayment Period;

             (3) the Pool 2 Apportioned Junior Prepayment Percentage of all partial prepayments of principal received in respect of the Pool 2 mortgage loans during the related Prepayment Period, plus, on the Pool 2 Senior Final Distribution Date, 100% of any Pool 2 Senior Optimal Principal Amount remaining undistributed on such date;

             (4) the amount, if any, by which the sum of (a) the net liquidation proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan in Pool 2, other than mortgage loans described in clause (b) and (b) the principal balance of each mortgage loan in Pool 2 that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy exceeds (c) the sum of the amounts distributable to the Pool 2 senior certificateholders under clause (4) of the definition of Pool 2 Senior Optimal Principal Amount on such Distribution Date; and

             (5) the Pool 2 Apportioned Junior Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each mortgage loan in Pool 2 which was repurchased by GECMSI in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a mortgage loan in Pool 2 that has been replaced by GECMSI with a substitute mortgage loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute mortgage loan.

     The "Allocable Share" with respect to any class of junior certificates on any Distribution Date will generally equal such class's pro rata share (based on the Class Certificate Principal Balance of each class entitled thereto) of each of the components of the Junior Optimal Principal Amount described above; provided, that, except as described in the second succeeding sentence, no Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate (together, the "Class B Certificates") shall be entitled on any Distribution Date to receive distributions pursuant to subclauses (2), (3) and (5) of clauses (a) and (b) of

                                      A3-4
the definition of Junior Optimal Principal amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such Distribution Date.

     The "Class Prepayment Distribution Trigger" for a class of Class B Certificates for any Distribution Date is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Class Certificate Principal Balance of such class and each class subordinate thereto, if any, and the denominator of which is the aggregate of the Pool 1 Scheduled Principal Balance and the Pool 2 Scheduled Principal Balance with respect to such Distribution Date, equals or exceeds such percentage calculated as of the date of initial issuance of the certificates. If, on any Distribution Date, the Class Certificate Principal Balance of the Class M Certificates or of any class of Class B Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributable to such class under subclauses (2), (3) and (5) of clauses (a) and
(b) of the definition of Junior Optimal Principal Amount, to the extent of such class's remaining Allocable Share, shall be distributed to the remaining classes of junior certificates in reduction of their respective Class Certificate Principal Balances in order of priority. If the Class Prepayment Distribution Trigger is not satisfied for any class of Class B Certificates on any Distribution Date, this may have the effect of accelerating the amortization of more senior ranking classes of junior certificates because the amount otherwise distributable to such class under subclauses (2), (3) and (5) of clauses (a) and
(b) of the definition of Junior Optimal Principal Amount will be distributable among the outstanding Class M Certificates and each class of the Class B Certificates as to which the related Class Prepayment Distribution Trigger has been satisfied on a pro rata basis subject to the priority of payments described in the second paragraph under "-- Allocation of Junior Available Funds" in this Annex. On any Distribution Date, any reduction in funds available for distribution to the classes of junior certificates resulting from a distribution of the Class 1-PO Deferred Amount to the Class 1-PO Certificates will be allocated to the classes of junior certificates, in reduction of the Allocable Shares thereof, in inverse order of priority.

SUBORDINATION OF THE JUNIOR CERTIFICATES

Priority of Pool 1 and Pool 2 Senior Certificates

     As of the date of the initial issuance of the certificates, the aggregate Class Certificate Principal Balance of the junior certificates will equal approximately 4.25% of the aggregate of the Pool 1 Scheduled Principal Balance and the Pool 2 Scheduled Principal Balance.

     The rights of the holders of the junior certificates to receive distributions in respect of a mortgage pool will be subordinate to (1) the rights of the holders of the senior certificates in respect of such mortgage pool, to the extent described in "Distributions on the Pool 1 Senior Certificates" in Annex 1 and "Distributions on the Pool 2 Senior Certificates" in Annex 2 and (2) the rights of the holders of the senior certificates in respect of the other mortgage pool, to the extent described in "Cross-Support" in Annex 1 and Annex 2 of this prospectus supplement.

     The subordination of the junior certificates is intended:

          (a) to enhance the likelihood of timely receipt by the holders of the Pool 1 and Pool 2 senior certificates (to the extent of the subordination of the junior certificates) of the full amount of the scheduled monthly distributions of principal and interest allocable to such senior certificates; and

                                      A3-5

          (b) to afford the holders of the Pool 1 and Pool 2 senior certificates (to the extent of the subordination of the junior certificates) protection against Realized Losses, to the extent described in the applicable Annex.

     If Realized Losses on the junior certificates exceed the credit support provided to the Pool 1 or Pool 2 senior certificates through subordination, or if Excess Losses on the mortgage loans occur, all such losses will be borne by the Pool 1 and Pool 2 senior certificates as described in Annex 1 and Annex 2.

     The protection afforded to the holders of the Pool 1 and Pool 2 senior certificates by means of the subordination feature will be accomplished by:

          (1) the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the junior certificates, in accordance with the paydown rules specified under "Distributions on the Pool 1 Senior Certificates -- Allocation of Pool 1 Available Funds" in Annex 1 or under "Distributions on the Pool 2 Senior Certificates -- Allocation of Pool 2 Available Funds" in Annex 2, as applicable, and "Cross-Support" in Annex 1 and Annex 2, as applicable, the amounts due to the Pool 1 or Pool 2 senior certificate holders on each Distribution Date out of the Pool 1 or Pool 2 Available Funds, as applicable (or in certain cases out of Available Funds in the other pool) with respect to such date and, if necessary, by the right of such holders to receive future distributions on the mortgage loans that would otherwise have been payable to the junior certificates;

          (2) the allocation to the junior certificates of the principal portion of any Non-Excess Realized Loss on the Pool 1 or Pool 2 mortgage loans (based on the applicable Non-PO Percentage thereof in the case of Pool 1), as applicable, to the extent set forth herein; and

          (3) the allocation to the junior certificates of the principal portion of any Non-Excess Realized Loss on the Pool 1 mortgage loans (based on the applicable PO Percentage thereof), to the extent set forth herein through the operation of the Class PO Deferred Payment Writedown Amount.

     The allocation of the principal portion of Realized Losses (as set forth herein) on the Pool 1 and Pool 2 mortgage loans to the junior certificates on any Distribution Date will decrease the protection provided to the Pool 1 and Pool 2 senior certificates then outstanding on future Distribution Dates by reducing the Class Certificate Principal Balances then outstanding of the junior certificates.

     In addition, in order to extend the period during which the junior certificates remain available as credit enhancement for the Pool 1 and Pool 2 senior certificates, the entire amount of any prepayment or other unscheduled recovery of principal with respect to a mortgage loan (based on the applicable Non-PO Percentage thereof in the case of Pool 1) will be allocated to the Pool 1 or Pool 2 senior certificates entitled to principal distributions (other than the Class 1-PO Certificates), as applicable, during at least the first five years after the date of initial issuance of the certificates, with such allocation being subject to reduction thereafter as described herein. This allocation has the effect of accelerating the amortization of such Pool 1 or Pool 2 senior certificates as a group while, in the absence of losses in respect of the Pool 1 or Pool 2 mortgage loans, increasing the percentage interest in the principal balance of the Pool 1 and Pool 2 mortgage loans evidenced by the junior certificates. Among the Pool 1 senior certificates, such amounts will be allocated to the outstanding Pool 1 Group I Senior Certificates during the first five years after the date of initial issuance of such certificates (except as otherwise described herein on or following

                                      A3-6
the Pool 1 Group I Final Distribution Date) with such allocation being subject to reduction thereafter as described herein, except that such amounts will be allocated pro rata among all of the outstanding Pool 1 senior certificates entitled to principal distributions (other than the Class 1-PO Certificates) on each Distribution Date after the Cross-Over Date. Among the Pool 2 senior certificates, such amounts will be allocated to the outstanding Pool 2 Group I Senior certificates during the first five years after the date of initial issuance of such certificates (except as otherwise described herein on or following the Pool 2 Group I Final Distribution Date) with such allocation being subject to reduction thereafter as described herein, except that such amounts will be allocated pro rata among all of the outstanding Pool 2 senior certificates entitled to principal distributions on each Distribution Date after the Cross-Over Date.

     After the payment of amounts distributable in respect of the Pool 1 and Pool 2 senior certificates on each Distribution Date, the junior certificates will be entitled on such date to the remaining portion, if any, of the Pool 1 and Pool 2 Available Funds in an aggregate amount equal to the Accrued Certificate Interest on the junior certificates for such date, any remaining undistributed Accrued Certificate Interest thereon from previous Distribution Dates and the sum of the Allocable Shares of the junior certificates. Amounts so distributed to junior certificate holders will not be available to cover any delinquencies or any Realized Losses in respect of subsequent Distribution Dates.

Priority Among Junior Certificates

     As of the date of the initial issuance of the certificates, the aggregate Certificate Principal Balance of the Class B3, Class B4 and Class B5 Certificates, all of which are subordinate in right of distribution to the junior certificates offered hereby, will equal approximately 0.95% of the initial aggregate Certificate Principal Balance of all of the certificates and approximately 22.36% of the initial aggregate Certificate Principal Balance of all of the junior certificates. On each Distribution Date, the holders of any particular class of junior certificates, other than the Class B5 Certificates, will have a preferential right to receive the amounts due them on such Distribution Date out of Junior Available Funds prior to any distribution being made on such date on each class of certificates ranking junior to such class. In addition, except as described herein, the principal portion of any Non-Excess Realized Loss with respect to a Pool 1 or Pool 2 mortgage loan (based on the applicable Non-PO Percentage thereof in the case of Pool 1), as applicable, and any Class PO Deferred Payment Writedown Amount will be allocated, to the extent set forth herein, in reduction of the Class Certificate Principal Balances of the junior certificates in inverse order of priority of such certificates. The effect of the allocation of such Non-Excess Realized Losses and of the Class PO Deferred Payment Writedown Amount to a class of junior certificates will be to reduce future distributions allocable to such class and increase the relative portion of distributions allocable to more senior classes of certificates.

     In order to maintain the relative levels of subordination among the junior certificates, prepayments and certain other unscheduled recoveries of principal in respect of the Pool 1 and Pool 2 mortgage loans (based on the applicable Non-PO Percentage thereof in the case of Pool 1), which will not be distributable to such certificates for at least the first five years after the date of initial issuance of the certificates, except as otherwise described herein on or following the Pool 1 or Pool 2 Senior Final Distribution Date, as applicable, will not be distributable to the holders of any class of Class B Certificates on any Distribution Date for which the related Class Prepayment Distribution Trigger is not satisfied, except as described above. See
"-- Distributions on the Junior Certificates." If

                                      A3-7
the Class Prepayment Distribution Trigger is not satisfied with respect to any class of Class B Certificates, the amortization of more senior ranking classes of junior certificates may occur more rapidly than would otherwise have been the case and, in the absence of losses in respect of the mortgage loans, the percentage interest in the principal balance of the Pool 1 and Pool 2 mortgage loans evidenced by such Class B Certificates may increase.

     As a result of the subordination of any class of certificates, such class of certificates will be more sensitive than more senior ranking classes of certificates to the rate of delinquencies and defaults on the Pool 1 and Pool 2 mortgage loans and under certain circumstances investors in such certificates may not recover their initial investment.

YIELD AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

YIELD

     The effective yield on the junior certificates will depend upon, among other things, the price at which the certificates are purchased and the rate and timing of payments of principal (including both scheduled and unscheduled payments) of the mortgage loans underlying the certificates. For a discussion of relevant factors relating to each of the mortgage pools underlying the junior certificates and of factors relating to the yield and weighted average life of the Pool 1 and Pool 2 senior certificates, see "Yield and Weighted Average Life Considerations" in Annex 1 and Annex 2, respectively. You should also refer to "Yield, Maturity and Weighted Average Life Considerations" in the prospectus and the text below for a discussion of the factors that could affect the yield of your certificates.

THE CLASS M, CLASS B1 AND CLASS B2 CERTIFICATES

     The aggregate rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Class M, Class B1 and Class B2 Certificates will depend upon the rate of payment of principal and the amount of distributions on the Class M, Class B1 and Class B2 Certificates. Principal payment rates and distributions will be affected by the rate of prepayments on the Pool 1 and Pool 2 mortgage loans, as well as the rate of mortgagor defaults resulting in Realized Losses on the Pool 1 and Pool 2 mortgage loans, by the severity of those losses and by the timing thereof. See "Distributions on the Pool 1 Senior Certificates -- Allocation of Realized Losses on the Pool 1 Certificates" in Annex 1 and "Distributions on the Pool 2 Senior
Certificates -- Allocation of Realized Losses on the Pool 2 Certificates" in Annex 2 herein for a description of the manner in which such losses are borne by the holders of the certificates. If the purchaser of a Class M, Class B1 or Class B2 Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses on the Pool 1 and Pool 2 mortgage loans that is lower than the default rate and the amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated and could be negative. The timing of defaults and losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.

     The yields to maturity on the classes of Class B Certificates with higher numerical designations will be more sensitive to losses due to liquidations of defaulted mortgage loans than the yields on such classes with lower numerical designations, and the yields to maturity on all of the Class B Certificates will be more sensitive to such losses than the

                                      A3-8
yields on the other classes of certificates. The yields to maturity on the Class M Certificates will be more sensitive to such losses than the yields on the Pool 1 and Pool 2 senior certificates and less sensitive than the yields on the Class B Certificates. The junior certificates will be more sensitive to losses due to liquidations of defaulted mortgage loans because the entire amount of such losses will be allocable to such certificates in inverse order of priority, either directly or through the allocation of the Class PO Deferred Payment Writedown Amount except as provided herein. To the extent not covered by GECMSI's advances of delinquent monthly payments of principal and interest, delinquencies on the mortgage loans may also have a relatively greater effect:

          (1) on the yields to investors in the Class B Certificates with higher numerical designations than on the yields to investors in those Class B Certificates with lower numerical designations;

          (2) on the yields to investors in the Class B Certificates than on the yields to investors in the other classes of the certificates; and

          (3) on the yields to investors in the Class M Certificates than on the yields to investors in the Pool 1 and Pool 2 senior certificates.

     As described above in Annex 1 and Annex 2, amounts otherwise distributable to holders of any class of Class B Certificates will be made available to protect the holders of the more senior ranking classes of the certificates against interruptions in distributions due to certain mortgagor delinquencies. Amounts otherwise distributable to the holders of the Class M Certificates will be made available to protect the holders of the Pool 1 and Pool 2 senior certificates against interruptions in distributions due to certain mortgagor delinquencies. Such delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the junior certificates.

     To the extent that the Class M, Class B1 or Class B2 Certificates are being purchased at discounts from their initial Class Certificate Principal Balances, if the purchaser of such a certificate calculates its yield to maturity based on an assumed rate of payment of principal faster than that actually received on such certificate, its actual yield to maturity may be lower than that so calculated.

FINAL PAYMENT CONSIDERATIONS

     The rate of payment of principal on the junior certificates will depend on the rate of payment of principal of the Pool 1 and Pool 2 mortgage loans (including prepayments, defaults, delinquencies and liquidations) which, in turn, will depend on the characteristics of the Pool 1 and Pool 2 mortgage loans the level of prevailing interest rates and other economic, geographic, social and other factors, and no assurance can be given as to the actual payment experience. As of the Cut-off Date, the month and year of the latest scheduled maturity of a mortgage loan in each of Pool 1 and Pool 2 is expected to be July 2029. In addition, to the extent delinquencies and defaults are not covered by advances made by GECMSI or offset by the effect of the subordination of the junior certificates, delinquencies and defaults could affect the actual maturity of the certificates offered hereby.

WEIGHTED AVERAGE LIVES OF THE JUNIOR CERTIFICATES

     For a general discussion of how the weighted average life of a certificate is determined and the factors that could affect the weighted average life of a certificate, see "Yield and Weighted Average Life Considerations" in Annex 1 of this prospectus supplement.

                                      A3-9

Tables of Junior Certificate Principal Balances

     The following tables set forth the percentages of the initial Class Certificate Principal Balance of each class of junior certificates offered hereby that would be outstanding after each of the dates shown at the specified constant percentages of the Prepayment Assumption (as defined in Annex 1) and the corresponding weighted average life of each such class of junior certificates. For purposes of calculations under the columns at the indicated percentages of the Prepayment Assumption (other than 0% of the Prepayment Assumption) set forth in the table, it is assumed with respect to each of the Pool 1 and Pool 2 mortgage loans (the "Junior Certificate Modeling Assumptions") that:

          (1) the distributions in respect of the certificates are made and received in cash on the 25th day of each month commencing in August 1999;

          (2) such mortgage loans prepay at the specified constant percentages of the Prepayment Assumption;

          (3) the aggregate outstanding Scheduled Principal Balance of the Pool 1 mortgage loans as of the Cut-off Date is $932,211,550.79 and of the Pool 2 mortgage loans is $72,349,463.68;

          (4) no defaults or delinquencies in the payment by mortgagors of principal of and interest on such mortgage loans are experienced and GECMSI does not repurchase any such mortgage loans as permitted or required by the Agreement;

          (5) GECMSI does not exercise its option to repurchase all the mortgage loans in the trust as described under the caption "The Pooling and Servicing Agreement -- Termination" herein;

          (6) scheduled monthly payments on such mortgage loans are received on the first day of each month commencing in August 1999, and are computed prior to giving effect to prepayments received in the prior month;

          (7) prepayments representing payment in full of individual mortgage loans are received on the last day of each month (commencing July 1999) and include 30 days' interest thereon, and no Interest Shortfalls occur in respect of the mortgage loans;

          (8) the scheduled monthly payment for each such mortgage loan has been calculated based on its outstanding balance, interest rate and remaining term to maturity such that such mortgage loan will amortize in amounts sufficient to repay the remaining balance of such mortgage loan by its remaining term to maturity;

          (9) the initial Class Certificate Principal Balance and interest rate on each class of certificates offered hereby are as indicated in the summary of this prospectus supplement;

          (10) the date of the initial issuance of the certificates is July 29, 1999;

          (11) the amount distributable to certificateholders is not reduced by the incurrence of any expenses by the trust; and

                                      A3-10

          (12) the mortgage loans are divided into two groups (each, a "Mortgage Loan Group") and the mortgage loans in each Mortgage Loan Group have the respective characteristics described below:

                                                                                         STATED
                        AGGREGATE SCHEDULED                                             REMAINING
                         PRINCIPAL BALANCE                                               TERM TO
                             AS OF THE          MORTGAGE      NET MORTGAGE     AGE      MATURITY
MORTGAGE LOAN GROUP        CUT-OFF DATE       INTEREST RATE       RATE       (MONTHS)   (MONTHS)
-------------------     -------------------   -------------   ------------   --------   ---------
Discount..............    $175,948,554.99     6.7856203355%   6.5821203355%     2          356
Non-Discount..........     828,612,459.48     7.3614622933    7.1094821953      2          357

     It is not likely that the Pool 1 and Pool 2 mortgage loans will prepay at a constant level of the Prepayment Assumption. In addition, because certain of such mortgage loans will have remaining terms to maturity and will bear interest at rates that are different from those assumed, the actual Class Certificate Principal Balance of each class of junior certificates outstanding at any time and the actual weighted average life of each class of such certificates may differ from the corresponding information in the table for each indicated percentage of the Prepayment Assumption. Furthermore, even if all the Pool 1 and Pool 2 mortgage loans prepay at the indicated percentages of the Prepayment Assumption and the weighted average mortgage interest rate and weighted average remaining term to maturity of such mortgage loans were to equal the weighted average mortgage interest rate and weighted average remaining term to maturity of the assumed mortgage loans, due to the actual distribution of remaining terms to maturity and interest rates among the Pool 1 and Pool 2 mortgage loans, the actual principal balance of each class of junior certificates outstanding at any time and the actual weighted average life of each class of such certificates would differ (which difference could be material) from the corresponding information set forth in the following table. In addition, if the actual characteristics of the Pool 1 and Pool 2 mortgage loans included in the Pool 1 and Pool 2 mortgage loan pools differ from those assumed in calculating the percentages set forth in the tables, the actual class principal balance of each class of junior certificates outstanding at any time and the actual weighted average life of each class of such certificates would differ (which difference would be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

                                      A3-11

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                     OUTSTANDING OF THE JUNIOR CERTIFICATES

                                                                      CLASSES M, B1 AND B2
                                                              ------------------------------------
DISTRIBUTION DATE                                              0%     125%    225%    400%    500%
-----------------                                             -----   -----   -----   -----   ----
Initial Percentage..........................................    100     100     100     100    100
July 2000...................................................     99      99      99      99     99
July 2001...................................................     98      98      98      98     98
July 2002...................................................     97      97      97      97     97
July 2003...................................................     96      96      96      96     96
July 2004...................................................     94      94      94      94     94
July 2005...................................................     93      91      89      86     84
July 2006...................................................     91      86      83      75     71
July 2007...................................................     90      81      74      63     57
July 2008...................................................     88      75      65      50     42
July 2009...................................................     86      68      55      37     29
July 2010...................................................     84      61      46      27     20
July 2011...................................................     82      55      39      20     13
July 2012...................................................     79      49      33      15      9
July 2013...................................................     77      44      27      11      6
July 2014...................................................     74      39      23       8      4
July 2015...................................................     71      35      19       6      3
July 2016...................................................     68      31      16       4      2
July 2017...................................................     65      27      13       3      1
July 2018...................................................     61      24      11       2      1
July 2019...................................................     57      21       9       2      1
July 2020...................................................     53      18       7       1      *
July 2021...................................................     49      15       5       1      *
July 2022...................................................     44      12       4       1      *
July 2023...................................................     38      10       3       *      *
July 2024...................................................     33       8       2       *      *
July 2025...................................................     27       6       2       *      *
July 2026...................................................     20       4       1       *      *
July 2027...................................................     13       3       1       *      *
July 2028...................................................      6       1       *       *      *
July 2029...................................................      0       0       0       0      0
Weighted Average Life (in years)(1).........................   19.9    14.0    11.6     9.5    8.8

-------------------------
 * Indicates an amount above zero and less than 0.5% of original principal balance is outstanding.

(1) The weighted average life is determined as described on page A1-37.

                                      A3-12

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    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS. ANY INFORMATION OR REPRESENTATIONS GIVEN OR MADE OUTSIDE OF THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THE INFORMATION CONTAINED IN THE PROSPECTUS SUPPLEMENT AND PROSPECTUS IS CORRECT ONLY AS OF THE DATE RELATING TO SUCH INFORMATION, AND DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS, OR ANY SALE MADE THEREUNDER, SUBSEQUENT TO THE DATE OF THIS PROSPECTUS SUPPLEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION IS CORRECT AS OF THAT SUBSEQUENT DATE.
                            ------------------------

                                                 PAGE
                                                 ----
PROSPECTUS SUPPLEMENT
Summary of Terms...............................   S-3
Risk Factors...................................  S-11
Description of the Mortgage Pool and the
  Mortgaged Properties.........................  S-19
Description of the Certificates................  S-20
GE Capital Mortgage Services, Inc. ............  S-25
Delinquency and Foreclosure Experience of
  GECMSI.......................................  S-25
Use of Proceeds................................  S-27
The Pooling and Servicing Agreement............  S-27
Federal Income Tax Consequences................  S-33
ERISA Considerations...........................  S-34
Legal Investment Matters.......................  S-36
Plan of Distribution...........................  S-37
Certificate Ratings............................  S-38
Legal Matters..................................  S-39
Index of Certain Prospectus Supplement
  Definitions..................................  S-40
Annex 1........................................  A1-1
Annex 2........................................  A2-1
Annex 3........................................  A3-1
PROSPECTUS
Description of the Certificates................     1
The Trusts.....................................     9
Credit Enhancement.............................    19
Yield, Maturity and Weighted Average Life
  Considerations...............................    27
Servicing of the Mortgage Loans................    31
The Pooling and Servicing Agreement............    44
GE Capital Mortgage Services, Inc. ............    56
GE Capital Mortgage Funding Corporation........    57
Where You Can Find More Information About GE
  Capital Mortgage Services, Inc. and GE
  Capital Mortgage Funding Corporation.........    59
The Guarantor..................................    59
Certain Legal Aspects of the Mortgage Loans....    59
Legal Investment Matters.......................    69
ERISA Considerations...........................    70
Federal Income Tax Consequences................    72
Plan of Distribution...........................    89
Use of Proceeds................................    90
Legal Matters..................................    91
Financial Information..........................    91
Index of Certain Prospectus Definitions........    92

                            ------------------------

    UNTIL OCTOBER 26, 1999, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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                              GE CAPITAL MORTGAGE
                          SERVICES, INC. 1999-15 TRUST
                                     ISSUER

                              GE CAPITAL MORTGAGE
                                 SERVICES, INC.
                             DEPOSITOR AND SERVICER

                                  $990,640,144

                                 (APPROXIMATE)

            REMIC MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-15

                            ------------------------

                             PROSPECTUS SUPPLEMENT

                            ------------------------

                            BEAR, STEARNS & CO. INC.

                              MERRILL LYNCH & CO.

                                 JULY 28, 1999

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